Exhibit 2.1

AGREEMENT AND PLAN OF MERGER

among

GOLUB CAPITAL BDC, INC.,

FIFTH AVE SUBSIDIARY INC.,

GOLUB CAPITAL INVESTMENT CORPORATION

GC ADVISORS LLC

and

GOLUB CAPITAL LLC

(solely for purposes of Section 1.9)

Dated as of November 27, 2018

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(continued)

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(continued)

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(continued)

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AGREEMENT AND PLAN OF MERGER

AGREEMENT AND PLAN OF MERGER, dated as of November 27, 2018 (this “Agreement”), among Golub Capital Investment Corporation, a Maryland corporation (“GCIC”), Golub Capital BDC, Inc., a Delaware corporation (“GBDC”), Fifth Ave Subsidiary Inc., a Maryland corporation and wholly-owned direct Consolidated Subsidiary of GBDC (“Merger Sub”), GC Advisors LLC, a Delaware limited liability company (“GC Advisors”) and, solely for purposes of Section 1.9, Golub Capital LLC.

RECITALS

A.       Each of GCIC and GBDC has previously elected to be regulated as a business development company (“BDC”), as defined in Section 2(a)(48) of the Investment Company Act, and GC Advisors is the investment adviser of each of GCIC and GBDC;

B.       Upon the terms and subject to the conditions set forth in this Agreement, GCIC, GBDC and Merger Sub intend to merge Merger Sub with and into GCIC (the “Merger”), with GCIC as the surviving company in the Merger (sometimes referred to in such capacity as the “Surviving Company”).

C.       Immediately after the Merger and the Terminations, the Surviving Company shall merge with and into GBDC (the “Second Merger” and, together with the Merger, the “Mergers”), with GBDC as the surviving company in the Second Merger.

D.       The Board of Directors of GCIC (the “GCIC Board”), including all of the Independent Directors of GCIC, has unanimously (i) determined that (x) this Agreement and the terms of the Mergers and the related Transactions are advisable and in the best interests of GCIC and (y) the interests of GCIC’s existing stockholders will not be diluted as a result of the Transactions and (ii) approved this Agreement and the Transactions.

E.       The Board of Directors of GBDC (the “GBDC Board”), including all of the Independent Directors of GBDC, has unanimously (i) determined that (x) this Agreement and the terms of the Mergers and the related Transactions are advisable and in the best interests of GBDC and (y) the interests of GBDC’s existing stockholders will not be diluted as a result of the Transactions and (ii) approved this Agreement, the Transactions and the amendment and restatement of the investment advisory agreement by and between GBDC and GC Advisors in substantially the form attached hereto as Exhibit A (the “New Investment Advisory Agreement”).

F.       The Board of Directors of Merger Sub and GBDC, acting in GBDC’s capacity as the sole stockholder of Merger Sub, have each approved this Agreement and the Transactions.

G.       The parties intend the Mergers to be treated as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and the Treasury Regulations promulgated thereunder, and intend for this Agreement to constitute a “plan of reorganization” within the meaning of the Code.

H.       The parties desire to make certain representations, warranties, covenants and other agreements in connection with the Transactions and also to prescribe certain conditions to the Transactions.

NOW, THEREFORE, in consideration of the representations, warranties, covenants and other agreements contained in this Agreement, the parties agree as follows:

Article I

THE MERGER

1.1       The Merger. Subject to the terms and conditions of this Agreement, in accordance with the Maryland General Corporation Law (the “MGCL”), at the Effective Time, Merger Sub shall merge with and into GCIC, and the separate corporate existence of the Merger Sub shall cease. GCIC shall be the surviving company in the Merger and shall continue its existence as a corporation under the Laws of the State of Maryland.

1.2       Closing. On the terms and subject to the conditions set forth in this Agreement, the closing of the Merger (the “Closing”) shall take place at 10:00 a.m., Eastern Time, at the offices of Dechert LLP, Three Bryant Park, 1095 Avenue of the Americas, New York, NY 10036, on the date that is five (5) Business Days after the satisfaction or waiver of the latest to occur of the conditions set forth in Article VIII (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions), unless otherwise agreed in writing by the parties to this Agreement (the “Closing Date”).

1.3       Effective Time. The Merger shall become effective as set forth in the articles of merger (the “Articles of Merger”) that shall be filed with, and accepted for record by, the State Department of Assessments and Taxation of Maryland (the “SDAT”) on the Closing Date. The term “Effective Time” shall be the date and time when the Merger becomes effective as set forth in the Articles of Merger.

1.4       Effects of the Merger. At and after the Effective Time, the Merger shall have the effects set forth in the MGCL.

1.5       Conversion of Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of GCIC, GBDC or Merger Sub or the holder of any of the following securities:

(a)       Each share of common stock, par value $0.001 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into one validly issued, fully paid and nonassessable share of common stock, par value $0.001 per share, of the Surviving Company.

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(b)       All shares of common stock, par value $0.001 per share, of GCIC (the “GCIC Common Stock”) issued and outstanding immediately prior to the Effective Time that are owned by GBDC or any of its Consolidated Subsidiaries (including Merger Sub) shall be cancelled and shall cease to exist and no shares of common stock, par value $0.001 per share, of GBDC (the “GBDC Common Stock”) or any other consideration shall be delivered in exchange therefor (such shares, the “Cancelled Shares”).

(c)       Subject to Section 1.5(e), each share of GCIC Common Stock, except for the Cancelled Shares, shall be converted, in accordance with the procedures set forth in Article II, into the right to receive a number of shares of GBDC Common Stock equal to the Exchange Ratio (the “Merger Consideration”).

(d)       All of the shares of GCIC Common Stock converted into the right to receive the Merger Consideration pursuant to this Article I shall no longer be outstanding and shall automatically be cancelled and shall cease to exist as of the Effective Time, and each such share of GCIC Common Stock, all of which are in non-certificated book-entry form, shall thereafter represent only the right to receive the Merger Consideration, cash in lieu of fractional shares into which such shares of GCIC Common Stock represented in non-certificated book-entry form have been converted pursuant to Section 2.2 and any dividends or other distributions payable pursuant to Section 2.4(b).

(e)       The Exchange Ratio shall be appropriately adjusted (to the extent not already taken into account in determining the Closing GCIC Net Asset Value and/or the Closing GBDC Net Asset Value, as applicable) if, between the Determination Date and the Effective Time, the respective outstanding shares of GBDC Common Stock or GCIC Common Stock shall have been increased or decreased or changed into or exchanged for a different number or kind of shares or securities, in each case, as a result of any reclassification, recapitalization, stock split, reverse stock split, split-up, combination or exchange of shares, or if a stock dividend or dividend payable in any other securities shall be authorized and declared with a record date within such period. Nothing in this Section 1.5(e) shall be construed to permit any party hereto to take any action that is otherwise prohibited or restricted by any other provision of this Agreement.

1.6       Charter and Bylaws of the Surviving Company. The charter of Merger Sub and the bylaws of Merger Sub, in each case as in effect immediately prior to the Effective Time, shall be the charter and the bylaws of the Surviving Company as of the Effective Time, until thereafter amended in accordance with applicable Law and the respective terms of such charter and bylaws, as applicable.

1.7       Directors and Officers. Subject to applicable Law, the directors and officers of Merger Sub immediately prior to the Effective Time shall be the directors and officers of the Surviving Company and shall hold office until the next annual meeting of the Surviving Company and until their respective successors are duly elected and qualify, or their earlier death, resignation or removal. The directors and officers of GBDC immediately prior to the Effective Time shall be the directors and officers of GBDC immediately after consummation of the Second Merger and shall hold office until their respective successors are duly elected and qualify, or their earlier death, resignation or removal.

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1.8       Effect on GBDC Common Stock. Each share of GBDC Common Stock outstanding immediately prior to the Effective Time shall remain outstanding.

1.9       Termination of Certain Contractual Obligations. Immediately after the Effective Time and immediately prior to the Second Merger, the GCIC Advisory Agreement, the GCIC Administration Agreement and the GCIC Trademark License Agreement shall be automatically terminated and of no further force and effect (the ‘Terminations”).

1.10       Merger of Surviving Company. Immediately after the occurrence of the Effective Time and the Terminations and in accordance with the Delaware General Corporation Law (“DGCL”) and the MGCL, the Surviving Company shall merge with and into GBDC and the separate corporate existence of the Surviving Company shall cease and all outstanding shares of common stock of the Surviving Company shall be cancelled and no consideration shall be exchanged therefor. GBDC shall be the surviving company in the Second Merger and shall continue its existence as a corporation under the Laws of the State of Delaware.

Article II

MERGER CONSIDERATION

2.1       Delivery of Evidence of GBDC Common Stock. As soon as reasonably practicable after the Effective Time, GBDC shall deposit with its transfer agent evidence of book-entry shares representing GBDC Common Stock issuable as Merger Consideration pursuant to Section 1.5(c).

2.2       Fractional Shares. No fractional shares of GBDC Common Stock shall be issued upon the conversion of GCIC Common Stock pursuant to Section 1.5(c), and such fractional share interests shall not entitle the owner thereof to vote or to any rights of a holder of GBDC Common Stock. Each holder of shares of GCIC Common Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of GBDC Common Stock shall receive, in lieu thereof, cash (without interest) in an amount equal to the product of (i) such fractional part of a share of GBDC Common Stock multiplied by (ii) the volume-weighted average trading price of a share of GBDC Common Stock on the Nasdaq Global Select Market (the “Nasdaq”) for the five (5) consecutive Trading Days ending on the third (3rd) Trading Day preceding the Closing Date (as reported by Bloomberg L.P. or its successor or, if not reported thereon, another authoritative source selected by GBDC that is reasonably acceptable to GCIC). For purposes of this Section 2.2, all fractional shares to which a single record holder would be entitled shall be aggregated and calculations shall be rounded to three decimal places.

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2.3       Paying and Exchange Agent. Prior to the Effective Time, GBDC shall appoint GBDC’s transfer agent or other bank or trust company to act as exchange agent (the “Paying and Exchange Agent”) hereunder, pursuant to an agreement in a form reasonably acceptable to each of GBDC and GCIC. Following the Effective Time, GBDC shall deposit, or shall cause to be deposited, with the Paying and Exchange Agent cash sufficient to pay the aggregate cash for fractional shares in accordance with Section 2.2. Any cash deposited with the Paying and Exchange Agent shall hereinafter be referred to as the “Exchange Fund.”

2.4       Delivery of Merger Consideration.

(a)       Each holder of record of shares of GCIC Common Stock (other than the Cancelled Shares) in book-entry form that were converted into the right to receive the Merger Consideration pursuant to Section 1.5(c) and any cash in lieu of fractional shares of GBDC Common Stock to be issued or paid in consideration therefor and any dividends and other distributions pursuant to Section 2.4(b), shall, promptly after the Effective Time, be entitled to receive the Merger Consideration, any cash in lieu of fractional shares of GBDC Common Stock to be issued or paid in consideration therefor and any dividends or other distributions to which such holder is entitled pursuant to Section 2.4(b). The Exchange Fund shall not be used for any other purpose other than the purposes provided for in the immediately preceding sentence.

(b)       Subject to the effect of applicable abandoned property, escheat or similar Laws, following the Effective Time, the record holder of shares (other than Cancelled Shares) of GCIC Common Stock at the Effective Time shall be entitled to receive, without interest, (i) the amount of dividends or other distributions with a record date after the Effective Time theretofore payable with respect to the whole shares of GBDC Common Stock represented by such shares of GCIC Common Stock and not paid and/or (ii) at the appropriate payment date, the amount of dividends or other distributions payable with respect to the whole shares of GBDC Common Stock represented by such shares of GCIC Common Stock with a record date after the Effective Time (but before such surrender date) and with a payment date subsequent to the issuance of GBDC Common Stock issuable with respect to such shares of GCIC Common Stock.

2.5       No Further Ownership Rights. All Merger Consideration paid by GBDC in accordance with the terms of Article I and Article II shall be deemed to have been paid in full satisfaction of all rights pertaining to GCIC Common Stock in respect of which such Merger Consideration was paid. From and after the Effective Time, the stock transfer books of GCIC shall be closed, and there shall be no further transfers on the stock transfer books of GCIC of the shares of GCIC Common Stock that were issued and outstanding immediately prior to the Effective Time.

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2.6       Net Asset Value Calculation.

(a)       GCIC shall deliver to GBDC a calculation of the net asset value per share of GCIC Common Stock as of a date mutually agreed between GBDC and GCIC, such date to be no earlier than 48 hours (excluding Sundays and holidays) prior to the Closing Date (such agreed date, the “Determination Date”), calculated in good faith as of such date and based on the same assumptions and methodologies, and applying the same categories of adjustments to net asset value (except as may be mutually agreed by the parties), historically used by GCIC in preparing the calculation of the net asset value per share of GCIC Common Stock (with an accrual for any Tax Dividend declared by GCIC and not yet paid) (the “Closing GCIC Net Asset Value”); provided that GCIC shall update the calculation of the Closing GCIC Net Asset Value in the event that there is a material change to the Closing GCIC Net Asset Value prior to the Closing and as needed to ensure the Closing GCIC Net Asset Value is determined within 48 hours (excluding Sundays and holidays) prior to the Effective Time; provided further that the GCIC Board, including a majority of the Independent Directors of GCIC, shall be required to approve, and GC Advisors shall certify in writing to GBDC, the calculation of the Closing GCIC Net Asset Value.

(b)       GBDC shall deliver to GCIC a calculation of the net asset value per share of GBDC Common Stock as of the Determination Date, calculated in good faith as of such date and based on the same assumptions and methodologies, and applying the same categories of adjustments to net asset value (except as may be mutually agreed by the parties), historically used by GBDC in preparing the calculation of the net asset value per share of GBDC Common Stock (the “Closing GBDC Net Asset Value”); provided that GBDC shall update the calculation of the Closing GBDC Net Asset Value in the event there is a material change to the Closing GBDC Net Asset Value prior to the Closing and as needed to ensure the Closing GBDC Net Asset Value is determined within 48 hours (excluding Sundays and holidays) prior to the Effective Time; provided further that the GBDC Board, including a majority of the Independent Directors of GBDC, shall be required to approve, and GC Advisors shall certify in writing to GCIC, the calculation of the Closing GBDC Net Asset Value.

(c)       In connection with preparing the calculations provided pursuant to this Section 2.6, each of GCIC and GBDC will use the portfolio valuation methods approved by the GCIC Board or the GBDC Board, as applicable, for valuing the securities and other assets of GCIC or GBDC, as applicable, as of September 30, 2018.

(d)       GC Advisors agrees to give each of GBDC and GCIC and its respective Representatives, upon reasonable request, reasonable access to the individuals who have prepared each calculation provided pursuant to this Section 2.6 and to the information, books, records, work papers and back-up materials used or useful in preparing each such calculation, including without limitation any reports prepared by valuation agents, in order to assist such party with its review of such calculation so long as such individual remains employed by GC Advisors or its Affiliates.

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2.7       Termination of Exchange Fund. Any portion of the Exchange Fund that remains undistributed to stockholders of GCIC as of the first anniversary of the Effective Time may be paid to GBDC, upon GBDC’s written demand to the Paying and Exchange Agent. In such event, any former stockholders of GCIC who have not theretofore complied with any applicable requirements to receive cash in lieu of fractional shares of GBDC Common Stock shall thereafter look only to GBDC with respect to such cash in lieu of fractional shares, without any interest thereon. Notwithstanding the foregoing, none of GBDC, GCIC, the Surviving Company, Merger Sub, the Paying and Exchange Agent or any other Person shall be liable to any former holder of shares of GCIC Common Stock for any amount delivered in good faith to a public official pursuant to applicable abandoned property, escheat or similar Laws.

2.8       Withholding Rights. GBDC or the Paying and Exchange Agent, as applicable, shall be entitled to deduct and withhold from amounts payable pursuant to this Agreement to any holder of GCIC Common Stock such amounts as it determines in good faith are required to be deducted and withheld with respect to the making of such payment under the Code, or under any provision of state, local or foreign Tax Law. To the extent that amounts are so withheld and paid over to the appropriate Governmental Entity, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the recipient.

Article III

REPRESENTATIONS AND WARRANTIES OF GCIC

Except with respect to matters that have been Previously Disclosed, GCIC hereby represents and warrants to GBDC that:

3.1       Corporate Organization.

(a)       GCIC is a corporation duly incorporated and validly existing under the Laws of the State of Maryland and in good standing with the SDAT. GCIC has the requisite corporate power to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business as a foreign corporation in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, in each case, other than as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to GCIC. GCIC has duly elected to be regulated as a BDC, and such election has not been revoked or withdrawn and is in full force and effect.

(b)       True, complete and correct copies of the charter of GCIC (the “GCIC Charter”) and the Amended and Restated Bylaws of GCIC (the “GCIC Bylaws”), as in effect as of the date of this Agreement, have previously been publicly filed by GCIC.

(c)       Each Consolidated Subsidiary of GCIC (i) is duly incorporated or duly formed, as applicable to each such Consolidated Subsidiary, and validly existing and in good standing under the Laws of its jurisdiction of organization, (ii) has the requisite corporate (or similar) power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted and (iii) is duly licensed or qualified to do business as a foreign corporation or other business entity in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, other than in the case of clauses (ii) and (iii), as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to GCIC.

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3.2       Capitalization.

(a)       The authorized capital stock of GCIC consists of (i) 100,000,000 shares of GCIC Common Stock, of which 67,103,001.653 were outstanding as of the close of business on November 27, 2018 (the “GCIC Capitalization Date”) and (ii) 1,000,000 shares of preferred stock, par value $0.001 per share, none of which were outstanding as of the close of business on the GCIC Capitalization Date. All of the issued and outstanding shares of GCIC Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability with respect to GCIC attaching to the ownership thereof. As of the date of this Agreement, no Indebtedness having the right to vote on any matters on which stockholders of GCIC may vote (“Voting Debt”) is issued or outstanding. As of the GCIC Capitalization Date, except pursuant to GCIC’s distribution reinvestment plan and pursuant to the GCIC Subscription Agreements, GCIC does not have and is not bound by any outstanding subscriptions, options, warrants, calls, rights, commitments or agreements of any character (“Rights”) calling for the purchase or issuance of, or the payment of any amount based on, any shares of GCIC Common Stock, Voting Debt or any other equity securities of GCIC or any securities representing the right to purchase or otherwise receive any shares of GCIC Common Stock, Voting Debt or other equity securities of GCIC. There are no obligations of GCIC or any of its Consolidated Subsidiaries (i) to repurchase, redeem or otherwise acquire any shares of capital stock of GCIC, Voting Debt or any equity security of GCIC or its Consolidated Subsidiaries or any securities representing the right to purchase or otherwise receive any shares of capital stock, Voting Debt or any other equity security of GCIC or its Consolidated Subsidiaries or (ii) pursuant to which GCIC or any of its Consolidated Subsidiaries is or could be required to register shares of GCIC’s capital stock or other securities under the Securities Act. All of the GCIC Common Stock sold has been sold pursuant to private placements exempt from the registration requirements of the Securities Act and in accordance with the Investment Company Act and, if applicable, state “blue sky” Laws.

(b)       All of the issued and outstanding shares of capital stock or other equity ownership interests of each Consolidated Subsidiary of GCIC are owned by GCIC, directly or indirectly, free and clear of any Liens, and all of such shares or equity ownership interests are duly authorized and validly issued and are fully paid, nonassessable (in respect of corporate entities) and free of preemptive rights. No Consolidated Subsidiary of GCIC has or is bound by any outstanding Rights calling for the purchase or issuance of, or the payment of any amount based on, any shares of capital stock or any other equity security of such Consolidated Subsidiary or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of such Consolidated Subsidiary.

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(c)       With respect to GCIC SLF:

(i)       to GCIC’s knowledge, GCIC SLF is a limited liability company duly organized and validly existing under the Laws of the State of Delaware;

(ii)       all of the issued and outstanding equity ownership interests of GCIC SLF owned by GCIC are owned free and clear of any Liens;

(iii)       GCIC is in compliance with all applicable Laws with respect to its ownership interest in GCIC SLF, other than as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to GCIC; and

(iv)       there are no material Proceedings pending or, to GCIC’s knowledge, threatened against GCIC with respect to its ownership interest in GCIC SLF.

3.3       Authority; No Violation.

(a)       GCIC has all requisite corporate power to execute and deliver this Agreement and to consummate the Transactions. The execution and delivery of this Agreement and the consummation of the Transactions have been duly and validly approved by the GCIC Board, including, after separate meetings and discussion, all of the Independent Directors of GCIC. The GCIC Board, including, after separate meetings and discussion, all of the Independent Directors of GCIC, has unanimously determined that this Agreement and the terms of the Mergers and the related Transactions are advisable and in the best interests of GCIC, determined that the interests of GCIC’s existing stockholders will not be diluted as a result of the Transactions, has approved the GCIC Matters and has directed that the GCIC Matters be submitted to GCIC’s stockholders for approval at a duly held meeting of such stockholders (the “GCIC Stockholders Meeting”) and has adopted resolutions to the foregoing effect. Except for receipt of the affirmative vote of a majority of the votes entitled to be cast on the matter by the holders of outstanding shares of GCIC Common Stock to approve the GCIC Matters at a duly held meeting of GCIC stockholders (the “GCIC Requisite Vote”), the Merger and the other Transactions have been authorized by all necessary corporate action. This Agreement has been duly and validly executed and delivered by GCIC and (assuming due authorization, execution and delivery by GBDC and Merger Sub) constitutes the valid and binding obligation of GCIC, enforceable against GCIC in accordance with its terms (except as may be limited by bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization or similar Laws of general applicability relating to or affecting the rights of creditors generally and subject to general principles of equity (the “Bankruptcy and Equity Exception”)).

(b)       Neither the execution and delivery of this Agreement by GCIC, nor the consummation by GCIC of the Transactions, nor performance of this Agreement by GCIC, will (i) violate any provision of the GCIC Charter or the GCIC Bylaws, or (ii) assuming that the consents, approvals and filings referred to in Section 3.3(a) and Section 3.4 are duly obtained and/or made, (A) violate any Law or Order applicable to GCIC or any of its Consolidated Subsidiaries or (B) violate, conflict with, result in a breach of or the loss of any benefit under, constitute a default (or an event that, with or without the giving of notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, require the consent, approval or authorization of, or notice to or filing with any third-party with respect to, or result in the creation of any Lien upon any of the respective properties or assets of GCIC or any of its Consolidated Subsidiaries under, any of the terms, conditions or provisions of any Permit, Contract or other obligation to which GCIC or any of its Consolidated Subsidiaries is a party or by which any of them or any of their respective properties or assets is bound except, with respect to clause (ii)(B), any such violation, conflict, breach, loss, default, termination, cancellation, acceleration, consent, approval or creation that would not, individually or in the aggregate, reasonably be expected to be material to GCIC and its Consolidated Subsidiaries, taken as a whole. Section 3.3(b) of the GCIC Disclosure Schedule sets forth, to GCIC’s knowledge, any material consent fees payable to a third party in connection with the Merger.

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3.4       Governmental Consents. No consents or approvals of, or filings or registrations with, any Governmental Entity are necessary in connection with the consummation by GCIC of the Merger and the other Transactions, except for (i) the filing with the SEC of a joint proxy statement/prospectus in definitive form relating to the GCIC Stockholders Meeting and the GBDC Stockholders Meeting to be held in connection with this Agreement and the Transactions (the “Joint Proxy Statement/Prospectus”) and of a registration statement on Form N-14 or such other appropriate SEC form (the “Registration Statement”) in which the Joint Proxy Statement/Prospectus will be included as a prospectus, and declaration of effectiveness of the Registration Statement by the SEC, (ii) the filing of the Articles of Merger with and the acceptance for record of the Articles of Merger by the SDAT in respect of the Mergers, (iii) the filing of the Certificate of Merger with and the acceptance for the record of the Certificate of Merger by the Secretary of State of the State of Delaware the (“DE SOS”) in respect of the Second Merger, (iv) any notices or filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), (v) such filings and approvals, if any, as are required to be made or obtained under the securities or “blue sky” Laws of various states in connection with the issuance of the shares of GBDC Common Stock pursuant to this Agreement and approval of listing of such GBDC Common Stock on the Nasdaq, (vi) the reporting of this Agreement on a Current Report on Form 8-K and (vii) any such consents, approvals, filings or registrations that the failure to obtain or make would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on GCIC.

3.5       Reports.

(a)       GCIC has timely filed or furnished all forms, statements, certifications, reports and documents that it was required to file since October 1, 2015 (the “Applicable Date”) with the SEC (such filings since the Applicable Date, the “GCIC SEC Reports”), except as would not, individually or in the aggregate, reasonably be expected to be material to GCIC and its Consolidated Subsidiaries taken as a whole. No GCIC SEC Report, at the time filed or furnished with the SEC, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances in which they were made, not misleading. To GCIC’s knowledge, all GCIC SEC Reports, as of their respective dates, complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto. None of the Consolidated Subsidiaries of GCIC is required to make any filing with the SEC.

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(b)       Neither GCIC nor any of its Consolidated Subsidiaries is subject to any cease-and-desist or other order or enforcement action issued by, or is a party to any Contract, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, any Governmental Entity that currently restricts in any material respect the conduct of its business (or to GCIC’s knowledge that, upon consummation of the Merger, would restrict in any material respect the conduct of the business of GBDC or any of its Consolidated Subsidiaries), or that in any material manner relates to its capital adequacy, its ability to pay dividends, its credit, risk management or compliance policies, its internal controls, its management or its business, other than those of general application that apply to similarly situated BDCs or their Consolidated Subsidiaries, nor has GCIC or any of its Consolidated Subsidiaries been advised in writing or, to the knowledge of GCIC, verbally, by any Governmental Entity that it is considering issuing, initiating, ordering, or requesting any of the foregoing.

(c)       GCIC has made available to GBDC all material correspondence with the SEC since the Applicable Date and, as of the date of this Agreement, to the knowledge of GCIC (i) there are no unresolved comments from the SEC with respect to the GCIC SEC Reports or any SEC examination of GCIC and (ii) none of the GCIC SEC Reports is subject to any ongoing review by the SEC.

3.6       GCIC Financial Statements.

(a)       The financial statements, including the related consolidated schedules of investments, of GCIC and its Consolidated Subsidiaries included (or incorporated by reference) in the GCIC SEC Reports (including the related notes, where applicable) (i) fairly present in all material respects the consolidated results of operations, cash flows, changes in stockholders’ equity and consolidated financial position of GCIC and its Consolidated Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth (except that unaudited statements may not contain notes and are subject to recurring year-end audit adjustments normal in nature and amount), (ii) to GCIC’s knowledge, have complied as to form, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto and (iii) have been prepared in all material respects in accordance with U.S. generally accepted accounting principles (“GAAP”) consistently applied during the periods involved, except, in each case, as indicated in such statements or in the notes thereto. Ernst & Young LLP (“EY”) has not resigned, threatened resignation or been dismissed as GCIC’s independent public accountant as a result of or in connection with any disagreements with GCIC on a matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

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(b)       Except for (A) liabilities reflected or reserved against on the consolidated audited balance sheet of GCIC as of September 30, 2018 included in the audited financial statements set forth in GCIC’s annual report on Form 10-K for the year ended September 30, 2018 (the “GCIC Balance Sheet”), (B) liabilities incurred in the ordinary course of business since September 30, 2018, (C) liabilities incurred in connection with this Agreement and the Transactions, (D) liabilities otherwise disclosed in the GCIC SEC Reports and (E) liabilities that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to GCIC, neither GCIC nor any of its Consolidated Subsidiaries has any liabilities that would be required to be reflected or reserved against in the GCIC Balance Sheet in accordance with GAAP.

(c)       Neither GCIC nor any of its Consolidated Subsidiaries is a party to or has any commitment to become a party to any off-balance sheet joint venture, partnership or similar contract with any unconsolidated Affiliate or “off-balance sheet arrangement” (as defined in Item 303(a) of Regulation S-K promulgated under the Exchange Act) where the result or purpose of such contract or arrangement is to avoid disclosure of any material transaction involving, or material liabilities of, GCIC and its Consolidated Subsidiaries in the GCIC SEC Reports.

(d)       Since the Applicable Date, (i) neither GCIC nor any of its Consolidated Subsidiaries nor, to the knowledge of GCIC, any director, officer, auditor, accountant or representative of GCIC or any of its Consolidated Subsidiaries has received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of GCIC or any of its Consolidated Subsidiaries or their respective internal accounting controls, including any complaint, allegation, assertion or claim that GCIC or any of its Consolidated Subsidiaries has engaged in questionable or illegal accounting or auditing practices or maintains inadequate internal controls over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act), and (ii) no attorney representing GCIC or any of its Consolidated Subsidiaries, whether or not employed by GCIC or any of its Consolidated Subsidiaries, has reported evidence of a material violation of securities laws, breach of duty or similar violation by GCIC or any of its directors, officers or agents to the GCIC Board or any committee thereof or to any director or officer of GCIC.

(e)       Neither GCIC nor any of its Consolidated Subsidiaries is a party to any off-balance sheet arrangement with respect to GCIC (as defined in Item 303(a)(4) of Regulation S-K promulgated under the Exchange Act).

(f)       To GCIC’s knowledge, since the Applicable Date, EY, which has expressed its opinion with respect to the financial statements of GCIC and its Consolidated Subsidiaries included in the GCIC SEC Reports (including the related notes), has been (i) “independent” with respect to GCIC and its Consolidated Subsidiaries within the meaning of Regulation S-X, and (ii) in compliance with subsections (g) through (l) of Section 10A of the Exchange Act and the related rules of the SEC and the Public Company Accounting Oversight Board.

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(g)       The principal executive officer and principal financial officer of GCIC have made all certifications required by Sections 302 and 906 of the Sarbanes-Oxley Act of 2002 and any related rules and regulations promulgated by the SEC (collectively, the “Sarbanes-Oxley Act”), and the statements contained in any such certifications are complete and correct, and GCIC is otherwise in compliance with all applicable effective provisions of the Sarbanes-Oxley Act.

(h)       GCIC has in all material respects:

(i)       designed and maintained a system of disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) promulgated under the Exchange Act) to ensure that all information (both financial and non-financial) required to be disclosed by GCIC in the reports that it files or submits to the SEC under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC and that such information is accumulated and communicated to GCIC’s management as appropriate to allow timely decisions regarding required disclosure and to allow GCIC’s principal executive officer and principal financial officer to make the certifications required under the Exchange Act with respect to such reports;

(ii)       designed and maintained a system of internal controls over financial reporting sufficient to provide reasonable assurance concerning the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets, (C) access to assets is permitted only in accordance with management’s general or specific authorization, (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences and (E) GCIC’s management, with the participation of GCIC’s principal executive and financial officers, has completed an assessment of the effectiveness of GCIC’s internal controls over financial reporting for the fiscal year ended September 30, 2018 in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act, and such assessment concluded that GCIC maintained, in all material respects, effective internal control over financial reporting as of September 30, 2018, using the framework specified in GCIC’s Annual Report on Form 10-K for the fiscal year ended September 30, 2018;

(iii)       (A) disclosed, based on its most recent evaluation, to its auditors and the audit committee of the GCIC Board (1) any significant deficiencies or material weaknesses (as defined in the relevant Statement of Auditing Standards) in the design or operation of GCIC’s internal controls over financial reporting that are reasonably likely to adversely affect its ability to record, process, summarize and report financial data and (2) any fraud, whether or not material, that involves management or other individuals who have a significant role in its internal controls over financial reporting and (B) identified for GCIC’s auditors any material weaknesses in internal controls; and

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(iv)       provided to GBDC true, complete and correct copies of any of the foregoing disclosures to its auditors or the audit committee of the GCIC Board that have been made in writing from the Applicable Date through the date hereof, and will promptly provide to GBDC true, complete and correct copies of any such disclosures that are made after the date hereof.

(i)       The fair market value of GCIC’s investments as of September 30, 2018 (i) was determined in accordance with Accounting Standards Codification, “Fair Value Measurements and Disclosures (Topic 820)”, issued by the Financial Accounting Standards Board (“ASC Topic 820”) and (ii) reflects a reasonable estimate of the fair value of such investments as determined in good faith, after due inquiry, by the GCIC Board.

(j)       To GCIC’s knowledge, there is no fraud or suspected fraud affecting GCIC involving management of GCIC or employees of Golub Capital LLC who have significant roles in GCIC’s internal control over financial reporting, when such fraud could have a material effect on GCIC’s consolidated financial statements.

3.7       Broker’s Fees. Neither GCIC nor any of its Consolidated Subsidiaries nor any of their respective directors, officers or agents has utilized any broker, finder or financial advisor or incurred any liability for any broker’s fees, commissions or finder’s fees in connection with the Mergers or the other Transactions, other than to UBS Securities LLC pursuant to a letter agreement, a true, complete and correct copy of which has been previously delivered to GBDC.

3.8       Absence of Changes or Events. Since September 30, 2018, (i) except as set forth in Section 3.8 of the GCIC Disclosure Schedules, (ii) except as expressly permitted or required by or in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, the business of GCIC and its Consolidated Subsidiaries has been conducted in the ordinary course of business, (iii) there has not been any Effect that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to GCIC and (iv) there has not been any material action that, if it had been taken after the date hereof, would have required the consent of GBDC under Section 6.1 or 6.2.

3.9       Compliance with Applicable Law; Permits.

(a)       GCIC and each of its Consolidated Subsidiaries is in compliance, and has been operated in compliance, in all material respects, with all applicable Laws, including, if and to the extent applicable, the Investment Company Act, the Securities Act and the Exchange Act other than as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to GCIC. GCIC has not received any written or, to GCIC’s knowledge, oral notification from a Governmental Entity of any material non-compliance with any applicable Laws, which non-compliance would, individually or in the aggregate, reasonably be expected to be material to GCIC and its Consolidated Subsidiaries, taken as a whole. GCIC is, and was, fully qualified to sell shares of GCIC Common Stock in each jurisdiction in which such shares were registered and sold, other than as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to GCIC.

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(b)       GCIC is in compliance, and since it commenced operations, has complied with its investment policies and restrictions and portfolio valuation methods, if any, as such policies and restrictions have been set forth in its registration statement (as amended from time to time) or reports that it has filed with the SEC under the Exchange Act and applicable Laws, if any, other than any non-compliance that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to GCIC.

(c)       GCIC has written policies and procedures adopted pursuant to Rule 38a-1 under the Investment Company Act that are reasonably designed to prevent material violations of the “Federal Securities Laws,” as such term is defined in Rule 38a-1(e)(1) under the Investment Company Act. There have been no “Material Compliance Matters” for GCIC, as such term is defined in Rule 38a-1(e)(2) under the Investment Company Act, other than those that have been reported to the GCIC Board and satisfactorily remedied or are in the process of being remedied or those that would not, individually or in the aggregate, reasonably be expected to be material to GCIC and its Consolidated Subsidiaries, taken as a whole.

(d)       GCIC and each of its Consolidated Subsidiaries holds and is in compliance with all Permits required in order to permit GCIC and each of its Consolidated Subsidiaries to own or lease their properties and assets and to conduct their businesses under and pursuant to all applicable Law as presently conducted, other than any failure to hold or non-compliance with any such Permit that would not, individually or in the aggregate, reasonably be expected to be material to GCIC and its Consolidated Subsidiaries, taken as a whole. All such Permits are valid and in full force and effect, except as would not, individually or in the aggregate, reasonably be expected to be material to GCIC and its Consolidated Subsidiaries, taken as a whole. GCIC has not received any written or, to GCIC’s knowledge, oral notification from a Governmental Entity of any material non-compliance with any such Permits, and no Proceeding is pending or threatened in writing to suspend, cancel, modify, revoke or materially limit any such Permits, which Proceeding would, individually or in the aggregate, reasonably be expected to be material to GCIC and its Consolidated Subsidiaries, taken as a whole.

(e)       No “affiliated person” (as defined under the Investment Company Act) of GCIC has been subject to disqualification to serve in any capacity contemplated by the Investment Company Act for any investment company (including a BDC) under Sections 9(a) and 9(b) of the Investment Company Act, unless, in each case, such Person has received exemptive relief from the SEC with respect to any such disqualification. There is no material Proceeding pending and served or, to the knowledge of GCIC, threatened that would result in any such disqualification.

(f)       The minute books and other similar records of GCIC contain a true and complete record in all material respects of all action taken at all meetings and by all written consents in lieu of meetings of the stockholders of GCIC, the GCIC Board and any committees of the GCIC Board.

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3.10     GCIC Information. None of the information supplied or to be supplied by GCIC for inclusion or incorporation by reference in (i) the Registration Statement will, at the time the Registration Statement is filed with the SEC, at any time the Registration Statement is amended or supplemented or at the time the Registration Statement becomes effective under the Securities Act, or (ii) the Joint Proxy Statement/Prospectus will, at the date the Joint Proxy Statement/Prospectus or any amendment or supplement is first mailed to stockholders of GCIC or stockholders of GBDC or at the time of the GCIC Stockholders Meeting or the GBDC Stockholders Meeting, in each case, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading, except that no representation or warranty is made by GCIC with respect to information supplied by GBDC, Merger Sub or GC Advisors for inclusion or incorporation by reference in the Registration Statement or the Joint Proxy Statement/Prospectus.

3.11     Taxes and Tax Returns.

(a)       GCIC and each of its Consolidated Subsidiaries has duly and timely filed (taking into account all applicable extensions) all material Tax Returns required to be filed by it on or prior to the date of this Agreement (all such Tax Returns being accurate and complete in all material respects), has paid all material Taxes shown thereon as arising and has duly paid or made provision for the payment of all material Taxes that have been incurred or are due or claimed to be due from it by federal, state, foreign or local taxing authorities other than Taxes that are not yet delinquent or are being contested in good faith, have not been finally determined and have been adequately reserved against under GAAP. No material Tax Return of GCIC or any Consolidated Subsidiary has been examined by the Internal Revenue Service (the “IRS”) or other relevant taxing authority. There are no material disputes pending, or written claims asserted, for Taxes or assessments upon GCIC or any of its Consolidated Subsidiaries for which GCIC does not have reserves that are adequate under GAAP. Neither GCIC nor any of its Consolidated Subsidiaries is a party to or is bound by any Tax sharing, allocation or indemnification agreement or arrangement (other than such an agreement or arrangement exclusively between or among GCIC and its Consolidated Subsidiaries). Within the past five years (or otherwise as part of a “plan (or series of related transactions)” within the meaning of Section 355(e) of the Code of which the Merger is also a part), neither GCIC nor any of its Consolidated Subsidiaries has been a “distributing corporation” or a “controlled corporation” in a distribution of stock which qualified or was intended to qualify under Section 355(a) of the Code and to which Section 355 of the Code (or so much of Section 356 of the Code, as it relates to Section 355 of the Code) applied or was intended to apply. Neither GCIC nor any of its Consolidated Subsidiaries is required to include in income any adjustment pursuant to Section 481(a) of the Code, no such adjustment has been proposed by the IRS and no pending request for permission to change any accounting method has been submitted by GCIC or any of its Consolidated Subsidiaries. Neither GCIC nor any of its Consolidated Subsidiaries has participated in a “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4(b)(2). If GCIC or any of its Consolidated Subsidiaries has participated in a “reportable transaction” within the meaning of Treasury Regulation Section 1.6011-4(b), such entity has properly disclosed such transaction in accordance with the applicable Tax regulations.

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(b)       GCIC made a valid election under Part I of Subchapter M of Subtitle A, Chapter 1, of the Code to be taxed as a “regulated investment company” (a “RIC”). GCIC has qualified as a RIC at all times since the beginning of its taxable year ending September 30, 2015 and expects to continue to so qualify through the Effective Time. No challenge to GCIC’s status as a RIC is pending or has been threatened orally or in writing. For each taxable year of GCIC ending on or before the Effective Time, GCIC has satisfied the distribution requirements imposed on a regulated investment company under Section 852 of the Code (assuming for these purposes that any Tax Dividend declared by GCIC after the date of this Agreement has been timely paid).

(c)       Prior to the Effective Time, GCIC shall have declared and paid a Tax Dividend with respect to all taxable years ended prior to the Effective Time. Prior to the Determination Date, GCIC shall have declared a Tax Dividend with respect to the final taxable year ending with its complete liquidation.

(d)       GCIC and its Consolidated Subsidiaries have complied in all material respects with all applicable Laws relating to the payment and withholding of Taxes and have, within the time and in the manner prescribed by applicable Law, in all material respects, withheld from and paid over all amounts required to be so withheld and paid over under applicable Laws.

(e)       GCIC is not aware of any fact or circumstance that could reasonably be expected to prevent the Mergers from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code.

(f)       GCIC has no “earnings and profits” for U.S. federal income Tax purposes described in Section 852(a)(2)(B) of the Code.

(g)       Section 3.11(g) of the GCIC Disclosure Schedule lists each asset the disposition of which would be subject to rules similar to Section 1374 of the Code as prescribed in IRS Notice 88-19, 1988-1 C.B. 486, or Treasury Regulation Section 1.337(d)-7 and the amount of “net unrealized built-in gain” (within the meaning of Section 1374(d) of the Code) on each such asset. Other than such assets listed in Section 3.11(g) of the GCIC Disclosure Schedule, GCIC is not now and will not be subject to corporate-level income taxation on the sale, transfer or other disposition of its assets currently held as a result of the application of Section 337(d) of the Code or the Treasury Regulations promulgated thereunder.

(h)       No claim has been made in writing by a taxing authority in a jurisdiction where GCIC or any of its Consolidated Subsidiaries does not file Tax Returns that GCIC or any such Consolidated Subsidiary is or may be subject to taxation by that jurisdiction, and which, if upheld, would reasonably result in a material Tax liability.

(i)       Neither GCIC nor any of its Consolidated Subsidiaries has, or has ever had, a permanent establishment in any country other than the United States.

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(j)       Neither GCIC nor any of its Consolidated Subsidiaries has requested a private letter ruling from the IRS or comparable rulings from other taxing authorities.

(k)       Neither GCIC nor any of its Consolidated Subsidiaries has any liability for the Taxes of another Person other than GCIC and its Consolidated Subsidiaries under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign Law), as a transferee, successor or payable pursuant to a contractual obligation.

(l)       Neither GCIC nor any of its Consolidated Subsidiaries has ever been a member of a consolidated, combined or unitary Tax group (other than such a group the common parent of which is GCIC or any of its Consolidated Subsidiaries).

(m)       There are no material Liens for Taxes (other than Taxes not yet due and payable) upon any of the assets of GCIC or any of its Consolidated Subsidiaries.

3.12     Litigation. There are no material Proceedings pending or, to GCIC’s knowledge, threatened against GCIC or any of its Consolidated Subsidiaries. There is no Order binding upon GCIC or any of its Consolidated Subsidiaries other than such Orders as would not, individually or in the aggregate, reasonably be expected to be material to GCIC and its Consolidated Subsidiaries, taken as a whole.

3.13     Employee Matters. Neither GCIC nor any of its Consolidated Subsidiaries has (i) any employees or (ii) any “employee benefit plans” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, or any employment, bonus, incentive, vacation, stock option or other equity based, severance, termination, retention, change of control, profit sharing, fringe benefit, health, medical or other similar plan, program or agreement (collectively, “Employee Benefit Plans”).

3.14     Certain Contracts.

(a)       GCIC has Previously Disclosed a complete and accurate list of, and true and complete copies have been delivered or made available (including via EDGAR) to GBDC of, all Contracts (collectively, the “GCIC Material Contracts”) to which, as of the date hereof, GCIC or any of its Consolidated Subsidiaries is a party, or by which GCIC or any of its Consolidated Subsidiaries may be bound, or, to the knowledge of GCIC, to which it or any of its Consolidated Subsidiaries or their respective assets or properties may be subject, with respect to:

(i)       any Contract that is a “material contract” within the meaning of Item 601(b)(10) of the SEC’s Regulation S-K or that is material to GCIC or its financial condition or results of operations;

(ii)       any loans or credit agreements, mortgages, indentures and other agreements and instruments pursuant to which any Indebtedness of GCIC or any of its Consolidated Subsidiaries in an aggregate principal amount in excess of $500,000 is outstanding or may be incurred, or any guarantee by GCIC or any of its Consolidated Subsidiaries of any Indebtedness in an aggregate principal amount in excess of $500,000;

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(iii)       any Contract that creates future payment obligations in excess of $250,000 and that by its terms does not terminate, or is not terminable upon notice, without penalty within 90 days or less, or any Contract that creates or would create a Lien on any asset of GCIC or its Consolidated Subsidiaries (other than Liens consisting of restrictions on transfer agreed to in respect of investments entered into in the ordinary course of business or as would not, individually or in the aggregate, reasonably be expected to be material to GCIC and its Consolidated Subsidiaries, taken as a whole);

(iv)       except with respect to investments set forth in the GCIC SEC Reports, any partnership, limited liability company, joint venture or other similar Contract that is not entered into in the ordinary course of business and is material to GCIC and its Consolidated Subsidiaries, taken as a whole;

(v)       any non-competition or non-solicitation Contract or any other Contract that limits, purports to limit, or would reasonably be expected to limit in each case in any material respect the manner in which, or the localities in which, any material business of GCIC and its Consolidated Subsidiaries, taken as a whole, is or could be conducted or the types of business that GCIC and its Consolidated Subsidiaries conducts or may conduct;

(vi)       any Contract relating to the acquisition or disposition of any business or operations (whether by merger, sale of stock, sale of assets or otherwise) involving value in excess of $250,000 (individually or together with all related Contracts) as to which there are any ongoing obligations or that was entered into on or after the Applicable Date other than Contracts entered into in the ordinary course of business with respect to investments set forth in the GCIC SEC Reports;

(vii)       any Contract that obligates GCIC or any of its Consolidated Subsidiaries to conduct any business that is material to GCIC and its Consolidated Subsidiaries, taken as a whole, on an exclusive basis with any third party, or upon consummation of the Merger, will obligate GBDC, the Surviving Company or any of their Consolidated Subsidiaries to conduct business with any third-party on an exclusive basis; or

(viii)       any Contract with a Governmental Entity.

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(b)       Each GCIC Material Contract is (x) valid and binding on GCIC or its applicable Consolidated Subsidiary and, to GCIC’s knowledge, each other party thereto, (y) enforceable in accordance with its terms (subject to the Bankruptcy and Equity Exception), and (z) is in full force and effect other than in each case as would not, individually or in the aggregate, reasonably be expected to be material to GCIC and its Consolidated Subsidiaries, taken as a whole. The GCIC Advisory Agreement has been approved by the GCIC Board and stockholders of GCIC in accordance with Section 15 of the Investment Company Act. Neither GCIC nor any of its Consolidated Subsidiaries nor, to GCIC’s knowledge, any other party thereto, is in material breach of any provisions of or in default (or, with the giving of notice or lapse of time or both, would be in default) under, and has not taken any action resulting in the termination of, acceleration of performance required by, or resulting in a right of termination or acceleration under, any GCIC Material Contract other than as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to GCIC. No GCIC Material Contract has been amended, modified or supplemented other than as would not, individually or in the aggregate, reasonably be expected to be material to GCIC and its Consolidated Subsidiaries, taken as a whole. No event has occurred with respect to GCIC or any of its Consolidated Subsidiaries that, with or without the giving of notice, the lapse of time or both, would constitute a breach or default under any GCIC Material Contract other than as would not, individually or in the aggregate, reasonably be expected to be material to GCIC and its Consolidated Subsidiaries, taken as a whole.

3.15      Insurance Coverage. All material insurance policies maintained by GCIC or any of its Consolidated Subsidiaries and that name GCIC or any of its Consolidated Subsidiaries as an insured (each, a “GCIC Insurance Policy”), including the fidelity bond required by the Investment Company Act, are in full force and effect and all premiums due and payable with respect to each GCIC Insurance Policy have been paid. Neither GCIC nor any of its Consolidated Subsidiaries has received written notice of cancellation of any GCIC Insurance Policy.

3.16      Intellectual Property. GCIC and its Consolidated Subsidiaries own, possess or have a valid license or other adequate rights to use all patents, patent applications, patent rights, trademarks, trademark applications, trademark rights, trade names, trade name rights, service marks, service mark applications, service mark rights, copyrights, computer programs and other proprietary intellectual property rights (collectively, “Intellectual Property Rights”) that are material to the conduct of the business of GCIC and its Consolidated Subsidiaries taken as a whole (hereinafter, “GCIC Intellectual Property Rights”), except where the failure to own, possess or have adequate rights would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to GCIC. No claims are pending for which GCIC has received written notice or, to the knowledge of GCIC, threatened (i) that GCIC or any of its Consolidated Subsidiaries is infringing or otherwise violating the rights of any Person with regard to any Intellectual Property Right, or (ii) that any GCIC Intellectual Property Right is invalid or unenforceable. To the knowledge of GCIC, no Person is infringing, misappropriating or using without authorization the rights of GCIC or any of its Consolidated Subsidiaries with respect to any Intellectual Property Right, except as would not, individually or in the aggregate, reasonably be expected to be material to GCIC and its Consolidated Subsidiaries, taken as a whole.

3.17      Environmental Matters. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to GCIC:

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(a)       there are no Proceedings of any kind, pending or, to the knowledge of GCIC, threatened, against GCIC or any of its Consolidated Subsidiaries, arising under any Environmental Law;

(b)       there are no Orders by or with any Governmental Entity, imposing any liability or obligation on GCIC or any of its Consolidated Subsidiaries under or in respect of any Environmental Law

(c)       there are and have been no Hazardous Substances or other conditions related thereto at any property owned or premises leased by GCIC or any of its Consolidated Subsidiaries during the period of GCIC’s or its Consolidated Subsidiary’s ownership or lease; and

(d)       none of GCIC nor any of its Consolidated Subsidiaries have entered into any Contract to provide indemnification to any third party pursuant to Environmental Laws in relation to any property previously owned by GCIC or any of its Consolidated Subsidiaries.

3.18      Real Property. Neither GCIC nor any of its Consolidated Subsidiaries owns or leases any real property.

3.19      Investment Assets. Each of GCIC and its Consolidated Subsidiaries has good title to all securities, Indebtedness and other financial instruments owned by it, free and clear of any material Liens, except to the extent such securities, Indebtedness or other financial instruments, as applicable, are pledged to secure obligations of GCIC or its Consolidated Subsidiaries set forth in Section 3.19 of the GCIC Disclosure Schedule and except for Liens consisting of restrictions on transfer agreed to in respect of investments entered into in the ordinary course of business. As of the date of this Agreement, the value of investments owned by GCIC that are “qualifying investments” for purposes of Section 55(a) of the Investment Company Act is greater than 70% of the value of GCIC’s total assets (other than assets described in Section 55(a)(7) of the Investment Company Act).

3.20      State Takeover Laws. No restrictions on “business combinations” set forth in any “moratorium,” “control share,” “fair price,” “takeover” or “interested stockholder” Law (any such laws, “Takeover Statutes”) are applicable to this Agreement, the Mergers or the other Transactions.

3.21      Appraisal Rights. In accordance with Section 3-202(c) of the MGCL and pursuant to the GCIC Charter, no appraisal rights shall be available to holders of GCIC Common Stock in connection with the Transactions.

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3.22       Valuation. Except as may be mutually agreed by the parties, the value of each investment asset owned by GCIC that is used in connection with the computations made by GCIC pursuant to Section 2.6 will be determined in accordance with the valuation policies and procedures approved by the GCIC Board as of September 30, 2018 and set forth in GCIC’s compliance policies and procedures and no exceptions to such valuation policies and procedures have been or will be permitted in valuing such assets in connection with the computations pursuant to Section 2.6 for purposes of this Agreement, and the value of all assets owned by GCIC other than investment assets that are used in connection with the computations made by GCIC pursuant to Section 2.6 will be determined in accordance with GAAP. Except as may be mutually agreed by the parties, all valuations made by third-party valuation agents for such purposes will be made only by valuation agents that have been approved by the GCIC Board as of September 30, 2018. Except as may be mutually agreed by the parties, the fair value of any portfolio securities for which fair value determinations were made by the GCIC Board for purposes of such computations were or will be determined by the GCIC Board in good faith in accordance with the valuation methods set forth in GCIC’s valuation policies and procedures adopted by the GCIC Board as of September 30, 2018.

Article IV

REPRESENTATIONS AND WARRANTIES OF GBDC

Except with respect to matters that have been Previously Disclosed, GBDC hereby represents and warrants to GCIC that:

4.1       Corporate Organization.

(a)       GBDC is a corporation duly incorporated and validly existing under the Laws of the State of Delaware and in good standing with the DE SOS and Merger Sub is a corporation duly incorporated and validly existing under the Laws of the State of Delaware and in good standing with the SDAT. Each of GBDC and Merger Sub has the requisite corporate power to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business as a foreign corporation in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, in each case, other than as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to GBDC. GBDC has duly elected to be regulated as a BDC and such election has not been revoked or withdrawn and is in full force and effect.

(b)       True, complete and correct copies of the form of Certificate of Incorporation of GBDC (the “GBDC Charter”) and the form of Bylaws of GBDC (the “GBDC Bylaws”), as in effect as of the date of this Agreement, have previously been publicly filed by GBDC.

(c)       Each Consolidated Subsidiary of GBDC (i) is duly incorporated or duly formed, as applicable to each such Consolidated Subsidiary, and validly existing and in good standing under the Laws of its jurisdiction of organization, (ii) has the requisite corporate (or similar) power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted and (iii) is duly licensed or qualified to do business as a foreign corporation or other business entity in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, other than in the case of clauses (ii) and (iii), as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to GBDC.

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4.2       Capitalization.

(a)       The authorized capital stock of GBDC consists of (i) 100,000,000 shares of GBDC Common Stock, of which 60,165,454 were outstanding as of the close of business on November 27, 2018 (the “GBDC Capitalization Date”) and (ii) 1,000,000 shares of preferred stock, par value $0.001 per share, none of which were outstanding as of the close of business on the GBDC Capitalization Date. All of the issued and outstanding shares of GBDC Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability with respect to GBDC attaching to the ownership thereof. All of the shares of GBDC Common Stock constituting the Merger Consideration will be, when issued pursuant to the terms of the Merger, duly authorized and validly issued and fully paid, nonassessable and free of preemptive rights, with no personal liability with respect to GBDC attaching to the ownership thereof. As of the date of this Agreement, no Indebtedness having the right to vote on any matters on which stockholders of GBDC may vote (“GBDC Voting Debt”) is issued or outstanding. As of the GBDC Capitalization Date, except pursuant to GBDC’s distribution reinvestment plan, GBDC does not have and is not bound by any Rights calling for the purchase or issuance of, or the payment of any amount based on, any shares of GBDC Common Stock, GBDC Voting Debt or any other equity securities of GBDC or any securities representing the right to purchase or otherwise receive any shares of GBDC Common Stock, GBDC Voting Debt or other equity securities of GBDC. There are no obligations of GBDC or any of its Consolidated Subsidiaries (i) to repurchase, redeem or otherwise acquire any shares of capital stock of GBDC, GBDC Voting Debt or any equity security of GBDC or its Consolidated Subsidiaries or any securities representing the right to purchase or otherwise receive any shares of capital stock, GBDC Voting Debt or any other equity security of GBDC or its Consolidated Subsidiaries or (ii) pursuant to which GBDC or any of its Consolidated Subsidiaries is or could be required to register shares of GBDC capital stock or other securities under the Securities Act. All of GBDC Common Stock sold has been sold pursuant to an effective registration statement filed under the Securities Act or an appropriate exemption therefrom and in accordance with the Investment Company Act and, if applicable, state “blue sky” Laws.

(b)       All of the issued and outstanding shares of capital stock or other equity ownership interests of each Consolidated Subsidiary of GBDC are owned by GBDC, directly or indirectly, free and clear of any Liens, and all of such shares or equity ownership interests are duly authorized and validly issued and are fully paid, nonassessable (in respect of corporate entities) and free of preemptive rights. No Consolidated Subsidiary of GBDC has or is bound by any outstanding Rights calling for the purchase or issuance of, or the payment of any amount based on, any shares of capital stock or any other equity security of such Consolidated Subsidiary or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of such Consolidated Subsidiary.

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(c)       With respect to GBDC SLF:

(i)       to GBDC’s knowledge, GBDC SLF is a limited liability company duly organized and validly existing under the Laws of the State of Delaware;

(ii)       all of the issued and outstanding equity ownership interests of GBDC SLF owned by GBDC are owned free and clear of any Liens;

(iii)       GBDC is in compliance with all applicable Laws with respect to its ownership interest in GBDC SLF, other than as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to GBDC; and

(iv)       there are no material Proceedings pending or, to GBDC’s knowledge, threatened against GBDC with respect to its ownership interest in GBDC SLF.

4.3       Authority; No Violation.

(a)       Each of GBDC and Merger Sub has all requisite corporate power to execute and deliver this Agreement and to consummate the Transactions. The execution and delivery of this Agreement and the consummation of the Transactions have been duly and validly approved by the GBDC Board, including, after separate meetings and discussion, all of the Independent Directors of GBDC, and the board of directors of Merger Sub. The GBDC Board, including, after separate meetings and discussion, all of the Independent Directors of GBDC, has unanimously determined that this Agreement and the terms of the Mergers and the related Transactions are advisable and in the best interests of GBDC, determined that the interests of GBDC’s existing stockholders will not be diluted as a result of the Transactions, has approved the GBDC Matters and has directed that the GBDC Matters be submitted to GBDC’s stockholders for approval at a duly held meeting of such stockholders (the “GBDC Stockholders Meeting”) and has adopted resolutions to the foregoing effect. Except for receipt of (i) the affirmative vote of a majority of the votes cast by the holders of shares of GBDC Common Stock at a meeting of the GBDC stockholders to approve the issuance of the GBDC Common Stock comprising the Merger Consideration and (ii) the affirmative vote of the lesser of (A) 67% of the GBDC Common Stock present at a meeting of the stockholders of GBDC if the holders of more than 50% of the outstanding shares of GBDC Common Stock are present or represented by proxy or (B) more than 50% of the outstanding shares of GBDC Common Stock to approve the New Investment Advisory Agreement, the Merger and the other Transactions have been authorized by all necessary corporate action. This Agreement has been duly and validly executed and delivered by GBDC and Merger Sub and (assuming due authorization, execution and delivery by GCIC) constitutes the valid and binding obligation of each of GBDC and Merger Sub, enforceable against each of GBDC and Merger Sub in accordance with its terms (except as may be limited by the Bankruptcy and Equity Exception).

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(b)       Neither the execution and delivery of this Agreement by GBDC or Merger Sub, nor the consummation by GBDC or Merger Sub of the Transactions, nor performance of this Agreement by GBDC or Merger Sub, will (i) violate any provision of the GBDC Charter, GBDC Bylaws or the bylaws or charter of Merger Sub or (ii) assuming that the consents, approvals and filings referred to in Section 4.3(a) and Section 4.4 are duly obtained and/or made, (A) violate any Law or Order applicable to GBDC or any of its Consolidated Subsidiaries or (B) violate, conflict with, result in a breach of or the loss of any benefit under, constitute a default (or an event that, with or without the giving of notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, require the consent, approval or authorization of, or notice to or filing with any third-party with respect to, or result in the creation of any Lien upon any of the respective properties or assets of GBDC or any of its Consolidated Subsidiaries under, any of the terms, conditions or provisions of any Permit, Contract or other obligation to which GBDC or any of its Consolidated Subsidiaries is a party or by which any of them or any of their respective properties or assets is bound except, with respect to clause (ii)(B), any such violation, conflict, breach, loss, default, termination, cancellation, acceleration, consent, approval or creation that would not, individually or in the aggregate, reasonably be expected to be material to GBDC and its Consolidated Subsidiaries, taken as a whole. Section 4.3(b) of the GBDC Disclosure Schedule sets forth, to GBDC’s knowledge, any material consent fees payable to a third party in connection with the Merger.

4.4       Governmental Consents. No consents or approvals of, or filings or registrations with, any Governmental Entity are necessary in connection with the consummation by GBDC or Merger Sub of the Merger and the other Transactions, except for (i) the filing with the SEC of the Joint Proxy Statement/Prospectus and the Registration Statement in which the Joint Proxy Statement/Prospectus will be included as a prospectus, and declaration of effectiveness of the Registration Statement by the SEC, (ii) the filing of the Articles of Merger with and the acceptance for record of the Articles of Merger by the SDAT in respect of the Mergers, (iii) the filing of the Certificate of Merger with, and the acceptance for record of the Certificate of Merger by, the DE SOS in respect of the Second Merger (iv) any notices or filings under the HSR Act, (v) such filings and approvals, if any, as are required to be made or obtained under the securities or “blue sky” Laws of various states in connection with the issuance of the shares of GBDC Common Stock pursuant to this Agreement and approval of listing of such GBDC Common Stock on the Nasdaq, (vi) the reporting of this Agreement on a Current Report on Form 8-K and (vii) any such consents, approvals, filings or registrations that the failure to obtain or make would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on GBDC.

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4.5       Reports.

(a)       GBDC has timely filed or furnished all forms, statements, certifications, reports and documents that it was required to file since the Applicable Date with the SEC (such filings since the Applicable Date, the “GBDC SEC Reports”), except as would not, individually or in the aggregate, reasonably be expected to be material to GBDC and its Consolidated Subsidiaries taken as a whole. To GBDC’s knowledge, no GBDC SEC Report, at the time filed or furnished with the SEC, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances in which they were made, not misleading. To GBDC’s knowledge, all GBDC SEC Reports, as of their respective dates, complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto. None of the Consolidated Subsidiaries of GBDC is required to make any filing with the SEC.

(b)       Neither GBDC nor any of its Consolidated Subsidiaries is subject to any cease-and-desist or other order or enforcement action issued by, or is a party to any Contract, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, any Governmental Entity that currently restricts in any material respect the conduct of its business (or to GBDC’s knowledge that, upon consummation of the Merger, would restrict in any material respect the conduct of the business of GBDC or any of its Consolidated Subsidiaries), or that in any material manner relates to its capital adequacy, its ability to pay dividends, its credit, risk management or compliance policies, its internal controls, its management or its business, other than those of general application that apply to similarly situated BDCs or their Consolidated Subsidiaries, nor has GBDC or any of its Consolidated Subsidiaries been advised in writing or, to the knowledge of GBDC, verbally, by any Governmental Entity that it is considering issuing, initiating, ordering, or requesting any of the foregoing.

(c)       GBDC has made available to GCIC all material correspondence with the SEC since the Applicable Date and, as of the date of this Agreement, to the knowledge of GBDC, (i) there are no unresolved comments from the SEC with respect to the GBDC SEC Reports or any SEC examination of GBDC and (ii) none of the GBDC SEC Reports is subject to any ongoing review by the SEC.

4.6       GBDC Financial Statements.

(a)       The financial statements, including the related consolidated schedules of investments, of GBDC and its Consolidated Subsidiaries included (or incorporated by reference) in the GBDC SEC Reports (including the related notes, where applicable): (i) fairly present in all material respects the consolidated results of operations, cash flows, changes in stockholders’ equity and consolidated financial position of GBDC and its Consolidated Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth (except that unaudited statements may not contain notes and are subject to recurring year-end audit adjustments normal in nature and amount), (ii) to GBDC’s knowledge, have complied as to form, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto and (iii) have been prepared in all material respects in accordance with GAAP consistently applied during the periods involved, except, in each case, as indicated in such statements or in the notes thereto. EY has not resigned, threatened resignation or been dismissed as GBDC’s independent public accountant as a result of or in connection with any disagreements with GBDC on a matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

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(b)       Except for (A) liabilities reflected or reserved against on the consolidated audited balance sheet of GBDC as of September 30, 2018 included in the audited financial statements set forth in GBDC’s annual report on Form 10-K for the year ended September 30, 2018 (the “GBDC Balance Sheet”), (B) liabilities incurred in the ordinary course of business since September 30, 2018, (C) liabilities incurred in connection with this Agreement and the Transactions, (D) liabilities otherwise disclosed in the GBDC SEC Reports and (E) liabilities that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to GBDC, neither GBDC nor any of its Consolidated Subsidiaries has any liabilities that would be required to be reflected or reserved against in the GBDC Balance Sheet in accordance with GAAP.

(c)       Neither GBDC nor any of its Consolidated Subsidiaries is a party to or has any commitment to become a party to any off-balance sheet joint venture, partnership or similar contract with any unconsolidated Affiliate or “off-balance sheet arrangement” (as defined in Item 303(a) of Regulation S-K promulgated under the Exchange Act) where the result or purpose of such contract or arrangement is to avoid disclosure of any material transaction involving, or material liabilities of GBDC and its Consolidated Subsidiaries in the GBDC SEC Reports.

(d)       Since the Applicable Date, (i) neither GBDC nor any of its Consolidated Subsidiaries nor, to the knowledge of GBDC, any director, officer, auditor, accountant or representative of GBDC or any of its Consolidated Subsidiaries has received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of GBDC or any of its Consolidated Subsidiaries or their respective internal accounting controls, including any complaint, allegation, assertion or claim that GBDC or any of its Consolidated Subsidiaries has engaged in questionable or illegal accounting or auditing practices or maintains inadequate internal controls over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act), and (ii) no attorney representing GBDC or any of its Consolidated Subsidiaries, whether or not employed by GBDC or any of its Consolidated Subsidiaries, has reported evidence of a material violation of securities laws, breach of duty or similar violation by GBDC or any of its officers, directors or agents to the GBDC Board or any committee thereof or to any director or officer of GBDC.

(e)       Neither GBDC nor any of its Consolidated Subsidiaries is a party to any off-balance sheet arrangement with respect to GBDC (as defined in Item 303(a)(4) of Regulation S-K promulgated under the Exchange Act).

(f)       To GBDC’s knowledge, since the Applicable Date, EY, which has expressed its opinion with respect to the financial statements of GBDC and its Consolidated Subsidiaries included in the GBDC SEC Reports (including the related notes), has been (i) “independent” with respect to GBDC and its Consolidated Subsidiaries within the meaning of Regulation S-X, and (ii) in compliance with subsections (g) through (l) of Section 10A of the Exchange Act and the related rules of the SEC and the Public Company Accounting Oversight Board.

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(g)       The principal executive officer and principal financial officer of GBDC have made all certifications required by Sections 302 and 906 of the Sarbanes-Oxley Act, and the statements contained in any such certifications are complete and correct, and GBDC is otherwise in compliance with all applicable effective provisions of the Sarbanes-Oxley Act.

(h)       GBDC has in all material respects:

(i)       designed and maintained a system of disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) promulgated under the Exchange Act) to ensure that all information (both financial and non-financial) required to be disclosed by GBDC in the reports that it files or submits to the SEC under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC and that such information is accumulated and communicated to GBDC’s management as appropriate to allow timely decisions regarding required disclosure and to allow GBDC’s principal executive officer and principal financial officer to make the certifications required under the Exchange Act with respect to such reports;

(ii)       designed and maintained a system of internal controls over financial reporting sufficient to provide reasonable assurance concerning the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets, (C) access to assets is permitted only in accordance with management’s general or specific authorization, (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences and (E) GBDC’s management, with the participation of GBDC’s principal executive and financial officers, has completed an assessment of the effectiveness of GBDC’s internal controls over financial reporting for the fiscal year ended September 30, 2018in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act, and such assessment concluded that GBDC maintained, in all material respects, effective internal control over financial reporting as of September 30, 2018, using the framework specified in GBDC’s Annual Report on Form 10-K for the fiscal year ended September 30, 2018;

(iii)       (A) disclosed, based on its most recent evaluation, to its auditors and the audit committee of the GBDC Board (1) any significant deficiencies or material weaknesses (as defined in the relevant Statement of Auditing Standards) in the design or operation of GBDC’s internal controls over financial reporting that are reasonably likely to adversely affect its ability to record, process, summarize and report financial data and (2) any fraud, whether or not material, that involves management or other individuals who have a significant role in its internal controls over financial reporting and (B) identified for GBDC’s auditors any material weaknesses in internal controls; and

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(iv)       provided to GCIC true, complete and correct copies of any of the foregoing disclosures to its auditors or the audit committee of the GBDC Board that have been made in writing from the Applicable Date through the date hereof, and will promptly provide to GCIC true, complete and correct copies of any such disclosures that are made after the date hereof.

(i)        The fair market value of GBDC’s investments as of September 30, 2018 (i) will be determined in accordance with ASC Topic 820 and (ii) will reflect a reasonable estimate of the fair value of such investments as determined in good faith, after due inquiry, by the GBDC Board.

(j)        To GBDC’s knowledge, there is no fraud or suspected fraud affecting GBDC involving management of GBDC or employees of Golub Capital LLC who have significant roles in GBDC’s internal control over financial reporting, when such fraud could have a material effect on GBDC’s consolidated financial statements.

4.7       Broker’s Fees. Neither GBDC nor any of its Consolidated Subsidiaries nor any of their respective directors, officers or agents has utilized any broker, finder or financial advisor or incurred any liability for any broker’s fees, commissions or finder’s fees in connection with the Mergers or the other Transactions, other than to Keefe, Bruyette & Woods, Inc. pursuant to a letter agreement, a true, complete and correct copy of which has been previously delivered to GCIC.

4.8       Absence of Changes or Events. Since September 30, 2018, (i) except as expressly permitted or required by or in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, the business of GBDC and its Consolidated Subsidiaries has been conducted in the ordinary course of business, (ii) there has not been any Effect that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to GBDC and (iii) there has not been any material action that, if it had been taken after the date hereof, would have required the consent of GCIC under Section 6.1 or 6.3.

4.9       Compliance with Applicable Law; Permits.

(a)       GBDC and each of its Consolidated Subsidiaries is in compliance, and has been operated in compliance, in all material respects, with all applicable Laws, including, if and to the extent applicable, the Investment Company Act, the Securities Act and the Exchange Act other than as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to GBDC. GBDC has not received any written or, to GBDC’s knowledge, oral notification from a Governmental Entity of any material non-compliance with any applicable Laws, which non-compliance would, individually or in the aggregate, reasonably be expected to be material to GBDC and its Consolidated Subsidiaries, taken as a whole. GBDC has operated in compliance with all listing standards of the Nasdaq since GBDC Common Stock began trading on the Nasdaq on April 15, 2010 other than as would not, individually or in the aggregate, reasonably be expected to be material to GBDC and its Consolidated Subsidiaries, taken as a whole. GBDC is not subject to any “stop order” and is, and was, fully qualified to sell shares of GBDC Common Stock in each jurisdiction in which such shares were registered and sold, other than as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to GBDC.

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(b)       GBDC is in compliance, and since it commenced operations, has complied with its investment policies and restrictions and portfolio valuation methods, if any, as such policies and restrictions have been set forth in its registration statement (as amended from time to time) or reports that it has filed with the SEC under the Exchange Act and applicable Laws, if any, other than any non-compliance that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to GBDC.

(c)       GBDC has written policies and procedures adopted pursuant to Rule 38a-1 under the Investment Company Act that are reasonably designed to prevent material violations of the “Federal Securities Laws,” as such term is defined in Rule 38a-1(e)(1) under the Investment Company Act. There have been no “Material Compliance Matters” for GBDC, as such term is defined in Rule 38a-1(e)(2) under the Investment Company Act, other than those that have been reported to the GBDC Board and satisfactorily remedied or are in the process of being remedied or those that would not, individually or in the aggregate, reasonably be expected to be material to GBDC and its Consolidated Subsidiaries, taken as a whole.

(d)       GBDC and each of its Consolidated Subsidiaries holds and is in compliance with all Permits required in order to permit GBDC and each of its Consolidated Subsidiaries to own or lease their properties and assets and to conduct their businesses under and pursuant to all applicable Law as presently conducted, other than any failure to hold or non-compliance with any such Permit that would not, individually or in the aggregate, reasonably be expected to be material to GBDC and its Consolidated Subsidiaries, taken as a whole. All such Permits are valid and in full force and effect, except as would not, individually or in the aggregate, reasonably be expected to be material to GBDC and its Consolidated Subsidiaries, taken as a whole. GBDC has not received any written or, to GBDC’s knowledge, oral notification from a Governmental Entity of any material non-compliance with any such Permits, and no Proceeding is pending or threatened in writing to suspend, cancel, modify, revoke or materially limit any such Permits, which Proceeding would, individually or in the aggregate, reasonably be expected to be material to GBDC and its Consolidated Subsidiaries, taken as a whole.

(e)       No “affiliated person” (as defined under the Investment Company Act) of GBDC has been subject to disqualification to serve in any capacity contemplated by the Investment Company Act for any investment company (including a BDC) under Sections 9(a) and 9(b) of the Investment Company Act, unless, in each case, such Person has received exemptive relief from the SEC with respect to any such disqualification. There is no material Proceeding pending and served or, to the knowledge of GBDC, threatened that would result in any such disqualification.

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(f)       The minute books and other similar records of GBDC contain a true and complete record in all material respects of all action taken at all meetings and by all written consents in lieu of meetings of the stockholders of GBDC, the GBDC Board and any committees of the GBDC Board.

4.10     GBDC Information. None of the information supplied or to be supplied by GBDC for inclusion or incorporation by reference in (i) the Registration Statement will, at the time the Registration Statement is filed with the SEC, at any time the Registration Statement is amended or supplemented or at the time the Registration Statement becomes effective under the Securities Act, or (ii) the Joint Proxy Statement/Prospectus will, at the date the Joint Proxy Statement/Prospectus or any amendment or supplement is first mailed to stockholders of GCIC or stockholders of GBDC or at the time of the GCIC Stockholders Meeting or the GBDC Stockholders Meeting, in each case, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading, except that no representation or warranty is made by GBDC with respect to information supplied by GCIC or GC Advisors for inclusion or incorporation by reference in the Registration Statement or the Joint Proxy Statement/Prospectus.

4.11     Taxes and Tax Returns.

(a)       GBDC and each of its Consolidated Subsidiaries has duly and timely filed (taking into account all applicable extensions) all material Tax Returns required to be filed by it on or prior to the date of this Agreement (all such Tax Returns being accurate and complete in all material respects), has paid all material Taxes shown thereon as arising and has duly paid or made provision for the payment of all material Taxes that have been incurred or are due or claimed to be due from it by federal, state, foreign or local taxing authorities other than Taxes that are not yet delinquent or are being contested in good faith, have not been finally determined and have been adequately reserved against under GAAP. No material Tax Return of GBDC or any Consolidated Subsidiary has been examined by the IRS or other relevant taxing authority. There are no material disputes pending, or written claims asserted, for Taxes or assessments upon GBDC or any of its Consolidated Subsidiaries for which GBDC does not have reserves that are adequate under GAAP. Neither GBDC nor any of its Consolidated Subsidiaries is a party to or is bound by any Tax sharing, allocation or indemnification agreement or arrangement (other than such an agreement or arrangement exclusively between or among GBDC and its Consolidated Subsidiaries). Within the past five years (or otherwise as part of a “plan (or series of related transactions)” within the meaning of Section 355(e) of the Code of which the Merger is also a part), neither GBDC nor any of its Consolidated Subsidiaries has been a “distributing corporation” or a “controlled corporation” in a distribution of stock which qualified or was intended to qualify under Section 355(a) of the Code and to which Section 355 of the Code (or so much of Section 356 of the Code, as it relates to Section 355 of the Code) applied or was intended to apply. Neither GBDC nor any of its Consolidated Subsidiaries is required to include in income any adjustment pursuant to Section 481(a) of the Code, no such adjustment has been proposed by the IRS and no pending request for permission to change any accounting method has been submitted by GBDC or any of its Consolidated Subsidiaries. Neither GBDC nor any of its Consolidated Subsidiaries has participated in a “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4(b)(2). If GBDC or any of its Consolidated Subsidiaries has participated in a “reportable transaction” within the meaning of Treasury Regulation Section 1.6011-4(b), such entity has properly disclosed such transaction in accordance with the applicable Tax regulations.

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(b)       GBDC made a valid election under Part I of Subchapter M of Subtitle A, Chapter 1, of the Code to be taxed as a RIC. GBDC has qualified as a RIC at all times since the beginning of its taxable year ending September 30, 2010 and expects to continue to so qualify through the Effective Time. No challenge to GBDC’s status as a RIC is pending or has been threatened orally or in writing. For each taxable year of the GBDC ending before the Effective Time, GBDC has satisfied the distribution requirements imposed on a regulated investment company under Section 852 of the Code.

(c)       Merger Sub is a newly formed entity created for the purpose of undertaking the Merger. Prior to the Effective Time, Merger Sub will not have engaged in any other business activities and will have incurred no liabilities or obligations other than as contemplated by this Agreement.

(d)       GBDC and its Consolidated Subsidiaries have complied in all material respects with all applicable Laws relating to the payment and withholding of Taxes and have, within the time and in the manner prescribed by applicable Law, in all material respects, withheld from and paid over all amounts required to be so withheld and paid over under applicable Laws.

(e)       GBDC is not aware of any fact or circumstance that could reasonably be expected to prevent the Mergers from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code.

(f)       GBDC has no “earnings and profits” for U.S. federal income Tax purposes described in Section 852(a)(2)(B) of the Code.

(g)       Section 4.11(g) of the GBDC Disclosure Schedule lists each asset the disposition of which would be subject to rules similar to Section 1374 of the Code as prescribed in IRS Notice 88-19, 1988-1 C.B. 486, or Treasury Regulation Section 1.337(d)-7 and the amount of “net unrealized built-in gain” (within the meaning of Section 1374(d) of the Code) on each such asset. Other than such assets listed in Section 4.11(g) of the GBDC Disclosure Schedule, GBDC is not now and will not be subject to corporate-level income taxation on the sale, transfer or other disposition of its assets currently held as a result of the application of Section 337(d) of the Code or the Treasury Regulations promulgated thereunder.

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(h)       No claim has been made in writing by a taxing authority in a jurisdiction where GBDC or any of its Consolidated Subsidiaries does not file Tax Returns that GBDC or any such Consolidated Subsidiary is or may be subject to taxation by that jurisdiction, and which, if upheld, would reasonably result in a material Tax liability.

(i)       Neither the GBDC nor any of its Consolidated Subsidiaries has, or has ever had, a permanent establishment in any country other than the United States.

(j)       Neither GBDC nor any of its Consolidated Subsidiaries has requested a private letter ruling from the IRS or comparable rulings from other taxing authorities.

(k)       Neither GBDC nor any of its Consolidated Subsidiaries has any liability for the Taxes of another Person other than GBDC and its Consolidated Subsidiaries under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign Law), as a transferee, successor or payable pursuant to a contractual obligation.

(l)       Neither GBDC nor any of its Consolidated Subsidiaries has ever been a member of a consolidated, combined or unitary Tax group (other than such a group the common parent of which is GBDC or any of its Consolidated Subsidiaries).

(m)       There are no material Liens for Taxes (other than Taxes not yet due and payable) upon any of the assets of GBDC or any of its Consolidated Subsidiaries.

4.12     Litigation. There are no material Proceedings pending or, to GBDC’s knowledge, threatened against GBDC or any of its Consolidated Subsidiaries. There is no Order binding upon GBDC or any of its Consolidated Subsidiaries other than such Orders as would not, individually or in the aggregate, reasonably be expected to be material to GBDC and its Consolidated Subsidiaries, taken as a whole.

4.13     Employee Matters. Neither GBDC nor any of its Consolidated Subsidiaries has (i) any employees or (ii) any Employee Benefit Plans.

4.14     Certain Contracts.

(a)       GBDC has Previously Disclosed a complete and accurate list of, and true and complete copies have been delivered or made available (including via EDGAR) to GCIC of, all Contracts (collectively, the “GBDC Material Contracts”) to which, as of the date hereof, GBDC or any of its Consolidated Subsidiaries is a party, or by which GBDC or any of its Consolidated Subsidiaries may be bound, or, to the knowledge of GBDC, to which it or any of its Consolidated Subsidiaries or their respective assets or properties may be subject, with respect to:

(i)       any Contract that is a “material contract” within the meaning of Item 601(b)(10) of the SEC’s Regulation S-K or that is material to GBDC or its financial condition or results of operations;

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(ii)       any loans or credit agreements, mortgages, indentures and other agreements and instruments pursuant to which any Indebtedness of GBDC or any of its Consolidated Subsidiaries in an aggregate principal amount in excess of $500,000 is outstanding or may be incurred, or any guarantee by GBDC or any of its Consolidated Subsidiaries of any Indebtedness in an aggregate principal amount in excess of $500,000;

(iii)       any Contract that creates future payment obligations in excess of $250,000 and that by its terms does not terminate, or is not terminable upon notice, without penalty within 90 days or less, or any Contract that creates or would create a Lien on any asset of GBDC or its Consolidated Subsidiaries (other than Liens consisting of restrictions on transfer agreed to in respect of investments entered into in the ordinary course of business or as would not, individually or in the aggregate, reasonably be expected to be material to GBDC and its Consolidated Subsidiaries, taken as a whole);

(iv)       except with respect to investments set forth in the GBDC SEC Reports, any partnership, limited liability company, joint venture or other similar Contract that is not entered into in the ordinary course of business and is material to GBDC and its Consolidated Subsidiaries, taken as a whole;

(v)       any non-competition or non-solicitation Contract or any other Contract that limits, purports to limit, or would reasonably be expected to limit in each case in any material respect the manner in which, or the localities in which, any material business of GBDC and its Consolidated Subsidiaries, taken as a whole, is or could be conducted or the types of business that GBDC and its Consolidated Subsidiaries conducts or may conduct;

(vi)       any Contract relating to the acquisition or disposition of any business or operations (whether by merger, sale of stock, sale of assets or otherwise) involving value in excess of $250,000 (individually or together with all related Contracts) as to which there are any ongoing obligations or that was entered into on or after the Applicable Date other than Contracts entered into in the ordinary course of business with respect to investments set forth in the GBDC SEC Reports;

(vii)       any Contract that obligates GBDC or any of its Consolidated Subsidiaries to conduct any business that is material to GBDC and its Consolidated Subsidiaries, taken as a whole, on an exclusive basis with any third party; or

(viii)       any Contract with a Governmental Entity.

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(b)       Each GBDC Material Contract is (x) valid and binding on GBDC or its applicable Consolidated Subsidiary and, to GBDC’s knowledge, each other party thereto, (y) enforceable in accordance with its terms (subject to the Bankruptcy and Equity Exception), and (z) is in full force and effect other than in each case as would not, individually or in the aggregate, reasonably be expected to be material to GBDC and its Consolidated Subsidiaries, taken as a whole. The investment advisory agreement between GBDC and GC Advisors in effect as of the date of this Agreement has been approved by the GBDC Board and stockholders of GBDC in accordance with Section 15 of the Investment Company Act. Neither GBDC nor any of its Consolidated Subsidiaries nor, to GBDC’s knowledge, any other party thereto, is in material breach of any provisions of or in default (or, with the giving of notice or lapse of time or both, would be in default) under, and has not taken any action resulting in the termination of, acceleration of performance required by, or resulting in a right of termination or acceleration under, any GBDC Material Contract other than as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to GBDC. No GBDC Material Contract has been amended, modified or supplemented other than as would not, individually or in the aggregate, reasonably be expected to be material to GBDC and its Consolidated Subsidiaries, taken as a whole. No event has occurred with respect to GBDC or any of its Consolidated Subsidiaries that, with or without the giving of notice, the lapse of time or both, would constitute a breach or default under any GBDC Material Contract other than as would not, individually or in the aggregate, reasonably be expected to be material to GBDC and its Consolidated Subsidiaries, taken as a whole.

4.15      Insurance Coverage. All material insurance policies maintained by GBDC or any of its Consolidated Subsidiaries and that name GBDC or any of its Consolidated Subsidiaries as an insured (each, a “GBDC Insurance Policy”), including the fidelity bond required by the Investment Company Act, are in full force and effect and all premiums due and payable with respect to each GBDC Insurance Policy have been paid. Neither GBDC nor any of its Consolidated Subsidiaries has received written notice of cancellation of any GBDC Insurance Policy.

4.16      Intellectual Property. GBDC and its Consolidated Subsidiaries own, possess or have a valid license or other adequate rights to use all Intellectual Property Rights that are material to the conduct of the business of GBDC and its Consolidated Subsidiaries taken as a whole (hereinafter, “GBDC Intellectual Property Rights”), except where the failure to own, possess or have adequate rights would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to GCIC. No claims are pending for which GBDC has received written notice or, to the knowledge of GBDC, threatened (i) that GBDC or any of its Consolidated Subsidiaries is infringing or otherwise violating the rights of any Person with regard to any Intellectual Property Right, or (ii) that any GBDC Intellectual Property Right is invalid or unenforceable. To the knowledge of GBDC, no Person is infringing, misappropriating or using without authorization the rights of GBDC or any of its Consolidated Subsidiaries with respect to any Intellectual Property Right, except as would not, individually or in the aggregate, reasonably be expected to be material to GBDC and its Consolidated Subsidiaries, taken as a whole.

4.17      Environmental Matters. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to GBDC:

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(a)       there are no Proceedings of any kind, pending or, to the knowledge of GBDC, threatened, against GBDC or any of its Consolidated Subsidiaries, arising under any Environmental Law;

(b)       there are no Orders by or with any Governmental Entity, imposing any liability or obligation on GBDC or any of its Consolidated Subsidiaries under or in respect of any Environmental Law;

(c)       there are and have been no Hazardous Substances or other conditions related thereto at any property owned or premises leased by GBDC or any of its Consolidated Subsidiaries during the period of GBDC’s or its Consolidated Subsidiary’s ownership or lease; and

(d)       none of GBDC nor any of its Consolidated Subsidiaries have entered into any Contract to provide indemnification to any third party pursuant to Environmental Laws in relation to any property previously owned by GBDC or any of its Consolidated Subsidiaries.

4.18      Real Property. Neither GBDC nor any of its Consolidated Subsidiaries owns or leases any real property.

4.19      Investment Assets. Each of GBDC and its Consolidated Subsidiaries has good title to all securities, Indebtedness and other financial instruments owned by it, free and clear of any material Liens, except to the extent such securities, Indebtedness or other financial instruments, as applicable, are pledged to secure obligations of GBDC or its Consolidated Subsidiaries set forth in Section 4.19 of the GBDC Disclosure Schedule and except for Liens consisting of restrictions on transfer agreed to in respect of investments entered into in the ordinary course of business. As of the date of this Agreement, the value of investments owned by GBDC that are “qualifying investments” for purposes of Section 55(a) of the Investment Company Act is greater than 70% of the value of GBDC’s total assets (other than assets described in Section 55(a)(7) of the Investment Company Act).

4.20      State Takeover Laws. No restrictions on “business combinations” set forth in any Takeover Statutes are applicable to this Agreement, the Mergers or the other Transactions.

4.21      Valuation. Except as may be mutually agreed by the parties, the value of each investment asset owned by GBDC that is used in connection with the computations made by GBDC pursuant to Section 2.6 will be determined in accordance with the valuation policies and procedures approved by the GBDC Board as of September 30, 2018 and set forth in GBDC’s compliance policies and procedures and no exceptions to such valuation policies and procedures have been or will be permitted in valuing such assets in connection with the computations pursuant to Section 2.6 for purposes of this Agreement, and the value of all assets owned by GBDC other than investment assets that are used in connection with the computations made by GBDC pursuant to Section 2.6 will be determined in accordance with GAAP. Except as may be mutually agreed by the parties, all valuations made by third-party valuation agents for such purposes will be made only by valuation agents that have been approved by the GBDC Board as of September 30, 2018. Except as may be mutually agreed by the parties, the fair value of any portfolio securities for which fair value determinations were made by the GBDC Board for purposes of such computations were or will be determined by the GBDC Board in good faith in accordance with the valuation methods set forth in GBDC’s valuation policies and procedures adopted by the GBDC Board as of September 30, 2018.

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Article V
REPRESENTATIONS AND WARRANTIES OF GC ADVISORS

Except with respect to matters set forth in the GC Advisors Disclosure Schedule, GC Advisors hereby represents and warrants to GCIC and GBDC that:

5.1       Organization. GC Advisors is a limited liability company organized and validly existing under the Laws of the State of Delaware and in good standing with the DE SOS. GC Advisors has the requisite limited liability company power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business as a foreign corporation in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, in each case, other than as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to GC Advisors.

5.2       Authority; No Violation.

(a)       GC Advisors has all requisite limited liability company power and authority to execute and deliver this Agreement. The execution and delivery of this Agreement has been duly and validly approved by the managers of GC Advisors. This Agreement has been duly and validly executed and delivered by GC Advisors and (assuming due authorization, execution and delivery by GCIC, GBDC and Merger Sub) constitutes the valid and binding obligation of GC Advisors, enforceable against GC Advisors in accordance with its terms (except as may be limited by the Bankruptcy and Equity Exception).

(b)       Neither the execution and delivery of this Agreement by GC Advisors, nor the consummation of the Transactions, nor performance of this Agreement by GC Advisors, will (i) violate any provision of the certificate of formation of GC Advisors or the limited liability company agreement of GC Advisors or (ii) (A) violate any Law or Order applicable to GC Advisors or (B) violate, conflict with, result in a breach of or the loss of any benefit under, constitute a default (or an event that, with or without the giving of notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, require the consent, approval or authorization of, or notice to or filing with any third-party with respect to, or result in the creation of any Lien upon any of the respective properties or assets of GC Advisors under, any of the terms, conditions or provisions of any Permit, Contract or other obligation to which GC Advisors is a party or by which its properties or assets is bound except, with respect to clause (ii)(B), any such violation, conflict, breach, loss, default, termination, cancellation, acceleration, consent, approval or creation that would not, individually or in the aggregate, reasonably be expected to be material to GC Advisors.

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(c)       No consents or approvals of, or filings or registrations with, any Governmental Entity are necessary in connection with the execution, delivery or performance of this Agreement by GC Advisors, except for any such consents, approvals, filings or registrations that the failure to obtain or make would not, individually or in the aggregate, reasonably be expected to be have a Material Adverse Effect with respect to GC Advisors.

5.3       Compliance with Applicable Law; Permits.

(a)       GC Advisors is, and at all times required by the Investment Advisers Act when GC Advisors has been the investment adviser to GBDC or GCIC has been, duly registered as an investment adviser under the Investment Advisers Act. GC Advisors is, and at all times required by applicable Law (other than the Investment Advisers Act) when GC Advisors has been the investment adviser to GBDC or GCIC has been, duly registered, licensed or qualified as an investment adviser in each state or any other jurisdiction where the conduct of its business requires such registration, licensing or qualification, except where the failure to be so registered, licensed or qualified would not, have a Material Adverse Effect.

(b)       GC Advisors is in compliance, and has been operated in compliance, in all material respects, with all applicable Laws, including, if and to the extent applicable, the Investment Advisers Act, Investment Company Act, the Securities Act and the Exchange Act other than as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to GC Advisors. GC Advisors has not received any written or, to GC Advisors’ knowledge, oral notification from a Governmental Entity of any material non-compliance with any applicable Laws, which non-compliance would, individually or in the aggregate, reasonably be expected to be material to GC Advisors.

(c)       GC Advisors holds and is in compliance with all Permits required in order to permit GC Advisors to own or lease its properties and assets and to conduct its business under and pursuant to all applicable Law as presently conducted, other than any failure to hold or non-compliance with any such Permit that would not, individually or in the aggregate, reasonably be expected to be material to GC Advisors. All such Permits are valid and in full force and effect, except as would not, individually or in the aggregate, reasonably be expected to be material to GC Advisors. GC Advisors has not received any written or, to GC Advisors’ knowledge, oral notification from a Governmental Entity of any material non-compliance with any such Permits, and no Proceeding is pending or threatened in writing to suspend, cancel, modify, revoke or materially limit any such Permits, which Proceeding would, individually or in the aggregate, reasonably be expected to be material to GC Advisors.

(d)       GC Advisors has implemented written policies and procedures as required by Rule 206(4)-7 under the Investment Advisers Act (complete and correct copies of which have been made available to GCIC and GBDC) and, during the period prior to the date of this Agreement that GC Advisors has been the investment adviser to GBDC or GCIC, GC Advisors has been in compliance with such policies and procedures, except where the failures to adopt such policies and procedures or to be in compliance would not, individually or in the aggregate, be material to GBDC and its Consolidated Subsidiaries, taken as a whole, or GCIC and its Consolidated Subsidiaries, taken as a whole.

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(e)       During the period prior to the date of this Agreement that it has been the investment adviser to GBDC or GCIC, there has been no material adverse change in the operations, affairs or regulatory status of GC Advisors.

5.4       Litigation. There are no material Proceedings pending or, to GC Advisors’ knowledge, threatened against GC Advisors. There is no Order binding upon GC Advisors other than such Orders as would not, individually or in the aggregate, reasonably be expected to be material to GC Advisors.

5.5       Valuation. Except as may be mutually agreed by the parties, the value of each investment asset owned by GCIC that is used in connection with the computations made by GC Advisors on behalf of GCIC pursuant to Section 2.6 will be determined in accordance with the valuation policies and procedures approved by the GCIC Board as of September 30, 2018 and set forth in GCIC’s compliance policies and procedures and no exceptions to such valuation policies and procedures have been or will be permitted in valuing such assets in connection with the computations pursuant to Section 2.6 for purposes of this Agreement, and the value of all assets owned by GCIC other than investment assets that are used in connection with the computations made by GC Advisors on behalf of GCIC pursuant to Section 2.6 will be determined in accordance with GAAP. Except as may be mutually agreed by the parties, all valuations made by third-party valuation agents for such purposes will be made only by valuation agents that have been approved by the GCIC Board as of September 30, 2018. Except as may be mutually agreed by the parties, the value of each investment asset owned by GBDC that is used in connection with the computations made by GC Advisors on behalf of GBDC pursuant to Section 2.6 will be determined in accordance with the valuation policies and procedures approved by the GBDC Board as of September 30, 2018 and set forth in GBDC’s compliance policies and procedures and no exceptions to such valuation policies and procedures have been or will be permitted in valuing such assets in connection with the computations pursuant to Section 2.6 for purposes of this Agreement, and the value of all assets owned by GBDC other than investment assets that are used in connection with the computations made by GC Advisors on behalf of GBDC pursuant to Section 2.6 will be determined in accordance with GAAP. Except as may be mutually agreed by the parties, all valuations made by third-party valuation agents for such purposes will be made only by valuation agents that have been approved by the GBDC Board as of September 30, 2018. The Closing GCIC Net Asset Value presented by GC Advisors to the GCIC Board will reflect GC Advisors’ assessment of the fair value of any portfolio securities of GCIC for which market quotations are not readily available. The Closing GBDC Net Asset Value presented by GC Advisors to the GBDC Board will reflect GC Advisors’ assessment of the fair value of any portfolio securities of GBDC for which market quotations are not readily available. No systematic differences exist with respect to the underlying methodologies and conventions used by GCIC, GBDC and the third-party valuation agents to value the assets of GCIC and GBDC, respectively.

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5.6       GC Advisors Information. None of the information supplied or to be supplied by GC Advisors for inclusion or incorporation by reference in (i) the Registration Statement will, at the time the Registration Statement is filed with the SEC, at any time the Registration Statement is amended or supplemented or at the time the Registration Statement becomes effective under the Securities Act, or (ii) the Joint Proxy Statement/Prospectus will, at the date the Joint Proxy Statement/Prospectus or any amendment or supplement is first mailed to stockholders of GCIC or stockholders of GBDC or at the time of the GCIC Stockholders Meeting or the GBDC Stockholders Meeting, in each case, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, and in the case of the Joint Proxy Statement/Prospectus in light of the circumstances in which they are made, not misleading, except that no representation or warranty is made by GC Advisors with respect to information supplied by GCIC, GBDC or Merger Sub for inclusion or incorporation by reference in the Registration Statement or the Joint Proxy Statement/Prospectus.

5.7       Best Interests and No Dilution. GC Advisors believes that (i) participation in the Mergers is in the best interests of each of GCIC and GBDC and (ii) the interests of existing stockholders of GCIC and GBDC will not be diluted as a result of the Mergers.

5.8       Financial Resources. GC Advisors has the financial resources available to it necessary for the performance of its services and obligations as contemplated in the Registration Statement and the Joint Proxy Statement/Prospectus and under this Agreement.

5.9       GCIC and GBDC Forbearances. The forbearances set forth in Sections 6.2 and 6.3 are not overtly onerous on the conduct of each of GCIC’s and GBDC’s business, respectively, in the ordinary course of business and consistent with each of GCIC’s and GBDC’s investment objectives and policies as publicly disclosed, respectively.

5.10       GCIC and GBDC Representations and Warranties. To the knowledge of GC Advisors, as of the date hereof, the representations and warranties made by GCIC in Article III and the representations and warranties made by GBDC in Article IV are true and correct in all material respects.

Article VI

COVENANTS RELATING TO CONDUCT OF BUSINESS

6.1       Conduct of Businesses Prior to the Effective Time. During the period from the date of this Agreement until the earlier of the Effective Time and the date, if any, on which this Agreement is terminated pursuant to Section 9.1, except as may be required by Law, as expressly permitted by this Agreement or with the prior written consent of the other parties hereto, which prior written consent shall not be unreasonably delayed, conditioned or withheld, each of GBDC and GCIC shall, and shall cause each of its respective Consolidated Subsidiaries to, (a) conduct its business in the ordinary course of business and consistent with each of GCIC’s and GBDC’s investment objectives and policies as publicly disclosed, respectively, and (b) use reasonable best efforts to maintain and preserve intact its business organization and existing business relationships.

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6.2       GCIC Forbearances. During the period from the date of this Agreement until the earlier of the Effective Time and the date, if any, on which this Agreement is terminated pursuant to Section 9.1, except as may be required by Law, as expressly permitted by this Agreement or as set forth in the GCIC Disclosure Schedule, GCIC shall not, and shall not permit any of its Consolidated Subsidiaries to, directly or indirectly, without the prior written consent of GBDC (which prior written consent shall not be unreasonably delayed, conditioned or withheld):

(a)       Other than pursuant to GCIC’s distribution reinvestment plan as in effect as of the date of this Agreement or pursuant to capital calls with respect to the GCIC Subscription Agreements, issue, deliver, sell or grant, or encumber or pledge, or authorize the creation of (i) any shares of its capital stock, (ii) any GCIC Voting Debt or other voting securities or (iii) any securities convertible into or exercisable or exchangeable for, or any other Rights to acquire, any such shares or other securities.

(b)       (i) Make, authorize, declare, pay or set aside any dividend in respect of, or declare or make any distribution on, any shares of its capital stock, except for (A) the authorization, announcement and payment of regular quarterly cash distributions payable on a quarterly basis consistent with past practices and GCIC’s investment objectives and policies as publicly disclosed, (B) the authorization and payment of any dividend or distribution necessary for GCIC to maintain its qualification as a RIC, as reasonably determined by GCIC, (C) dividends payable by any direct or indirect wholly owned Consolidated Subsidiary of GCIC to GCIC or another direct or indirect wholly owned Consolidated Subsidiary of GCIC or (D) a Tax Dividend; (ii) adjust, split, combine, reclassify or take similar action with respect to any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or (iii) purchase, redeem or otherwise acquire, any shares of its capital stock or any rights, warrants or options to acquire, or securities convertible into, such capital stock.

(c)       Sell, transfer, lease, mortgage, encumber or otherwise dispose of any of its assets or properties, except for (i) sales, transfers, leases, mortgages, encumbrances or other dispositions in the ordinary course of business and consistent with GCIC’s investment objectives and policies as publicly disclosed, or (ii) encumbrances required to secure Permitted Indebtedness of GCIC or any of its Consolidated Subsidiaries.

(d)       Acquire or agree to acquire all or any portion of the assets, business or properties of any other Person, whether by merger, consolidation, purchase or otherwise or make any other investments, except in a transaction conducted consistent with GCIC’s investment objectives and policies as publicly disclosed.

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(e)       Amend the GCIC Charter, the GCIC Bylaws or other governing documents or similar governing documents of any of its Consolidated Subsidiaries.

(f)       Implement or adopt any material change in its Tax or financial accounting principles, practices or methods, other than as required by applicable Law, GAAP, the SEC or applicable regulatory requirements.

(g)       Hire any employees or establish, become a party to or commit to adopt any Employee Benefit Plan.

(h)       Take any action or knowingly fail to take any action that would, or would reasonably be expected to (i) materially delay or materially impede the ability of the parties to consummate the Transactions or (ii) prevent the Mergers from qualifying as a reorganization within the meaning of Section 368(a) of the Code; provided, however, that the foregoing shall not preclude GCIC from declaring or paying any Tax Dividend on or before the Closing Date.

(i)       Incur any Indebtedness for borrowed money or guarantee any Indebtedness of another Person, except for (i) draw-downs with respect to financing arrangements existing as of the date of this Agreement that are identified on Section 6.2(i) of the GCIC Disclosure Schedule and obligations to fund commitments to portfolio companies entered into in the ordinary course of business and (ii) Permitted Indebtedness.

(j)       Make or agree to make any new capital expenditure other than obligations to fund commitments to portfolio companies entered into in the ordinary course of business.

(k)       File or amend any material Tax Return other than in the ordinary course of business and consistent GCIC’s investment objectives and policies as publicly disclosed; make, change or revoke any Tax election; or settle or compromise any material Tax liability or refund.

(l)       Take any action, or knowingly fail to take any action, which action or failure to act is reasonably likely to cause GCIC to fail to qualify or not be subject to tax as a RIC.

(m)      Enter into any new line of business (it being understood that this prohibition does not apply to any portfolio companies in which GCIC or any of its Consolidated Subsidiaries has made a debt or equity investment that is, would or should be reflected in GCIC’s schedule of investments included in its quarterly or annual periodic reports that are filed with the SEC).

(n)       Other than in the ordinary course of business and consistent with GCIC’s investment objectives and policies as publicly disclosed, enter into any Contract that would otherwise constitute a GCIC Material Contract had it been entered into prior to the date of this Agreement.

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(o)       Other than in the ordinary course of business and consistent with GCIC’s investment objectives and policies as publicly disclosed, terminate, cancel, renew or agree to any material amendment of, change in or waiver under any GCIC Material Contract.

(p)       Settle any Proceeding against it, except for Proceedings that (i) are settled in the ordinary course of business consistent with past practice and GCIC’s investment objectives and policies as publicly disclosed, in an amount not in excess of $250,000 in the aggregate (after reduction by any insurance proceeds actually received); (ii) would not impose any material restriction on the conduct of business of it or any of its Consolidated Subsidiaries or, after the Effective Time, GBDC, the Surviving Company or any of their Consolidated Subsidiaries and (iii) would not admit liability, guilt or fault.

(q)       Other than in the ordinary course of business and consistent with GCIC’s investment objectives and policies as publicly disclosed, (i) pay, discharge or satisfy any Indebtedness for borrowed money, other than the payment, discharge or satisfaction required pursuant to the terms of outstanding debt of GCIC or its Consolidated Subsidiaries as in effect as of the date of this Agreement or other Permitted Indebtedness or (ii) cancel any material indebtedness.

(r)       Except as otherwise expressly contemplated by this Agreement, merge or consolidate GCIC or any of its Consolidated Subsidiaries with any Person or enter into any other similar extraordinary corporate transaction with any Person, or adopt, recommend, propose or announce an intention to adopt a plan of complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization of GCIC or any of its Consolidated Subsidiaries.

(s)       Enter into any new GCIC Subscription Agreements.

(t)       Agree to take, make any commitment to take, or adopt any resolutions of the GCIC Board authorizing, any of the actions prohibited by this Section 6.2.

6.3       GBDC Forbearances. During the period from the date of this Agreement until the earlier of the Effective Time and the date, if any, on which this Agreement is terminated pursuant to Section 9.1, except as may be required by Law, as expressly permitted by this Agreement or as set forth in the GBDC Disclosure Schedule, GBDC shall not, and shall not permit any of its Consolidated Subsidiaries to, directly or indirectly, without the prior written consent of GCIC (which prior written consent shall not be unreasonably delayed, conditioned or withheld):

(a)       Other than pursuant to GBDC’s distribution reinvestment plan as in effect as of the date of this Agreement or Permitted Issuances, issue, deliver, sell or grant, or encumber or pledge, or authorize the creation of (i) any shares of its capital stock, (ii) any GBDC Voting Debt or other voting securities or (iii) any securities convertible into or exercisable or exchangeable for, or any other Rights to acquire, any such shares or other securities.

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(b)       (i) Make, authorize, declare, pay or set aside any dividend in respect of, or declare or make any distribution on, any shares of its capital stock, except for (A) the authorization, announcement and payment of regular quarterly cash distributions payable on a quarterly basis consistent with past practices and GBDC’s investment objectives and policies as publicly disclosed, (B) the authorization and payment of any dividend or distribution necessary for GBDC to maintain its qualification as a RIC, as reasonably determined by GBDC or (C) dividends payable by any direct or indirect wholly owned Consolidated Subsidiary of GBDC to GBDC or another direct or indirect wholly owned Consolidated Subsidiary of GBDC; (ii) adjust, split, combine, reclassify or take similar action with respect to any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or (iii) purchase, redeem or otherwise acquire, any shares of its capital stock or any rights, warrants or options to acquire, or securities convertible into, such capital stock.

(c)       Sell, transfer, lease, mortgage, encumber or otherwise dispose of any of its assets or properties, except for sales, transfers, leases, mortgages, encumbrances or other dispositions (i) in the ordinary course of business and consistent with GBDC’s investment objectives and policies as publicly disclosed, or (ii) encumbrances required to secure Permitted Indebtedness of GBDC or any of its Consolidated Subsidiaries.

(d)       Acquire or agree to acquire all or any portion of the assets, business or properties of any other Person, whether by merger, consolidation, purchase or otherwise or make any other investments, except in a transaction conducted consistent with GBDC’s investment objectives and policies as publicly disclosed.

(e)       Amend the GBDC Charter, the GBDC Bylaws or other governing documents or similar governing documents of any of its Consolidated Subsidiaries (other than to increase the number of shares of authorized GBDC Common Stock).

(f)       Implement or adopt any material change in its Tax or financial accounting principles, practices or methods, other than as required by applicable Law, GAAP, the SEC or applicable regulatory requirements.

(g)       Hire any employees or establish, become a party to or commit to adopt any Employee Benefit Plan.

(h)       Take any action or knowingly fail to take any action that would, or would reasonably be expected to (i) materially delay or materially impede the ability of the parties to consummate the Transactions or (ii) prevent the Mergers from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

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(i)       Incur any Indebtedness for borrowed money or guarantee any Indebtedness of another Person, except for (i) draw-downs with respect to financing arrangements existing as of the date of this Agreement that are identified on Section 6.3(i) of the GBDC Disclosure Schedule and obligations to fund commitments to portfolio companies entered into in the ordinary course of business and (ii) Permitted Indebtedness.

(j)       Make or agree to make any new capital expenditure other than obligations to fund commitments to portfolio companies entered into in the ordinary course of business.

(k)       File or amend any material Tax Return other than in the ordinary course of business consistent with past practice and GBDC’s investment objectives and policies as publicly disclosed; make, change or revoke any Tax election; or settle or compromise any material Tax liability or refund.

(l)       Take any action, or knowingly fail to take any action, which action or failure to act is reasonably likely to cause GBDC to fail to qualify or not be subject to tax as a RIC.

(m)       Enter into any new line of business (it being understood that this prohibition does not apply to any portfolio companies in which GBDC or any of its Consolidated Subsidiaries has made a debt or equity investment that is, would or should be reflected in GBDC’s schedule of investments included in its quarterly or annual periodic reports that are filed with the SEC).

(n)       Other than in the ordinary course of business and consistent with GBDC’s investment objectives and policies as publicly disclosed, enter into any Contract that would otherwise constitute a GBDC Material Contract had it been entered into prior to the date of this Agreement.

(o)       Other than in the ordinary course of business and consistent with GBDC’s investment objectives and policies as publicly disclosed, terminate, cancel, renew or agree to any material amendment of, change in or waiver under any GBDC Material Contract.

(p)       Settle any Proceeding against it, except for Proceedings that (i) are settled in the ordinary course of business consistent with past practice and GBDC’s investment objectives and policies as publicly disclosed, in an amount not in excess of $250,000 in the aggregate (after reduction by any insurance proceeds actually received); (ii) would not impose any material restriction on the conduct of business of it or any of its Consolidated Subsidiaries or, after the Effective Time, the Surviving Company or any of its Consolidated Subsidiaries and (iii) would not admit liability, guilt or fault.

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(q)       Other than in the ordinary course of business and consistent with GBDC’s investment objectives and policies as publicly disclosed, (i) pay, discharge or satisfy any Indebtedness for borrowed money, other than the payment, discharge or satisfaction required pursuant to the terms of outstanding debt of GBDC or its Consolidated Subsidiaries as in effect as of the date of this Agreement or other Permitted Indebtedness or (ii) cancel any material indebtedness.

(r)       Except as otherwise expressly contemplated by this Agreement, merge or consolidate GBDC or any of its Consolidated Subsidiaries with any Person or enter into any other similar extraordinary corporate transaction with any Person, or adopt, recommend, propose or announce an intention to adopt a plan of complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization of GBDC or any of its Consolidated Subsidiaries.

(s)       Agree to take, make any commitment to take, or adopt any resolutions of the GBDC Board authorizing, any of the actions prohibited by this Section 6.3.

Article VII

ADDITIONAL AGREEMENTS

7.1       Further Assurances.

(a)       Subject to the right of GCIC to take any action that constitutes a GCIC Adverse Recommendation Change as expressly permitted pursuant to Section 7.7, and the right of GBDC to take any action that constitutes a GBDC Adverse Recommendation Change as expressly permitted pursuant to Section 7.8, the parties shall cooperate with each other and use reasonable best efforts to take, or cause to be taken, in good faith, all actions, and to do, or cause to be done, all things necessary, including to promptly prepare and file all necessary documentation, to effect all applications, notices, petitions and filings, to obtain as promptly as practicable all Permits of all Governmental Entities and all permits, consents, approvals, confirmations and authorizations of all third parties, in each case, that are necessary or advisable, to consummate the Transactions (including the Merger) in the most expeditious manner practicable, and to comply with the terms and conditions of all such permits, consents, approvals and authorizations of all such third parties and Governmental Entities.

In furtherance (but not in limitation) of the foregoing, each of GBDC and GCIC shall as promptly as practicable file any required applications, notices or other filings under the HSR Act. Subject to applicable Law, GCIC and GBDC shall have the right to review in advance, and, to the extent practicable, each shall consult the other on all the information relating to GCIC or GBDC, as the case may be, and any of their respective Consolidated Subsidiaries, that appear in any filing made with, or written materials submitted to, any third-party or any Governmental Entity in connection with the Transactions. In exercising the foregoing right, each of the parties shall act reasonably and as promptly as practicable. The parties shall consult with each other with respect to the obtaining of all Permits, consents, approvals and authorizations of all third parties and Permits of all Governmental Entities necessary or advisable to consummate the Transactions and each party will keep the other reasonably apprised of the status of matters relating to completion of the Transactions. GBDC, on the one hand, and GCIC, on the other hand, shall each, in connection with the efforts referenced in this Section 7.1(a) to obtain all requisite Permits for the Transactions under the HSR Act, use its reasonable best efforts to (i) cooperate in all respects with each other in connection with any filing or submission and in connection with any investigation or other inquiry; (ii) keep the other party informed of any communication received by such party from, or given by such party to, the Federal Trade Commission (the “FTC”), the Antitrust Division of the Department of Justice (the “DOJ”), or any other Governmental Entity and (iii) subject to applicable Law, permit the other party to review, in advance, any written communication given by it to or received from, and consult with each other in advance of any meeting or conference with, the FTC, the DOJ, or any other Governmental Entity, and to the extent permitted by the FTC, the DOJ, or other applicable Governmental Entity, give the other party the opportunity to attend and participate in such meetings and conferences subject to applicable Law.

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(b)       Notwithstanding anything to the contrary herein, nothing in this Agreement shall require either GBDC and its Consolidated Subsidiaries or GCIC and its Consolidated Subsidiaries to make payments or provide other consideration for the repayment, restructuring or amendment of terms of indebtedness in connection with the Merger, other than any consent fees set forth in Section 3.3(b) of the GCIC Disclosure Schedule and Section 4.3(b) of the GBDC Disclosure Schedule.

7.2       Regulatory Matters.

(a)       GBDC and GCIC shall as promptly as practicable jointly prepare and file with the SEC the Registration Statement. GBDC shall use its reasonable best efforts to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing and to keep the Registration Statement effective as long as necessary to consummate the Mergers. GCIC and GBDC shall use reasonable best efforts to cause the Joint Proxy Statement/Prospectus to be promptly mailed or delivered to their respective stockholders upon such effectiveness. GBDC shall also use its reasonable best efforts to obtain all necessary state securities law or “blue sky” permits and approvals required to carry out the Transactions, if any, and GCIC shall use reasonable best efforts to furnish all information concerning GCIC and the holders of GCIC Common Stock as may be reasonably requested by GBDC in connection with any such action.

(b)       Each of GBDC and GCIC shall cooperate with the other in the preparation of the Registration Statement and shall furnish to the other all information reasonably requested as may be reasonably necessary or advisable in connection with the Registration Statement or any other filing or application made by or on behalf of GBDC, GCIC or any of their respective Consolidated Subsidiaries to any Governmental Entity in connection with the Mergers and the other Transactions. Prior to the Effective Time, each party hereto shall promptly notify the other party (i) upon becoming aware of any event or circumstance that is required to be described in an amendment to the Registration Statement or in a supplement to the Joint Proxy Statement/Prospectus and (ii) after the receipt by it of any comments of the SEC with respect to the Joint Proxy Statement/Prospectus or the Registration Statement.

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(c)       Subject to applicable Law, each of GBDC and GCIC shall promptly advise the other upon receiving any communication from any Governmental Entity, the consent or approval of which is required for consummation of the Transactions, that causes such party to believe that there is a reasonable likelihood that any Regulatory Approval will not be obtained or that the receipt of any such approval may be materially delayed or conditioned.

7.3       Stockholder Approval.

(a)       As of the date of this Agreement, the GCIC Board has adopted resolutions approving the GCIC Matters, including the Merger, on the terms and conditions set forth in this Agreement, declaring the Merger advisable, and directing that the GCIC Matters, including the Merger, be submitted to GCIC’s stockholders for their consideration, with the recommendation that the GCIC stockholders approve the same. Notwithstanding anything to the contrary in Section 7.7, GCIC shall submit to its stockholders the GCIC Matters on the terms and conditions set forth in this Agreement and any other matters required to be approved or adopted by its stockholders in order to carry out the Transactions. In furtherance of that obligation, GCIC shall take, in accordance with applicable Law and the GCIC Charter and the GCIC Bylaws, all actions necessary to send a notice as promptly as practicable (but in no event later than 10 Business Days) following the date on which the SEC declares the Registration Statement effective of which the Joint Proxy Statement/Prospectus forms a part, to convene the GCIC Stockholders Meeting, as promptly as practicable thereafter, to consider and vote upon approval of the GCIC Matters including the Merger, on the terms and conditions set forth in this Agreement as well as any other such matters. The record date for the GCIC Stockholders Meeting shall be determined in prior consultation with and subject to the prior written approval of GBDC (which prior written approval shall not be unreasonably delayed, conditioned or withheld). GCIC shall use reasonable best efforts to obtain from GCIC’s stockholders the vote required to approve the GCIC Matters, on the terms and conditions set forth in this Agreement, including, subject to Section 7.7, by providing to GCIC’s stockholders the GCIC Board’s recommendation of the GCIC Matters and including such recommendation in the Joint Proxy Statement/Prospectus and by, at the request of GBDC, postponing or adjourning the GCIC Stockholders Meeting to obtain a quorum or solicit additional proxies; provided that GCIC shall not postpone or adjourn the GCIC Stockholders Meeting for any other reason without the prior written consent of GBDC (which prior written consent shall not be unreasonably delayed, conditioned or withheld). Without limiting the generality of the foregoing, GCIC’s obligations pursuant to this Section 7.3(a) (including its obligation to submit to its stockholders the GCIC Matters and any other matters required to be approved or adopted by its stockholders in order to carry out the Transactions) shall not be affected by (i) the commencement, public proposal, public disclosure or communication to GCIC, its Representatives or its stockholders of any Takeover Proposal (including any GCIC Superior Proposal), (ii) GCIC effecting a Takeover Approval or delivering a Notice of a GCIC Superior Proposal or (iii) a GCIC Adverse Recommendation Change.

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(b)       As of the date of this Agreement, the GBDC Board has adopted resolutions approving the GBDC Matters on the terms and conditions set forth in this Agreement, and directing that the GBDC Matters be submitted to GBDC’s stockholders for their consideration, with the recommendation that the GBDC stockholders approve the same. Notwithstanding anything to the contrary in Section 7.8, GBDC shall submit to its stockholders the GBDC Matters on the terms and conditions set forth in this Agreement and any other matters required to be approved or adopted by its stockholders in order to carry out the Transactions. In furtherance of that obligation, GBDC shall take, in accordance with applicable Law and the GBDC Charter and the GBDC Bylaws, all actions necessary to send a notice as promptly as practicable (but in no event later than 10 Business Days) following the date on which the SEC declares the Registration Statement effective of which the Joint Proxy Statement/Prospectus forms a part, to convene the GBDC Stockholders Meeting, as promptly as practicable thereafter, to consider and vote upon approval of the GBDC Matters including the issuance of shares of GBDC Common Stock as Merger Consideration, on the terms and conditions set forth in this Agreement as well as any other such matters. The record date for the GBDC Stockholders Meeting shall be determined in prior consultation with and subject to the prior written approval of GCIC (which prior written approval shall not be unreasonably delayed, conditioned or withheld). GBDC shall use reasonable best efforts to obtain from GBDC’s stockholders the GBDC Requisite Vote to approve the GBDC Matters, on terms and conditions set forth in this Agreement, including, subject to Section 7.8, providing to GBDC’s stockholders the GBDC Board’s recommendation of the approval of the GBDC Matters and including such recommendation in the Joint Proxy Statement/Prospectus and by, at the request of GCIC, postponing or adjourning the GBDC Stockholders Meeting to obtain a quorum or solicit additional proxies; provided that GBDC shall not postpone or adjourn the GBDC Stockholders Meeting for any other reason without the prior written consent of GCIC (which prior written consent shall not be unreasonably delayed, conditioned or withheld). Without limiting the generality of the foregoing, GBDC’s obligations pursuant to this Section 7.3(b) (including its obligation to submit to its stockholders the GBDC Matters and any other matters required to be approved or adopted by its stockholders in order to carry out the Transactions) shall not be affected by (i) the commencement, public proposal, public disclosure or communication to GBDC, its Representatives or its stockholders of any Takeover Proposal (including any GBDC Superior Proposal), (ii) GBDC effecting a Takeover Approval or delivering a Notice of a GBDC Superior Proposal or (iii) a GBDC Adverse Recommendation Change.

7.4       Nasdaq Listing. GBDC shall use reasonable best efforts to cause the shares of GBDC Common Stock to be issued as Merger Consideration under this Agreement to be approved for listing on the Nasdaq, subject to official notice of issuance, at or prior to the Effective Time.

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7.5       Indemnification; Directors’ and Officers’ Insurance.

(a)       Following the Effective Time, GBDC shall, to the fullest extent permitted under applicable Law, defend and hold harmless and advance expenses to the present and former directors and officers of GCIC or any of its Consolidated Subsidiaries (in each case, when acting in such capacity) (each, an “Indemnified Party” and collectively, the “Indemnified Parties”) against all costs or expenses (including, but not limited to, reasonable attorneys’ fees actually incurred, reasonable experts’ fees, reasonable travel expenses, court costs, transcript fees and telecommunications, postage and courier charges), judgments, fines, losses, claims, damages, penalties, amounts paid in settlement or other liabilities (collectively, “Indemnified Liabilities”) incurred in connection with any Proceeding arising out of actions or omissions occurring at or prior to the Effective Time (including the Transactions). In the event of any such Indemnified Liabilities, (i) GBDC shall advance to such Indemnified Party, upon request, reimbursement of documented expenses reasonably and actually incurred to the fullest extent permitted under applicable Law provided that the Person to whom expenses are advanced, or someone on his or her behalf, provides an undertaking to repay such advances if it is ultimately determined that such Person is not entitled to indemnification and complies with other applicable provisions imposed under the Investment Company Act and interpretations thereof by the SEC or its staff and (ii) GBDC and the applicable Indemnified Parties shall cooperate in the defense of such matter.

(b)       Unless GBDC and GCIC shall otherwise agree, prior to the Effective Time, GCIC shall, and, if GCIC is unable to, GBDC shall, cause the Surviving Company or its successor, effective as of the Effective Time, to obtain and fully pay the premium for a “tail” insurance policy for the extension of the directors’ and officers’ liability coverage of GCIC’s existing directors’ and officers’ insurance policies for a claims reporting or discovery period of six years from and after the Effective Time (the “Tail Period”) with coverage and amounts not less than, and terms and conditions that are not materially less advantageous to the insureds as, GCIC’s existing policies with respect to matters existing or occurring at or prior to the Effective Time (the “Current D&O Insurance”). If GCIC and the Surviving Company or its successor for any reason fail to obtain such “tail” insurance policy as of the Effective Time, the Surviving Company or its successor shall, and GBDC shall cause the Surviving Company or its successor to, continue to maintain in effect for the Tail Period the Current D&O Insurance in place as of the date of this Agreement with coverage and amounts not less than, and terms and conditions that are not materially less advantageous to the insureds as, provided in the Current D&O Insurance, or the Surviving Company or its successor shall, and GBDC shall cause the Surviving Company or its successor to, purchase comparable insurance for the Tail Period; provided, that in no event shall the annual cost of such insurance exceed during the Tail Period 300% of the current aggregate annual premium paid by GCIC for such purpose; provided, further, that if the cost of such insurance coverage exceeds such amount, the Surviving Company or its successor shall obtain a policy with the greatest coverage available for a cost not exceeding such amount.

(c)       Any Indemnified Party wishing to claim indemnification under Section 7.5(a), upon learning of any Proceeding described above, shall promptly notify GBDC in writing; provided, that the failure to so notify shall not affect the obligations of GBDC under Section 7.5(a) unless GBDC is materially prejudiced as a consequence.

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(d)       If GBDC or any of its successors or assigns consolidates with or merges into any other entity and is not the continuing or surviving entity of such consolidation or merger or transfers all or substantially all of its assets to any other entity, then and in each such case, GBDC shall cause proper provision to be made so that the successors and assigns of GBDC shall assume the obligations set forth in this Section 7.5.

(e)       The provisions of this Section 7.5 are (i) intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and his or her heirs and representatives and (ii) in addition to, and not in substitution for, any other rights to indemnification or contribution that any such person may have by Contract or otherwise.

7.6       No Solicitation.

(a)       Each of GCIC and GBDC shall, and shall cause its respective Affiliates, Consolidated Subsidiaries, and its and each of their respective officers, directors, trustees, managers, employees, consultants, financial advisors, attorneys, accountants and other advisors, representatives and agents (collectively, “Representatives”) to, immediately cease and cause to be terminated any discussions or negotiations with any parties that may be ongoing with respect to, or that are intended to or could reasonably be expected to lead to, a Takeover Proposal, and demand the immediate return or destruction (which destruction shall be certified in writing to GCIC or GBDC, as applicable) of all confidential information previously furnished to any Person (other than GCIC, GBDC or their respective Affiliates or Representatives) with respect to any Takeover Proposal. Prior to the Effective Time, subject to Section 7.7 in the case of GCIC and Section 7.8 in the case of GBDC, each of GCIC and GBDC shall not, and shall cause its respective Affiliates, Consolidated Subsidiaries and its and their respective Representatives not to: (i) directly or indirectly solicit, initiate, induce, encourage or take any other action (including by providing information) designed to, or which could reasonably be expected to, facilitate any inquiries or the making or submission or implementation of any proposal or offer (including any proposal or offer to its stockholders) with respect to any Takeover Proposal; (ii) approve, publicly endorse or recommend or enter into any agreement, arrangement, discussions or understandings with respect to any Takeover Proposal (including any letter of intent, agreement in principle, memorandum of understanding or confidentiality agreement) or enter into any Contract or understanding (including any letter of intent, agreement in principle, memorandum of understanding or confidentiality agreement) requiring it to abandon, terminate or fail to consummate, or that is intended to or that could reasonably be expected to result in the abandonment of, termination of or failure to consummate, the Merger or any other Transaction; (iii) initiate or participate in any way in any negotiations or discussions regarding, or furnish or disclose to any Person (other than GBDC, GCIC or their respective Affiliates or Representatives) any information with respect to, or take any other action to facilitate or in furtherance of any inquiries or the making of any proposal that constitutes, or could reasonably be expected to lead to, any Takeover Proposal; (iv) publicly propose or publicly announce an intention to take any of the foregoing actions; or (v) grant any (x) approval pursuant to any Takeover Statute to any Person (other than GBDC, GCIC or their respective Affiliates) or with respect to any transaction (other than the Transactions) or (y) waiver or release under any standstill or any similar agreement with respect to equity securities of GCIC or GBDC.

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(b)       Each of GCIC and GBDC shall as promptly as reasonably practicable (and in any event within twenty-four (24) hours after receipt) (i) notify the other party in writing of any request for information or any Takeover Proposal and the terms and conditions of such request, Takeover Proposal or inquiry (including the identity of the Person (or group of Persons) making such request, Takeover Proposal or inquiry) and (ii) provide to the other party copies of any written materials received by GCIC or GBDC or their respective Representatives in connection with any of the foregoing, and the identity of the Person (or group of Persons) making any such request, Takeover Proposal or inquiry or with whom any discussions or negotiations are taking place. Each of GCIC and GBDC agrees that it shall keep the other party informed on a reasonably current basis of the status and the material terms and conditions (including amendments or proposed amendments) of any such request, Takeover Proposal or inquiry and keep the other party informed on a reasonably current basis of any information requested of or provided by GCIC or GBDC and as to the status of all discussions or negotiations with respect to any such request, Takeover Proposal or inquiry.

7.7       GCIC Takeover Proposals.

(a)       If on or after the date of this Agreement and at any time prior to the GCIC Stockholders Meeting: (i) GCIC receives a bona fide unsolicited Takeover Proposal (under circumstances in which GCIC has complied in all material respects with the provisions of Sections 7.6(a) and (b)); (ii) the GCIC Board, including a majority of the Independent Directors of GCIC, shall have determined in good faith, after consultation with its outside legal counsel, that (x) failure to consider such Takeover Proposal would be reasonably likely to be a breach of the standard of conduct applicable to the directors of GCIC under applicable Law and (y) such Takeover Proposal constitutes or is reasonably likely to result in a GCIC Superior Proposal; and (iii) GCIC gives GBDC at least two (2) Business Days prior written notice of the identity of the Person making such Takeover Proposal, the terms and conditions of such Takeover Proposal and GCIC’s intention to furnish information to, or participate in discussions or negotiations with, the Person making such Takeover Proposal then, subject to compliance with this Section 7.7(a), GCIC may:

(i)       engage in negotiations or discussions with such Person who has made the unsolicited bona fide Takeover Proposal and provide information in response to a request therefor by a Person who has made such Takeover Proposal if GCIC (A) receives from such Person an executed confidentiality agreement with customary terms (including a standstill) and (B) provides GBDC a copy of all such information that has not previously been delivered to GBDC simultaneously with delivery to such Person (or such Person’s Representatives and Affiliates); and

(ii)       after fulfilling its obligations under Section 7.7(b) below, adopt, approve or recommend, or publicly propose to adopt, approve or recommend such Takeover Proposal, including entering into an agreement with respect thereto (collectively, a “Takeover Approval”).

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If on or after the date of this Agreement and at any time prior to the GCIC Stockholders Meeting, the GCIC Board, including a majority of the Independent Directors of GCIC, shall have determined, by a majority of its members, after consultation with its outside legal counsel that continued recommendation of the GCIC Matters to GCIC’s stockholders would be reasonably likely to be a breach of the standard of conduct applicable to the directors of GCIC under applicable Law as a result of a GCIC Superior Proposal, GCIC may (A) withdraw or qualify (or modify or amend in a manner adverse to GBDC), or publicly propose to withdraw or qualify (or modify or amend in a manner adverse to GBDC), the approval, adoption, recommendation or declaration of advisability by the GCIC Board of the GCIC Matters, including the recommendation of the GCIC Board that the stockholders of GCIC approve the Merger (the “GCIC Recommendation”), and (B) take any action or make any statement, filing or release, in connection with the GCIC Stockholders Meeting or otherwise, inconsistent with the GCIC Recommendation (any action described in clause (A) and (B) referred to collectively with any Takeover Approval as a “GCIC Adverse Recommendation Change”).

(b)       Upon any determination that a Takeover Proposal constitutes a GCIC Superior Proposal, GCIC shall promptly provide (and in any event within twenty-four (24) hours of such determination) to GBDC a written notice (a “Notice of a GCIC Superior Proposal”) (i) advising GBDC that the GCIC Board has received a GCIC Superior Proposal, (ii) specifying in reasonable detail the material terms and conditions of such GCIC Superior Proposal, including the amount per share or other consideration that the stockholders of GCIC will receive in connection with the Superior Proposal and including a copy of all written materials provided to or by GCIC in connection with such GCIC Superior Proposal (unless previously provided to GBDC) and (iii) identifying the Person making such GCIC Superior Proposal. GCIC shall cooperate and negotiate in good faith with GBDC (to the extent GBDC desires to negotiate) during the five (5) calendar day period following GBDC’s receipt of the Notice of a GCIC Superior Proposal (it being understood that any amendment to the financial terms or any other material term of such GCIC Superior Proposal shall require a new notice and a new two (2) calendar day period) to make such adjustments in the terms and conditions of this Agreement as would enable GCIC to determine that such GCIC Superior Proposal is no longer a GCIC Superior Proposal and proceed with a GCIC Recommendation without a GCIC Adverse Recommendation Change. If thereafter the GCIC Board determines, in its reasonable good faith judgment, by a majority of its members, including a majority of the Independent Directors of GCIC, after consultation with its outside legal counsel and after giving effect to any proposed adjustments to the terms of this Agreement that such GCIC Superior Proposal remains a GCIC Superior Proposal or the failure to make such GCIC Adverse Recommendation Change would be reasonably likely to be a breach of the standard of conduct applicable to the directors of GCIC under applicable Law, and GCIC has complied in all material respects with Section 7.7(a) above, GCIC may terminate this Agreement pursuant to Section 9.1(c)(iv).

(c)       Other than as permitted by Section 7.7(a), neither GCIC nor the GCIC Board shall make any GCIC Adverse Recommendation Change. Notwithstanding anything herein to the contrary, no GCIC Adverse Recommendation Change shall change the approval of the GCIC Matters or any other approval of the GCIC Board, including in any respect that would have the effect of causing any Takeover Statute or other similar statute to be applicable to the Transactions.

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(d)       GCIC shall provide GBDC with prompt written notice of any meeting of the GCIC Board at which the GCIC Board is reasonably expected to consider any Takeover Proposal (such written notice shall in any event be received by GBDC reasonably in advance of such meeting).

(e)       Other than in connection with a GCIC Takeover Proposal, nothing in this Agreement shall prohibit or restrict the GCIC Board from taking any action described in clause (A) of the definition of GCIC Adverse Recommendation Change in response to an Intervening Event (a “GCIC Intervening Event Recommendation Change”) if (A) prior to effecting any such GCIC Intervening Event Recommendation Change, GCIC promptly notifies GBDC, in writing, at least five (5) Business Days (the “GCIC Intervening Event Notice Period”) before taking such action of its intent to consider such action (which notice shall not, by itself, constitute a GCIC Adverse Recommendation Change or a GCIC Intervening Event Recommendation Change), and which notice shall include a reasonably detailed description of the underlying facts giving rise to, and the reasons for taking, such action, (B) GCIC shall, and shall cause its Representatives to, during the GCIC Intervening Event Notice Period, negotiate with GBDC in good faith (to the extent GBDC desires to negotiate) to make such adjustments in the terms and conditions of this Agreement that would not permit the GCIC Board to make a GCIC Intervening Event Recommendation Change, and (C) the GCIC Board, including a majority of the Independent Directors of GCIC, (or a committee including a majority of the Independent Directors of GCIC thereof) determines, after consulting with outside legal counsel and its financial advisor, that the failure to effect such a GCIC Intervening Event Recommendation Change, as applicable, after taking into account any adjustments made by GBDC during the GCIC Intervening Event Notice Period, would be reasonably likely to be a breach of the standard of conduct applicable to the directors of GCIC under applicable Law.

(f)       Nothing contained in this Agreement shall be deemed to prohibit GCIC from (i) complying with its disclosure obligations under applicable U.S. federal or state Law with regard to any Takeover Proposal or (ii) making any disclosure to GCIC’s stockholders if, after consultation with its outside legal counsel, GCIC determines that such disclosure would be required under applicable Law; provided, however, that any such disclosures (other than a “stop, look and listen” communication or similar communication of the type contemplated by Section 14d-9(f) under the Exchange Act) shall be deemed to be a GCIC Adverse Recommendation Change unless the GCIC Board expressly publicly reaffirms the GCIC Recommendation (i) in such communication or (ii) within three (3) Business Days after being requested in writing to do so by GBDC.

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7.8       GBDC Takeover Proposals.

(a)       If on or after the date of this Agreement and at any time prior to the GBDC Stockholders Meeting: (i) GBDC receives a bona fide unsolicited Takeover Proposal (under circumstances in which GBDC has complied in all material respects with the provisions of Sections 7.6(a) and (b)); (ii) the GBDC Board, including a majority of the Independent Directors of GBDC, shall have determined in good faith, after consultation with its outside legal counsel, that (x) failure to consider such Takeover Proposal would be reasonably likely to be a breach of the standard of conduct applicable to the directors of GBDC under applicable Law and (y) such Takeover Proposal constitutes or is reasonably likely to result in a GBDC Superior Proposal; and (iii) GBDC gives GCIC at least two (2) Business Days prior written notice of the identity of the Person making such Takeover Proposal, the terms and conditions of such Takeover Proposal and GBDC’s intention to furnish information to, or participate in discussions or negotiations with, the Person making such Takeover Proposal then, subject to compliance with this Section 7.8(a), GBDC may:

(i)       engage in negotiations or discussions with such Person who has made the unsolicited bona fide Takeover Proposal and provide information in response to a request therefor by a Person who has made such Takeover Proposal if GBDC (A) receives from such Person an executed confidentiality agreement with customary terms (including a standstill) and (B) provides GCIC a copy of all such information that has not previously been delivered to GCIC simultaneously with delivery to such Person (or such Person’s Representatives or Affiliates); and

(ii)       after fulfilling its obligations under Section 7.8(b) below, effect a Takeover Approval.

If on or after the date of this Agreement and at any time prior to the GBDC Stockholders Meeting, the GBDC Board, including a majority of the Independent Directors of GBDC, shall have determined, by a majority of its members, after consultation with its outside legal counsel that continued recommendation of the GBDC Matters to GBDC’s stockholders would be reasonably likely to be a breach of the standard of conduct applicable to the directors of GBDC under applicable Law as a result of a GBDC Superior Proposal, GBDC may (A) withdraw or qualify (or modify or amend in a manner adverse to GCIC), or publicly propose to withdraw or qualify (or modify or amend in a manner adverse to GCIC), the approval, adoption, recommendation or declaration of advisability by the GBDC Board of the GBDC Matters, including the recommendation of the GBDC Board that the stockholders of GBDC approve the GBDC Matters (the “GBDC Recommendation”), and (B) take any action or make any statement, filing or release, in connection with the GBDC Stockholders Meeting or otherwise, inconsistent with the GBDC Recommendation (any action described in clause (A) and (B) referred to collectively with any Takeover Approval as a “GBDC Adverse Recommendation Change”).

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(b)       Upon any determination that a Takeover Proposal constitutes a GBDC Superior Proposal, GBDC shall promptly provide (and in any event within twenty-four (24) hours of such determination) to GCIC a written notice (a “Notice of a GBDC Superior Proposal”) (i) advising GCIC that the GBDC Board has received a GBDC Superior Proposal, (ii) specifying in reasonable detail the material terms and conditions of such GBDC Superior Proposal, including the amount per share or other consideration that the stockholders of GBDC will receive in connection with the Superior Proposal and including a copy of all written materials provided to or by GBDC in connection with such GBDC Superior Proposal (unless previously provided to GCIC) and (iii) identifying the Person making such GBDC Superior Proposal. GBDC shall cooperate and negotiate in good faith with GCIC (to the extent GCIC desires to negotiate) during the five (5) calendar day period following GCIC’s receipt of the Notice of a GBDC Superior Proposal (it being understood that any amendment to the financial terms or any other material term of such GBDC Superior Proposal shall require a new notice and a new two (2) calendar day period) to make such adjustments in the terms and conditions of this Agreement as would enable GBDC to determine that such GBDC Superior Proposal is no longer a GBDC Superior Proposal and proceed with a GBDC Recommendation without a GBDC Adverse Recommendation Change. If thereafter the GBDC Board determines, in its reasonable good faith judgment, by a majority of its members, including a majority of the Independent Directors of GBDC, after consultation with its outside legal counsel and after giving effect to any proposed adjustments to the terms of this Agreement that such GBDC Superior Proposal remains a GBDC Superior Proposal or the failure to make such GBDC Adverse Recommendation Change would be reasonably likely to be a breach of the standard of conduct applicable to the directors of GBDC under applicable Law, and GBDC has complied in all material respects with Section 7.8(a) above, GBDC may terminate this Agreement pursuant to Section 9.1(d)(iv).

(c)       Other than as permitted by Section 7.8(a), neither GBDC nor the GBDC Board shall make any GBDC Adverse Recommendation Change. Notwithstanding anything herein to the contrary, no GBDC Adverse Recommendation Change shall change the approval of the GBDC Matters or any other approval of the GBDC Board, including in any respect that would have the effect of causing any Takeover Statute or other similar statute to be applicable to the Transactions.

(d)       GBDC shall provide GCIC with prompt written notice of any meeting of the GBDC Board at which the GBDC Board is reasonably expected to consider any Takeover Proposal (such written notice shall in any event be received by GCIC reasonably in advance of such meeting).

(e)       Other than in connection with an GBDC Takeover Proposal, nothing in this Agreement shall prohibit or restrict the GBDC Board from taking any action described in clause (A) of the definition of GBDC Adverse Recommendation Change in response to an Intervening Event (a “GBDC Intervening Event Recommendation Change”) if (A) prior to effecting any such GBDC Intervening Event Recommendation Change, GBDC promptly notifies GCIC, in writing, at least five (5) Business Days (the “GBDC Intervening Event Notice Period”) before taking such action of its intent to consider such action (which notice shall not, by itself, constitute an GBDC Adverse Recommendation Change or an GBDC Intervening Event Recommendation Change), and which notice shall include a reasonably detailed description of the underlying facts giving rise to, and the reasons for taking, such action, (B) GBDC shall, and shall cause its Representatives to, during the GBDC Intervening Event Notice Period, negotiate with GCIC in good faith (to the extent GCIC desires to negotiate) to make such adjustments in the terms and conditions of this Agreement that would not permit the GBDC Board to make a GBDC Intervening Event Recommendation Change, and (C) the GBDC Board, including a majority of the Independent Directors of GBDC, (or a committee including a majority of the Independent Directors of GBDC thereof) determines, after consulting with outside legal counsel and its financial advisor, that the failure to effect such a GBDC Intervening Event Recommendation Change, as applicable, after taking into account any adjustments made by GCIC during the GBDC Intervening Event Notice Period, would be reasonably likely to be a breach of the standard of conduct applicable to the directors of GBDC under applicable Law.

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(f)       Nothing contained in this Agreement shall be deemed to prohibit GBDC from (i) complying with its disclosure obligations under applicable U.S. federal or state Law with regard to any Takeover Proposal or (ii) making any disclosure to GBDC’s stockholders if, after consultation with its outside legal counsel, GBDC determines that such disclosure would be required under applicable Law; provided, however, that any such disclosures (other than a “stop, look and listen” communication or similar communication of the type contemplated by Section 14d-9(f) under the Exchange Act) shall be deemed to be a GBDC Adverse Recommendation Change unless the GBDC Board expressly publicly reaffirms the GBDC Recommendation (i) in such communication or (ii) within three (3) Business Days after being requested in writing to do so by GCIC.

7.9     Access to Information.

(a)       Upon reasonable notice, except as may otherwise be restricted by applicable Law, each of GCIC and GBDC shall, and shall cause each of its Consolidated Subsidiaries to, afford to the directors, officers, accountants, counsel, advisors and other Representatives of the other party, reasonable access, during normal business hours during the period prior to the Effective Time, to its properties, books, Contracts, and records and, during such period, such party shall, and shall cause its Consolidated Subsidiaries to, make available (including via EDGAR) to the other party all other information concerning its business and properties as the other party may reasonably request; provided that the foregoing shall not require GCIC or GBDC, as applicable, to afford access to or to disclose any information that in such party’s reasonable judgment would violate any confidentiality obligations to which such party is subject to if after using its reasonable best efforts with respect thereto, it was unable to obtain any required consent to provide such access or make such disclosure; provided, further, that either GCIC or GBDC may restrict access to the extent required by any applicable Law or as may be necessary to preserve attorney-client privilege under any circumstances in which such privilege may be jeopardized by such disclosure or access.

(b)       No investigation by a party hereto or its representatives shall affect or be deemed to modify the representations and warranties of the other party set forth in this Agreement.

7.10     Publicity. The initial press release with respect to the Transactions shall be a joint press release reasonably acceptable to each of GBDC and GCIC. Thereafter, so long as this Agreement is in effect, GBDC and GCIC each shall consult with the other before issuing or causing the publication of any press release or other public announcement with respect to this Agreement, the Mergers, or the Transactions, except as may be required by applicable Law or the rules and regulations of the Nasdaq and, to the extent practicable, before such press release or disclosure is issued or made, GBDC or GCIC, as applicable, shall have used commercially reasonable efforts to advise the other party of, and consult with the other party regarding, the text of such disclosure; provided, that either GBDC or GCIC may make any public statement in response to specific questions by analysts, investors or those attending industry conferences or financial analyst conference calls, so long as any such statements are consistent with previous press releases, public disclosures or public statements made in compliance with this Section 7.10.

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7.11     Takeover Statutes and Provisions. Neither GBDC nor GCIC will take any action that would cause the Transactions to be subject to requirements imposed by any Takeover Statutes. Each of GBDC and GCIC shall take all necessary steps within its control to exempt (or ensure the continued exemption of) those Transactions from, or if necessary challenge the validity or applicability of, any applicable Takeover Statute, as now or hereafter in effect.

7.12     Tax Matters.

(a)       Tax Representation Letters. Prior to the Effective Time (or at such other times as requested by counsel), each of GBDC and GCIC shall execute and deliver to Dechert LLP tax representation letters (which will be used in connection with the tax opinions contemplated by Sections 8.2(f) and 8.3(e)) in form and substance as set forth in Exhibits B and C.

(b)       RIC Status. During the period from the date of this Agreement to the Effective Time, except as expressly contemplated or permitted by this Agreement, (i) GCIC shall not, and shall not permit any of its Consolidated Subsidiaries to, directly or indirectly, without the prior written consent of GBDC take any action, or knowingly fail to take any action, which action or failure to act is reasonably likely to cause GCIC to fail to qualify as a RIC, and (ii) GBDC shall not, and shall not permit any of its Consolidated Subsidiaries to, directly or indirectly, without the prior written consent of GCIC, take any action, or knowingly fail to take any action, which action or failure to act is reasonably likely to cause GBDC to fail to qualify as a RIC.

(c)       Tax Treatment of Mergers. Unless otherwise required by applicable Law or administrative action, (i) each of GCIC, GBDC and Merger Sub shall use its reasonable best efforts to cause the Merger to qualify as a reorganization governed by Section 368(a) of the Code, including by not taking any action that such party knows is reasonably likely to prevent such qualification; and (ii) each of GCIC, GBDC and Merger Sub shall report the Mergers for U.S. federal income Tax purposes as a reorganization governed by Section 368(a) of the Code.

(d)       Tax Opinions. GCIC shall use its best efforts to obtain the tax opinion described in Section 8.3(e) and GBDC shall use its best efforts to obtain the tax opinion described in Section 8.2(f).

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7.13       Stockholder Litigation. The parties to this Agreement shall reasonably cooperate and consult with one another in connection with the defense and settlement of any Proceeding by GCIC’s stockholders or GBDC’s stockholders against any of them or any of their respective directors, officers or Affiliates with respect to this Agreement or the Transactions. Each of GCIC and GBDC (i) shall keep the other party reasonably informed of any material developments in connection with any such Proceeding brought by its stockholders and (ii) shall not settle any such Proceeding without the prior written consent of the other party (such consent not to be unreasonably delayed, conditioned or withheld).

7.14       Section 16 Matters. Prior to the Effective Time, each of the GCIC Board and the GBDC Board shall take all such steps as may be required to cause any dispositions of GCIC Common Stock (including derivative securities with respect to GCIC Common Stock) or acquisitions of GBDC Common Stock (including derivative securities with respect to GBDC Common Stock) resulting from the Transactions by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to GCIC or will become subject to such reporting requirements with respect to GBDC, in each case, to be exempt pursuant to Rule 16b-3.

7.15       No Other Representations or Warranties. The parties hereto acknowledge and agree that except for the representations and warranties of GCIC in Article III, representations and warranties of GBDC in Article IV and the representations and warranties of GC Advisors in Article V, none of GC Advisors, GCIC, GBDC or any of GCIC’s or GBDC’s respective Consolidated Subsidiaries or any other Person acting on behalf of the foregoing makes any representation or warranty, express or implied.

7.16       Merger of Surviving Company. Immediately after the occurrence of the Effective Time and the Terminations in accordance with the DGCL and the MGCL, Surviving Company and GBDC shall consummate the Second Merger.

7.17       Coordination of Dividends. GBDC and GCIC shall coordinate with each other in designating the record and payment dates for any quarterly dividends or distributions to its stockholders declared in accordance with this Agreement in any calendar quarter in which the Closing Date might reasonably be expected to occur, and neither GBDC nor GCIC shall authorize or declare any dividend or distribution to its stockholders after the Determination Date at any time on or before the Closing Date; provided, however, that the foregoing shall not prohibit GBDC or GCIC from authorizing, declaring or paying any dividend or distribution to its stockholders solely payable in cash to the extent such dividend or distribution is taken into account in determining the Closing GCIC Net Asset Value and/or the Closing GBDC Net Asset Value, as applicable, including a Tax Dividend.

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Article VIII

CONDITIONS PRECEDENT

8.1       Conditions to Each Party’s Obligations to Effect the Merger. The respective obligations of the parties to effect the Merger shall be subject to the satisfaction or waiver, at or prior to the Effective Time, of the following conditions:

(a)       Stockholder Approvals. (i) The GCIC Matters shall have been approved by the GCIC Requisite Vote, and (ii) the GBDC Matters shall have been approved by the GBDC Requisite Vote.

(b)       Nasdaq Listing. The shares of GBDC Common Stock to be issued under this Agreement in connection with the Merger shall have been authorized for listing on the Nasdaq, subject to official notice of issuance.

(c)       Registration Statement. The Registration Statement shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no Proceedings for that purpose shall have been initiated by the SEC. Any necessary state securities or “blue sky” authorizations shall have been received.

(d)       No Injunctions or Restraints; Illegality. No Order issued by any court or agency of competent jurisdiction or other Law preventing, enjoining, restraining or making illegal the consummation of the Mergers or any of the other Transactions shall be in effect.

(e)       Regulatory and Other Approvals. All Regulatory Approvals required by applicable Law to consummate the Transactions, including the Mergers, shall have been obtained and shall remain in full force and effect and all statutory waiting periods required by applicable Law in respect thereof shall have expired (including expiration of the applicable waiting period under the HSR Act). Each of the approvals listed on Section 8.1(e) of the GCIC Disclosure Schedule and Section 8.1(e) of the GBDC Disclosure Schedule, if any, shall have been obtained and shall remain in full force and effect.

(f)       No Litigation. There shall be no Proceeding by any Governmental Entity of competent jurisdiction pending that challenges the Merger or any of the other Transactions or that otherwise seeks to prevent, enjoin, restrain or make illegal the consummation of the Mergers or any of the other Transactions.

(g)       Net Asset Value Determinations; No Dilution. The determination of both the Closing GCIC Net Asset Value and the Closing GBDC Net Asset Value shall have been completed in accordance with Section 2.6. The product of the Exchange Ratio and the GBDC Consideration Value shall be greater than or equal to the Closing GCIC Net Asset Value and the product of the Exchange Ratio and the Closing GBDC Net Asset Value shall be less than or equal to the Closing GCIC Net Asset Value.

8.2       Conditions to Obligations of GBDC and Merger Sub to Effect the Merger. The obligations of GBDC and Merger Sub to effect the Merger are also subject to the satisfaction or waiver by GBDC, at or prior to the Effective Time, of the following conditions:

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(a)       Representations and Warranties of GCIC. (i) The representations and warranties of GCIC set forth in Section 3.2(a) shall be true and correct in all respects (other than de minimis inaccuracies) as of the date of this Agreement and as of the Closing Date as though made on and as of such date and time (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date); (ii) the representations and warranties of GCIC set forth in Section 3.8(iii) shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date as though made on and as of such date and time (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date); (iii) the representations and warranties of GCIC set forth in Sections 3.3(a), 3.3(b)(i), 3.7, 3.20 and 3.21 shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of such date and time (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date); and (iv) the representations and warranties of GCIC set forth in this Agreement (other than those set forth in the foregoing clauses (i), (ii) and (iii)) shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of such date and time (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date), without regard to any Material Adverse Effect or other materiality qualification to such representations and warranties, provided, however, that notwithstanding anything herein to the contrary, the condition set forth in this Section 8.2(a)(iv) shall be deemed to have been satisfied even if any such representations and warranties of GCIC are not so true and correct, without regard to any Material Adverse Effect or other materiality qualification to such representations and warranties, unless the failure of such representations and warranties of GCIC to be so true and correct, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect with respect to GCIC. GBDC shall have received a certificate signed on behalf of GCIC by the Chief Executive Officer or the Chief Financial Officer of GCIC to the effect that the conditions set forth in Section 8.2(a)(i), (ii), (iii) and (iv) have been satisfied.

(b)       Representations and Warranties of GC Advisors. The representations and warranties of GC Advisors set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of such date and time (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date), without regard to any Material Adverse Effect or other materiality qualification to such representations and warranties, provided, however, that notwithstanding anything herein to the contrary, the condition set forth in this Section 8.2(b) shall be deemed to have been satisfied even if any such representations and warranties of GC Advisors are not so true and correct, without regard to any Material Adverse Effect or other materiality qualification to such representations and warranties, unless the failure of such representations and warranties of GC Advisors to be so true and correct, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect with respect to GBDC. GBDC shall have received a certificate signed on behalf of GC Advisors by an authorized officer of GC Advisors to the effect that the conditions set forth in Section 8.2(b) have been satisfied.

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(c)       Performance of Obligations of GCIC. GCIC shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time. GBDC shall have received a certificate signed on behalf of GCIC by the Chief Executive Officer or the Chief Financial Officer of GCIC to such effect.

(d)       Absence of GCIC Material Adverse Effect. Since the date of this Agreement there shall not have occurred any condition, change or event that, individually or in the aggregate, has had or would reasonably be expected to have, a Material Adverse Effect in respect of GCIC.

(e)       FIRPTA Certificate. GCIC shall have delivered within 30 days prior to the Closing Date a duly executed certificate stating that GCIC is not and has not been within five years of the date of the certificate a “United States real property holding corporation” within the meaning of Section 897 of the Code in accordance with Treasury Regulations promulgated under Sections 897 and 1445 of the Code.

(f)       Federal Tax Opinion. GBDC shall have received the opinion of its counsel, Dechert LLP, in form and substance as set forth in Exhibit D, dated the Closing Date, substantially to the effect that, on the basis of facts, representations and assumptions set forth in such opinion that are consistent with the state of facts existing at the Closing Date, the Mergers will be treated as a reorganization within the meaning of Section 368(a) of the Code. In rendering such opinion, counsel may require and rely upon customary representations contained in certificates of officers of GCIC and GBDC, in form and substance as set forth in Exhibits B and C. If counsel for GBDC will not render such an opinion, counsel for GCIC may render such opinion to GBDC.

8.3       Conditions to Obligations of GCIC to Effect the Merger. The obligation of GCIC to effect the Merger is also subject to the satisfaction or waiver by GCIC, at or prior to the Effective Time, of the following conditions:

(a)       Representations and Warranties of GBDC. (i) The representations and warranties of GBDC set forth in Section 4.2(a) shall be true and correct in all respects (other than de minimis inaccuracies) as of the date of this Agreement and as of the Closing Date as though made on and as of such date and time (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date); (ii) the representations and warranties of GBDC and Merger Sub set forth in Section 4.8(ii) shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date as though made on and as of such date and time (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date); (iii) the representations and warranties of GBDC and Merger Sub set forth in Sections 4.3(a), 4.3(b)(i) and 4.7 shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of such date and time (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date); and (iv) the representations and warranties of GBDC and Merger Sub set forth in this Agreement (other than those set forth in the foregoing clauses (i), (ii) and (iii)) shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of such date and time (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date), without regard to any Material Adverse Effect or other materiality qualification to such representations and warranties, provided, however, that notwithstanding anything herein to the contrary, the condition set forth in this Section 8.3(a)(iv) shall be deemed to have been satisfied even if any such representations and warranties of GBDC and Merger Sub are not so true and correct, without regard to any Material Adverse Effect or other materiality qualification to such representations and warranties, unless the failure of such representations and warranties of GBDC and Merger Sub to be so true and correct, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect with respect to GBDC. GCIC shall have received a certificate signed on behalf of GBDC by the Chief Executive Officer or the Chief Financial Officer of GBDC and Merger Sub to the effect that the conditions set forth in Section 8.3(a)(i), (ii), (iii) and (iv) have been satisfied.

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(b)       Representations and Warranties of GC Advisors. The representations and warranties of GC Advisors set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of such date and time (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date), without regard to any Material Adverse Effect or other materiality qualification to such representations and warranties, provided, however, that notwithstanding anything herein to the contrary, the condition set forth in this Section 8.3(b) shall be deemed to have been satisfied even if any such representations and warranties of GC Advisors are not so true and correct, without regard to any Material Adverse Effect or other materiality qualification to such representations and warranties, unless the failure of such representations and warranties of GC Advisors to be so true and correct, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect with respect to GCIC. GCIC shall have received a certificate signed on behalf of GC Advisors by an authorized officer of GC Advisors to the effect that the conditions set forth in Section 8.3(b) have been satisfied.

(c)       Performance of Obligations of GBDC and Merger Sub. Each of GBDC and Merger Sub shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time. GCIC shall have received a certificate signed on behalf of GBDC and Merger Sub by the Chief Executive Officer or the Chief Financial Officer of GBDC to such effect.

(d)       Absence of GBDC Material Adverse Effect. Since the date of this Agreement there shall not have occurred any condition, change or event that, individually or in the aggregate, has had or would reasonably be expected to have, a Material Adverse Effect in respect of GBDC.

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(e)       Federal Tax Opinion. GCIC shall have received the opinion of its counsel, Dechert LLP, in form and substance as set forth in Exhibit D, dated the Closing Date, substantially to the effect that, on the basis of facts, representations and assumptions set forth in such opinion that are consistent with the state of facts existing at the Closing Date, the Mergers will be treated as a reorganization within the meaning of Section 368(a) of the Code. In rendering such opinion, counsel may require and rely upon customary representations contained in certificates of officers of GCIC and GBDC, in form and substance as set forth in Exhibits B and C. If counsel for GCIC will not render such an opinion, counsel for GBDC may render such opinion to GCIC.

8.4       Frustration of Closing Conditions. None of GBDC, Merger Sub or GCIC may rely on the failure of any condition set forth in this Article VIII to be satisfied to excuse performance by such party of its obligations under this Agreement if such failure was caused by such party’s failure to act in good faith or to use its commercially reasonable efforts to consummate the Merger and the Transactions.

Article IX

TERMINATION AND AMENDMENT

9.1       Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of the GCIC Matters by the stockholders of GCIC or the GBDC Matters by the stockholders of GBDC:

(a)       by mutual consent of GCIC and GBDC in a written instrument authorized by each of the GCIC Board, including a majority of the Independent Directors of GCIC, and the GBDC Board, including a majority of the Independent Directors of GBDC;

(b)       by either GCIC or GBDC, if:

(i)       any Governmental Entity that must grant a Regulatory Approval has denied approval of the Merger and such denial has become final and nonappealable, or any Governmental Entity of competent jurisdiction shall have issued a final and nonappealable Order, or promulgated any other Law permanently enjoining or otherwise prohibiting or making illegal the consummation of the Transactions;

(ii)       the Merger shall not have been consummated on or before November 27, 2019 (the “Termination Date”); provided that the right to terminate this Agreement pursuant to this Section 9.1(b)(ii) shall not be available to any party whose failure to fulfill in any material respect any of its obligations under this Agreement has been the cause of, or resulted in, the event giving rise to the failure to close prior to the Termination Date;

(iii)       the stockholders of GCIC shall have failed to approve the GCIC Matters by the GCIC Requisite Vote of GCIC’s stockholders at a duly held meeting of GCIC’s stockholders or at any adjournment or postponement thereof at which the GCIC Matters have been voted upon; or

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(iv)       the stockholders of GBDC shall have failed to approve the GBDC Matters by the GBDC Requisite Vote of GBDC’s stockholders at a duly held meeting of GBDC’s stockholders or at any adjournment or postponement thereof at which the GBDC Matters have been voted upon;

provided, however, that the right to terminate this Agreement pursuant to this Section 9.1(b) shall not be available to any party that has breached in any material respect its obligations under this Agreement in any manner that has been the principal cause of or resulted in the failure to consummate the Transactions;

(c)       by GCIC, if:

(i)       there shall have been a breach of any of the covenants or agreements or any of the representations or warranties set forth in this Agreement on the part of GBDC or Merger Sub, which breach, either individually or in the aggregate, would result in, if occurring or continuing on the Closing Date, the failure of the conditions set forth in Section 8.3(a), (b) or (c), and such breach is not curable prior to the Termination Date or if curable prior to the Termination Date, has not been cured within 30 days after the giving of notice thereof by GCIC to GBDC (provided that GCIC is not then in material breach of this Agreement so as to cause any of the conditions set forth in Section 8.1, 8.2(a), 8.2(b) or 8.2(c) not to be satisfied);

(ii)       prior to obtaining approval of the GBDC Matters by the stockholders of GBDC (A) a GBDC Adverse Recommendation Change and/or Takeover Approval shall have occurred, (B) GBDC shall have failed to include in the Joint Proxy Statement/Prospectus the recommendation of the GBDC Board that GBDC’s stockholders vote in favor of the GBDC Matters, (C) a Takeover Proposal is publicly announced and GBDC fails to issue, within 10 Business Days after such Takeover Proposal is announced, a press release that reaffirms the recommendation of the GBDC Board that GBDC’s stockholders vote in favor of the GBDC Matters, or (D) a tender or exchange offer relating to any shares of GBDC Common Stock shall have been commenced by a third party and GBDC shall not have sent to its stockholders, within 10 Business Days after the commencement of such tender or exchange offer, a statement disclosing that the GBDC Board recommends rejection of such tender or exchange offer;

(iii)       GBDC breaches, in any material respect, its obligations under Section 7.6 or Section 7.8; or

(iv)       at any time prior to the time the approval of stockholders with respect to the GCIC Matters is obtained, (A) GCIC is not in material breach of any of the terms of this Agreement, (B) the GCIC Board, including a majority of the Independent Directors of GCIC, authorizes GCIC, subject to complying with the terms of this Agreement (including Section 7.7(b)), to enter into, and GCIC enters into, a definitive Contract with respect to a GCIC Superior Proposal and (C) GCIC, prior to such termination, pays to GBDC in immediately available funds any fees required to be paid pursuant to Section 9.2(a).

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(d)       by GBDC, if:

(i)       there shall have been a breach of any of the covenants or agreements or any of the representations or warranties set forth in this Agreement on the part of GCIC, which breach, either individually or in the aggregate, would result in, if occurring or continuing on the Closing Date, the failure of the conditions set forth in Section 8.2(a), (b) or (c), and such breach is not curable prior to the Termination Date or if curable prior to the Termination Date, has not been cured within 30 days after the giving of notice thereof by GBDC to GCIC (provided that GBDC is not then in material breach of this Agreement so as to cause any of the conditions set forth in Section 8.1, 8.3(a), 8.3(b) or 8.3(c) not to be satisfied);

(ii)       prior to obtaining approval of the GCIC Matters by the stockholders of GCIC (A) a GCIC Adverse Recommendation Change and/or Takeover Approval shall have occurred, (B) GCIC shall have failed to include in the Joint Proxy Statement/Prospectus the recommendation of the GCIC Board that GCIC’s stockholders vote in favor of the GCIC Matters, including the Merger and the other Transactions, (C) a Takeover Proposal is publicly announced and GCIC fails to issue, within 10 Business Days after such Takeover Proposal is announced, a press release that reaffirms the recommendation of the GCIC Board that GCIC’s stockholders vote in favor of the GCIC Matters, including the Merger and the other Transactions or (D) a tender or exchange offer relating to any shares of GCIC Common Stock shall have been commenced by a third party and GCIC shall not have sent to its stockholders, within 10 Business Days after the commencement of such tender or exchange offer, a statement disclosing that the GCIC Board recommends rejection of such tender or exchange offer;

(iii)       GCIC breaches, in any material respect, its obligations under Section 7.6 or Section 7.7; or

(iv)       at any time prior to the time the approval of stockholders with respect to the GBDC Matters is obtained, (A) GBDC is not in material breach of any of the terms of this Agreement, (B) the GBDC Board, including a majority of the Independent Directors of GBDC authorizes GBDC, subject to complying with the terms of this Agreement (including Section 7.8(b)), to enter into, and GBDC enters into, a definitive Contract with respect to a GBDC Superior Proposal and (C) GBDC prior to such termination pays to GCIC in immediately available funds any fees required to be paid pursuant to Section 9.2(b).

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The party desiring to terminate this Agreement pursuant to Section 9.1 shall give written notice of such termination to the other party in accordance with Section 11.2, specifying the provision or provisions hereof pursuant to which such termination is effected.

9.2       Termination Fee.

(a)       If this Agreement shall be terminated:

(i)       by GBDC pursuant to Section 9.1(d)(ii) or Section 9.1(d)(iii);

(ii)       by GCIC pursuant to Section 9.1(c)(iv); or

(iii)      (A)  by (x) GBDC or GCIC pursuant to Section 9.1(b)(ii) or Section 9.1(b)(iii) or (y) GBDC pursuant to Section 9.1(d)(i) (solely to the extent that GCIC has committed a willful or intentional breach), (B) a Takeover Proposal has been publicly disclosed after the date of this Agreement and, prior to the date of such termination, has not been withdrawn (1) with respect to any termination pursuant to Section 9.1(b)(ii) or Section 9.1(d)(i), prior to the date of such termination and (2) with respect to any termination pursuant to Section 9.1(b)(iii), prior to the time of the duly held GCIC Stockholders Meeting, and (C) GCIC enters into a definitive Contract with respect to such Takeover Proposal within twelve (12) months after such termination, and such Takeover Proposal is subsequently consummated (regardless of whether such consummation happens prior to or following such twelve (12)-month period); provided, that for purposes of this Section 9.2(a)(iii), the term “Takeover Proposal” will have the meaning assigned to such term in Article X, except that references to “25%” will be deemed to be references to “50%”, then GCIC shall (A) in the case of Section 9.2(a)(i), no later than two (2) Business Days after the date of such termination, (B) in the case of Section 9.2(a)(ii), prior to, and as a condition to such termination, and (C) in the case of Section 9.2(a)(iii), within two (2) Business Days after the date that such Takeover Proposal is consummated, in each case pay GBDC, subject to applicable Law, a non-refundable fee in an amount equal to $29,000,000.00 (the “GCIC Termination Fee”) as liquidated damages and full compensation hereunder, by wire transfer of immediately available funds to an account designated in writing to GCIC by GBDC if GBDC shall have furnished to GCIC wire payment instructions prior to the date of payment or, otherwise, by certified or official bank check. In the event that the GCIC Termination Fee becomes payable and is paid by GCIC pursuant to this Section 9.2(a), the GCIC Termination Fee shall be GBDC’s and Merger Sub’s sole and exclusive remedy for monetary damages under this Agreement.

(b)       If this Agreement shall be terminated:

(i)       by GCIC pursuant to Section 9.1(c)(ii) or Section 9.1(c)(iii);

(ii)       by GBDC pursuant to Section 9.1(d)(iv); or

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(iii)       (A) by (x) GBDC or GCIC pursuant to Section 9.1(b)(ii) or Section 9.1(b)(iv) or (y) GCIC pursuant to Section 9.1(c)(i) (solely to the extent that GBDC has committed a willful or intentional breach), (B) a Takeover Proposal has been publicly disclosed after the date of this Agreement and, prior to the date of such termination, has not been withdrawn (1) with respect to any termination pursuant to Section 9.1(b)(ii) and Section 9.1(c)(i), prior to the date of such termination and (2) with respect to any termination pursuant to Section 9.1(b)(iv), prior to the time of the duly held GBDC Stockholders Meeting, and (C) GBDC enters into a definitive Contract with respect to such Takeover Proposal within twelve (12) months after such termination, and such Takeover Proposal is subsequently consummated (regardless of whether such consummation happens prior to or following such twelve (12)-month period); provided, that for purposes of this Section 9.2(b)(iii), the term “Takeover Proposal” will have the meaning assigned to such term in Article X, except that references to “25%” will be deemed to be references to “50%”, then GBDC shall (A) in the case of Section 9.2(b)(i), no later than two (2) Business Days after the date of such termination, (B) in the case of Section 9.2(b)(ii), prior to, and as a condition to such termination, and (C) in the case of Section 9.2(b)(iii), within two (2) Business Days after the date that such Takeover Proposal is consummated, in each case, pay GCIC, subject to applicable Law, a non-refundable fee in an amount equal to $29,000,000.00 (the “GBDC Termination Fee”) as liquidated damages and full compensation hereunder, by wire transfer of immediately available funds to an account designated in writing to GBDC by GCIC if GCIC shall have furnished to GBDC wire payment instructions prior to the date of payment or, otherwise, by certified or official bank check. In the event that the GBDC Termination Fee becomes payable and is paid by GBDC pursuant to this Section 9.2(b), the GBDC Termination Fee shall be GCIC’s sole and exclusive remedy for monetary damages under this Agreement.

(c)       The parties acknowledge that the agreements contained in this Section 9.2 are an integral part of the Transactions, that without these agreements each party would not have entered into this Agreement, and that any amounts payable pursuant to this Section 9.2 do not constitute a penalty. If GBDC fails to pay any amounts due to GCIC pursuant to this Section 9.2 within the time periods specified in this Section 9.2 or GCIC fails to pay GBDC any amounts due to GBDC pursuant to this Section 9.2 within the time periods specified in this Section 9.2, GBDC or GCIC, as applicable, shall pay reasonable and documented out-of-pocket costs and expenses (including reasonable attorneys’ fees and expenses) incurred by GCIC or GBDC, as applicable, in connection with any action, including the filing of any lawsuit, taken to collect payment of such amounts, together with interest on such unpaid amounts from the date payment of such amounts was due at the prime lending rate in effect on the date payment was due as published in The Wall Street Journal (or any successor publication thereto), calculated on a daily basis from the date such amounts were required to be paid until the date of actual payment.

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9.3       Effect of Termination. In the event of termination of this Agreement by either GCIC or GBDC as provided in Section 9.1, this Agreement shall forthwith become void and have no effect, and none of GBDC, Merger Sub, GCIC, any of their respective Affiliates or Consolidated Subsidiaries or any of the officers or directors of any of them shall have any liability of any nature whatsoever under this Agreement, or in connection with the Transactions, except that Section 7.9(b), Article IX and Article XI (including, in each case, any applicable definitions) shall survive any termination of this Agreement; provided, however, that nothing herein shall relieve any party from any liabilities for damages incurred or suffered by another party arising out of the willful or intentional breach by such party of any provision of this Agreement or a failure or refusal by such party to consummate this Agreement and the Transactions when such party was obligated to do so in accordance with the terms hereof.

9.4       Fees and Expenses. Subject to Section 9.2, except with respect to (i) costs and expenses of printing and mailing the Registration Statement and all filing and other fees paid to the SEC in connection with the Merger, (ii) all filing and other fees in connection with any filing under the HSR Act and (iii) fees and expenses for legal services to GCIC, GBDC and Merger Sub in connection with the Merger Agreement and the Transactions, which, in each case, shall be borne equally by GBDC and GCIC, all fees and expenses incurred in connection with the Merger, this Agreement and the Transactions shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated.

9.5       Amendment. This Agreement may be amended by the parties, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the GBDC Matters by the stockholders of GBDC or the GCIC Matters by the stockholders of GCIC; provided, however, that after any approval of the GBDC Matters by the stockholders of GBDC or the GCIC Matters by the stockholders of GCIC, there may not be, without further approval of such stockholders, any amendment of this Agreement that requires such further approval under applicable Law. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

9.6       Extension; Waiver. At any time prior to the Effective Time, each party, by action taken or authorized by the GCIC Board, including a majority of the Independent Directors of GCIC, or the GBDC Board, including a majority of the Independent Directors of GBDC, as applicable, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties of the other parties contained in this Agreement or (c) waive compliance by the other parties with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other non-compliance.

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Article X

CERTAIN DEFINITIONS

“Affiliate” of a Person means any other Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the first Person (it being understood that no portfolio company in which any Person has, directly or indirectly, made a debt or equity investment that is, would or should be reflected in the schedule of investments included in the quarterly or annual reports of such Person that are filed with the SEC shall be an Affiliate of such Person).

“Business Day” means any day other than a Saturday or Sunday or a day on which banks are required or authorized to close in the City of New York.

“Consolidated Subsidiary”, when used with respect to any Person, means any corporation, partnership, limited liability company or other Person, whether incorporated or unincorporated, that is consolidated with such Person for financial reporting purposes under GAAP.

“Contract” means any agreement, contract, lease, mortgage, evidence of indebtedness, indenture, license or instrument, whether oral or written, and shall include each amendment, supplement and modification to the foregoing, to which a Person or any of its Consolidated Subsidiaries is a party or by which any of them may be bound.

“EDGAR” means the SEC’s Electronic Data Gathering Analysis and Retrieval System.

“Environmental Laws” means applicable Laws regulating, relating to or imposing liability or standards of conduct concerning the use, storage, handling, disposal or release of any Hazardous Substance, as in effect on the date of this Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder.

“Exchange Ratio” means 0.865.

“GBDC Consideration Value” means the greater of (i) the closing price per share of GBDC Common Stock on the Nasdaq on either the Determination Date or, if the Nasdaq is closed on the Determination Date, the most recent trading day prior to the Determination Date and (ii) the Closing GBDC Net Asset Value.

“GBDC Matters” means (i) the proposed issuance of GBDC Common Stock in connection with the Merger, (ii) the New Investment Advisory Agreement and (iii) any other matters required to be approved or adopted by the stockholders of GBDC in order to effect the Transactions.

“GBDC Requisite Vote” means (i) with respect to the approval of the issuance of shares of GBDC Common Stock as Merger Consideration, the approval of at least a majority of the votes cast by holders of GBDC Common Stock at a meeting at which a quorum is present and (ii) with respect to the amendment of the GBDC Investment Advisory Agreement, the approval of the lesser of (1) 67% of the GBDC Common Stock present at a meeting of the stockholders of GBDC if the holders of more than 50% of the outstanding shares of GBDC Common Stock are present or represented by proxy or (2) more than 50% of the outstanding shares of GBDC Common Stock.

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“GBDC SLF” means Senior Loan Fund LLC, a Delaware limited liability company.

“GBDC Superior Proposal” means a bona fide written Takeover Proposal that was not knowingly solicited by, or the result of any knowing solicitation by, GBDC or any of its Consolidated Subsidiaries or by any of their respective Affiliates or Representatives in violation of this Agreement, made by a third party that would result in such third party becoming the beneficial owner, directly or indirectly, of more than 75% of the total voting power of GBDC or more than 75% of the assets of GBDC on a consolidated basis (a) on terms which the GBDC Board determines in good faith to be superior for the stockholders of GBDC (in their capacity as stockholders), taken as a group, from a financial point of view as compared to the Merger (after giving effect to the payment of the GBDC Termination Fee and any alternative proposed by GCIC in accordance with Section 7.8), (b) that is reasonably likely to be consummated (taking into account, among other things, all legal, financial, regulatory and other aspects of the proposal, including any conditions, and the identity of the offeror) in a timely manner and in accordance with its terms and (c) in respect of which any required financing has been determined in good faith by GBDC Board (including a majority of the Independent Directors of GBDC) to be reasonably likely to be obtained, as evidenced by a written commitment of a reputable financing source.

“GCIC Administration Agreement” means the administration agreement between GCIC and Golub Capital LLC in effect as of the date of this Agreement.

“GCIC Advisory Agreement” means the investment advisory agreement between GCIC and GC Advisors in effect as of the date of this Agreement.

“GCIC Matters” means (i) the proposed Merger and (ii) any other matters required to be approved or adopted by the stockholders of GCIC in order to effect the Transactions.

“GCIC SLF” means GCIC Senior Loan Fund LLC, a Delaware limited liability company.

“GCIC Subscription Agreements” means the subscription agreements entered into prior to the date of this Agreement by and between GCIC and investors providing for the private placement of GCIC’s common stock pursuant to capital commitments from investors, true and complete copies of which have been delivered or made available to GBDC.

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“GCIC Superior Proposal” means a bona fide written Takeover Proposal that was not knowingly solicited by, or the result of any knowing solicitation by, GCIC or any of its Consolidated Subsidiaries or by any of their respective Affiliates or Representatives in violation of this Agreement, made by a third party that would result in such third party becoming the beneficial owner, directly or indirectly, of more than 75% of the total voting power of GCIC or more than 75% of the assets of GCIC on a consolidated basis (a) on terms which the GCIC Board determines in good faith to be superior for the stockholders of GCIC (in their capacity as stockholders), taken as a group, from a financial point of view as compared to the Merger (after giving effect to the payment of the GCIC Termination Fee and any alternative proposed by GBDC in accordance with Section 7.7), (b) that is reasonably likely to be consummated (taking into account, among other things, all legal, financial, regulatory and other aspects of the proposal, including any conditions, and the identity of the offeror) in a timely manner and in accordance with its terms and (c) in respect of which any required financing has been determined in good faith by the GCIC Board (including a majority of the Independent Directors of GCIC) to be reasonably likely to be obtained, as evidenced by a written commitment of a reputable financing source.

“GCIC Trademark License Agreement” means the trademark license agreement between GCIC and Golub Capital LLC in effect as of the date of this Agreement.

“Governmental Entity” means any federal, state, local, or foreign government or other governmental body, any agency, commission or authority thereof, any regulatory or administrative authority, any quasi-governmental body, any self-regulatory agency, any court, tribunal, or judicial body, or any political subdivision, department or branch of any of the foregoing.

“Hazardous Substance” means any substance to the extent presently listed, defined, designated or classified as hazardous, toxic or radioactive under any applicable Environmental Law.

“Indebtedness” shall mean (a) any indebtedness or other obligation for borrowed money, (b) any indebtedness evidenced by a note, bond, debenture or similar instrument, (c) any liabilities or obligations with respect to interest rate swaps, collars, caps and similar hedging obligations, (d) any capitalized lease obligations, (e) any direct or contingent obligations under letters of credit, bankers’ acceptances, bank guarantees, surety bonds and similar instruments, each to the extent drawn upon and unpaid, (f) any obligation to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business) and (g) guarantees in respect of clauses (a) through (f), in each case excluding obligations to fund commitments to portfolio companies entered into the in the ordinary course of business.

“Independent Director” means, with respect to GBDC or GCIC, each director who is not an “interested person” of GBDC or GCIC, as the case may be, as defined in the Investment Company Act.

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“Intervening Event” means with respect to any party any event, change or development first occurring or arising after the date hereof that is material to, as applicable, GBDC and its Consolidated Subsidiaries, taken as a whole, or GCIC and its Consolidated Subsidiaries, taken as whole, that was not known to, or reasonably foreseeable by, any member of the party’s board of directors, as of or prior to the date hereof and did not result from or arise out of the announcement or pendency of, or any actions required to be taken by such party (or to be refrained from being taken by such party) pursuant to, this Agreement; provided, however, that in no event shall the following events, circumstances, or changes in circumstances constitute an Intervening Event: (a) the receipt, existence, or terms of a Takeover Proposal or any matter relating thereto or consequence thereof or any inquiry, proposal, offer, or transaction from any third party relating to or in connection with a transaction of the nature described in the definition of “Takeover Proposal” (which, for the purposes of the Intervening Event definition, shall be read without reference to the percentage thresholds set forth in the definition thereof); (b) any change in the price, or change in trading volume, of the GBDC Common Stock (provided, however, that the exception to this clause (b) shall not apply to the underlying causes giving rise to or contributing to such change or prevent any of such underlying causes from being taken into account in determining whether an Intervening Event has occurred); (c) changes in general economic, social or political conditions or the financial markets in general; or (d) general changes or developments in the industries in which the applicable party and its Consolidated Subsidiaries operate, including general changes in Law after the date hereof across such industries.

“Investment Advisers Act” means the Investment Advisers Act of 1940, as amended, and the rules promulgated thereunder.

“Investment Company Act” means the Investment Company Act of 1940, as amended, and the rules promulgated thereunder.

“knowledge” means (i) for GCIC, the actual knowledge of its executive officers and directors set forth in Section 9 of GCIC Disclosure Schedule, (ii) for GBDC, the actual knowledge of its executive officers and directors set forth in Section 9 of the GBDC Disclosure Schedule and (iii) for GC Advisors, the actual knowledge of its executive officers and directors set forth in Section 9 of GC Advisors Disclosure Schedule.

“Law” means any federal, state, local or foreign law (including the common law), statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction or any Permit or similar right granted by any Governmental Entity.

“Liens” means all security interests, liens, claims, pledges, easements, mortgages, rights of first offer or refusal or other encumbrances.

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“Material Adverse Effect” means, with respect to GBDC, GCIC or GC Advisors, as the case may be, any event, development, change, effect or occurrence (each, an “Effect”) that is, or would reasonably be expected to be, individually or in the aggregate, materially adverse to (i) the business, operations, condition (financial or otherwise) or results of operations of such party and its Consolidated Subsidiaries, taken as a whole, other than (A) any Effect resulting from or attributable to (1) changes in general economic, social or political conditions or the financial markets in general, (2) general changes or developments in the industries in which such party and its Consolidated Subsidiaries operate, including general changes in Law after the date hereof across such industries, except, in the case of the foregoing clauses (1) and (2), to the extent such changes or developments referred to therein have a materially disproportionate adverse impact on such party and its Consolidated Subsidiaries, taken as a whole, relative to other participants of similar sizes engaged in the industries in which such party conducts its businesses or (3) the announcement of this Agreement or the Transactions or the identities of the parties to this Agreement or (B) any failure to meet internal or published projections or forecasts for any period, as the case may be, or, in the case of GBDC, any decline in the price of shares of GBDC Common Stock, on the Nasdaq or trading volume of GBDC Common Stock (provided that the underlying causes of such failure or decline shall be considered in determining whether there is a Material Adverse Effect) or (ii) the ability of such party to timely perform its material obligations under this Agreement or consummate the Merger and the other Transactions.

“Order” means any writ, injunction, judgment, order or decree entered, issued, made or rendered by any Governmental Entity.

“Permit” means any license, permit, variance, exemption, approval, qualification, or Order of any Governmental Entity.

“Permitted Indebtedness” means Indebtedness of GBDC or GCIC, as applicable, and is respective Consolidated Subsidiaries (i) outstanding as of the date of this Agreement or (ii) Indebtedness incurred after the date of this Agreement to the extent permitted by the 1940 Act that is substantially consistent with the past practices of GBDC or GCIC, as applicable.

“Permitted Issuances” means issuances of shares of GBDC Common Stock in a public or private offering consistent with past practices of GBDC at prices at or above the net asset value per share of GBDC Common Stock as of such offering.

“Person” means an individual, a (general or limited) partnership, a corporation, a limited liability company, an association, a trust, a joint venture, a Governmental Entity or other legal entity or organization.

“Previously Disclosed” means information (i) with respect to GCIC, (A) set forth by GCIC in the GCIC Disclosure Schedule or (B) previously disclosed since the Applicable Date in any GCIC SEC Report, and (ii) with respect to GBDC, (A) set forth by GBDC in the GBDC Disclosure Schedule or (B) previously disclosed since the Applicable Date in any GBDC SEC Report; provided, however, that any risk factor disclosures contained under the heading “Risk Factors,” any disclosure of risks included in any “forward-looking statements” disclaimer or any other statements that are similarly predictive or forward-looking in nature in any GCIC SEC Report or GBDC SEC Report, as the case may be, shall not be deemed to be “Previously Disclosed.”

“Proceeding” means an action, suit, arbitration, investigation, examination, litigation, lawsuit or other proceeding, whether civil, criminal or administrative.

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“Regulatory Approvals” means all applications and notices with, and receipt of consents, authorizations, approvals, exemptions or nonobjections from any Governmental Entity.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules promulgated thereunder.

“Takeover Proposal” means any inquiry, proposal, discussions, negotiations or offer from any Person or group of Persons (other than GBDC or GCIC or any of their respective Affiliates) (a) with respect to a merger, consolidation, tender offer, exchange offer, stock acquisition, asset acquisition, share exchange, business combination, recapitalization, liquidation, dissolution, joint venture or similar transaction involving GCIC or GBDC, as applicable, or any of such party’s respective Consolidated Subsidiaries, as applicable, or (b) relating to any direct or indirect acquisition, in one transaction or a series of transactions, of (i) assets or businesses (including any mortgage, pledge or similar disposition thereof but excluding any bona fide financing transaction) that constitute or represent, or would constitute or represent if such transaction is consummated, 25% or more of the total assets, net revenue or net income of GCIC or GBDC, as applicable, and such party’s respective Consolidated Subsidiaries, taken as a whole, or (ii) 25% or more of the outstanding shares of capital stock of, or other equity or voting interests in, GCIC or in any of GCIC’s Consolidated Subsidiaries or, GBDC or in any of GBDC’s Consolidated Subsidiaries, as applicable, in each case other than the Merger and the other Transactions.

“Tax” means all federal, state, local, and foreign income, excise, gross receipts, gross income, profits, gains, property, capital, sales, transfer, use, payroll, employment, severance, withholding, duties, franchise, value added and other taxes, charges, levies or like assessments together with all penalties and additions to tax and interest thereon.

“Tax Dividend” means a dividend or dividends, with respect to any applicable tax year, which is deductible pursuant to the dividends paid deduction under Section 562 of the Code, and shall have the effect of distributing to GCIC’s stockholders all of its previously undistributed (i) “investment company taxable income” within the meaning of Section 852(b) of the Code (determined without regard to Section 852(b)(2)(D) of the Code), (ii) any prior year shortfall as determined under Section 4982(b)(2) of the Code, (iii) amounts constituting the excess of (A) the amount specified in Section 852(a)(1)(B)(i) of the Code over (B) the amount specified in Section 852(a)(1)(B)(ii) of the Code, and (iv) net capital gain (within the meaning of Section 1222(11) of the Code), if any, in each case recognized either in the applicable tax year or any prior tax year.

“Tax Return” means a report, return, statement, form or other information (including any schedules, attachments or amendments thereto) required to be supplied to a Governmental Entity with respect to Taxes including, where permitted or required, consolidated, combined or unitary returns for any group of entities.

“Trading Day” shall mean a day on which shares of GBDC Common Stock are traded on Nasdaq.

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“Transactions” means the transactions contemplated by this Agreement, including the Mergers.

“Treasury Regulations” means all final and temporary federal income tax regulations, as amended from time to time, issued under the Code by the United States Treasury Department.

Table of Definitions

Term:	Section:

Acceptable Courts	11.6
Agreement	Preamble
Applicable Date	3.5(a)
Articles of Merger	1.3
Bankruptcy and Equity Exception	3.3(a)
BDC	Recitals
Cancelled Shares	1.5(b)
Closing	1.2
Closing Date	1.2
Closing GBDC Net Asset Value	2.6(b)
Closing GCIC Net Asset Value	2.6(a)
Code	Recitals
Current D&O Insurance	7.5(b)
DE SOS	3.4
Determination Date	2.6(a)
DGCL	1.9
Disclosure Schedule	11.9
DOJ	7.1(a)
Effective Time	1.3
Employee Benefit Plans	3.13
Exchange Fund	2.3
EY	3.6(a)
FTC	7.1(a)
GAAP	3.6(a)
GBDC	Preamble
GBDC Adverse Recommendation Change	7.8(a)
GBDC Balance Sheet	4.6(b)
GBDC Board	Recitals
GBDC Bylaws	4.1(b)
GBDC Capitalization Date	4.2(a)
GBDC Charter	4.1(b)
GBDC Common Stock	1.5(b)
GBDC Disclosure Schedule	11.9
GBDC Insurance Policy	4.15

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Term:	Section:

GBDC Intellectual Property Rights	4.16
GBDC Intervening Event Notice Period	7.8(e)
GBDC Intervening Event Recommendation Change	7.8(e)
GBDC Material Contracts	4.14(a)
GBDC Recommendation	7.8(a)
GBDC SEC Reports	4.5(a)
GBDC Stockholders Meeting	4.3(a)
GBDC Termination Fee	9.2(b)
GBDC Voting Debt	4.2(a)
GC Advisor	Preamble
GC Advisors Disclosure Schedule	11.9
GCIC	Preamble
GCIC Adverse Recommendation Change	7.7(a)
GCIC Balance Sheet	3.6(b)
GCIC Board	Recitals
GCIC Bylaws	3.1(b)
GCIC Capitalization Date	3.2(a)
GCIC Charter	3.1(b)
GCIC Common Stock	1.5(b)
GCIC Disclosure Schedule	11.9
GCIC Insurance Policy	3.15
GCIC Intellectual Property Rights	3.16
GCIC Intervening Event Notice Period	7.7(e)
GCIC Intervening Event Recommendation Change	7.7(e)
GCIC Material Contracts	3.14(a)
GCIC Recommendation	7.7(a)
GCIC Requisite Vote	3.3(a)
GCIC SEC Reports	3.5(a)
GCIC Stockholders Meeting	3.3(a)
GCIC Termination Fee	9.2(a)
HSR Act	3.4
Indemnified Liabilities	7.5(a)
Indemnified Parties	7.5(a)
Indemnified Party	7.5(a)
Intellectual Property Rights	3.16
IRS	3.11(a)
Joint Proxy Statement/Prospectus	3.4
Merger	Recitals
Mergers	Recitals
Merger Consideration	1.5(c)
Merger Sub	Preamble
MGCL	1.1

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Term:	Section:

Nasdaq	2.2
New Investment Advisory Agreement	Recitals
Notice of a GBDC Superior Proposal	7.8(b)
Notice of a GCIC Superior Proposal	7.7(b)
Paying and Exchange Agent	2.3
Registration Statement	3.4
Representatives	7.6(a)
RIC	3.11(b)
Rights	3.2(a)
Sarbanes Oxley Ac	3.6(g)
SDAT	1.3
Second Merger	Recitals
Surviving Company	Recitals
Tail Period	7.5(b)
Takeover Approval	7.7(a)(ii)
Takeover Proposal	9.2(a)(iii)
Takeover Statutes	3.20
Terminations	1.9
Termination Date	9.1(b)(ii)
Voting Debt	3.2(a)

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Article XI

GENERAL PROVISIONS

11.1       Nonsurvival of Representations, Warranties and Agreements. None of the representations, warranties, covenants and agreements set forth in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time, except for and subject to Section 7.5 and Section 9.4 and for those other covenants and agreements contained in this Agreement that by their express terms apply or are to be performed in whole or in part after the Effective Time.

11.2       Notices. All notices and other communications in connection with this Agreement shall be in writing and shall be deemed given if delivered personally, sent via email (provided that the transmission is followed up within one Business Day by dispatch pursuant to one of the other methods described herein), mailed by registered or certified mail (return receipt requested) or delivered by an express courier (with confirmation) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

If to GCIC, to:

666 Fifth Avenue, 18th Floor
New York, NY 10103
Attention:	David B. Golub
Email:	dgolub@golubcapital.com

with a copy, which will not constitute notice, to:

Dechert LLP
Three Bryant Park
1095 Avenue of the Americas
New York, NY 10036
	Attention:	Thomas J. Friedmann, Esq.
Eric Siegel, Esq.
	Email:	thomas.friedmann@dechert.com
eric.siegel@dechert.com

and
Blank Rome LLP
405 Lexington Avenue
New York, NY 10174
	Attention:	Thomas R. Westle, Esq.
	E-mail:	twestle@blankrome.com

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If to GBDC or Merger Sub, to:

666 Fifth Avenue, 18th Floor
New York, NY 10103
Attention:	David B. Golub
Email:	dgolub@golubcapital.com

with a copy, which will not constitute notice, to:

Dechert LLP
Three Bryant Park
1095 Avenue of the Americas
New York, NY 10036
Attention:	Thomas J. Friedmann, Esq.
Eric S. Siegel, Esq.
Email:	thomas.friedmann@dechert.com
eric.siegel@dechert.com

and
Blank Rome LLP
405 Lexington Avenue
New York, NY 10174
Attention:	Thomas R. Westle, Esq.
E-mail:	twestle@blankrome.com

Each such notice or other communication shall be effective upon receipt (or refusal of receipt).

11.3       Interpretation; Construction. When a reference is made in this Agreement to Articles, Sections, Exhibits or Schedules, such reference shall be to an Article or Section of or Exhibit or Schedule to this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The terms “cash,” “dollars” and “$” mean United States dollars. All schedules and exhibits hereto shall be deemed part of this Agreement and included in any reference to this Agreement. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. If any term, provision, covenant or restriction contained in this Agreement is held by a court or a federal or state regulatory agency of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions and covenants and restrictions contained in this Agreement shall remain in full force and effect, and shall in no way be affected, impaired or invalidated. If for any reason such court or regulatory agency determines that any term, provision, covenant or restriction is invalid, void or unenforceable, it is the express intention of the parties that such term, provision, covenant or restriction be enforced to the maximum extent permitted. The parties have jointly participated in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

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11.4       Counterparts. This Agreement may be executed in two or more counterparts (including by facsimile or other electronic means), all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties (including by facsimile or other electronic means), it being understood that each party need not sign the same counterpart.

11.5       Entire Agreement. This Agreement (including the documents and the instruments referred to in this Agreement) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter of this Agreement.

11.6       Governing Law; Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed and construed in accordance with the Laws of the State of Maryland applicable to contracts made and performed entirely within such state, without regard to any applicable conflicts of law principles that would cause the application of the Laws of another jurisdiction, except to the extent (a) governed by the Investment Company Act, in which case the Investment Company Act shall control and (b) the Second Merger is governed by the DGCL, in which case the DGCL shall control. The parties hereto agree that any Proceeding brought by any party to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the Transactions shall be brought in the Circuit Court for Baltimore City, Maryland, or if jurisdiction over the matter is vested exclusively in federal courts, the United States District Court for the District of Maryland, and the appellate courts to which orders and judgments therefore may be appealed (collectively, the “Acceptable Courts”). In any such judicial proceeding, each of the parties further consents to the assignment of any proceeding in the Circuit Court for Baltimore City, Maryland to the Business and Technology Case Management Program pursuant to Maryland Rule 16-205 (or any successor thereof). Each of the parties hereto submits to the jurisdiction of any Acceptable Court in any Proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the Transactions and hereby irrevocably waives the benefit of jurisdiction derived from present or future domicile or otherwise in such Proceeding. Each party hereto irrevocably waives, to the fullest extent permitted by Law, any objection that it may now or hereafter have to the laying of the venue of any Proceeding in any such Acceptable Court or that any such Proceeding brought in any such Acceptable Court has been brought in an inconvenient forum. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY. Each party hereto (a) certifies that no representative of any other party has represented, expressly or otherwise, that such other party would not, in the event of any action, suit or proceeding, seek to enforce the foregoing waiver, (b) certifies that it makes this waiver voluntarily and (c) acknowledges that it and the other parties hereto have been induced to enter into this Agreement, by, among other things, the mutual waiver and certifications in this Section 11.6.

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11.7       Assignment; Third Party Beneficiaries. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned by any of the parties (whether by operation of law or otherwise) without the prior written consent of the other parties. Any purported assignment in contravention hereof shall be null and void. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by each of the parties and their respective successors and assigns. Except as otherwise specifically provided in Section 7.5, this Agreement (including the documents and instruments referred to in this Agreement) is not intended to and does not confer upon any Person other than the parties hereto any rights or remedies under this Agreement.

11.8       Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, and that monetary damages, even if available, would not be an adequate remedy therefor. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any federal or state court located in the State of Maryland, without proof of actual damages (and each party hereby waives any requirement for the securing or posting of any bond in connection with such remedy), this being in addition to any other remedy to which such party is entitled at law or in equity. Each of the parties hereto agrees that it will not oppose the granting of an injunction, specific performance or other equitable relief on the basis that any other party hereto has an adequate remedy at law or that any award of specific performance is not an appropriate remedy for any reason at law or in equity.

11.9       Disclosure Schedule. Before entry into this Agreement, GBDC, GCIC and GC Advisors each delivered to the other party a schedule (the “GBDC Disclosure Schedule”, the “GCIC Disclosure Schedule” and the “GC Advisors Disclosure Schedule”, respectively, each, a “Disclosure Schedule”) that sets forth, among other things, items the disclosure of which is necessary or appropriate either in response to an express disclosure requirement contained in a provision hereof or as an exception to one or more representations or warranties contained in Article III or Article IV, as applicable, or to one or more covenants contained herein; provided, however, that notwithstanding anything in this Agreement to the contrary, the mere inclusion of an item as an exception to a representation or warranty shall not be deemed an admission that such item represents a material exception or material fact, event or circumstance or that such item has had or would be reasonably likely to have a Material Adverse Effect. Each Disclosure Schedule shall be numbered to correspond with the sections and subsections contained in this Agreement. The disclosure in any section or subsection of each Disclosure Schedule, shall qualify only (i) the corresponding section or subsection, as the case may be, of this Agreement, (ii) other sections or subsections of this Agreement to the extent specifically cross-referenced in such section or subsection thereof, and (iii) other sections or subsections of this Agreement to the extent it is reasonably apparent from a reading of the disclosure that such disclosure is applicable to such other sections or subsections.

[Signature Page Follows]

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IN WITNESS WHEREOF, GCIC, GBDC, Merger Sub and GC Advisors have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

GCIC:

GOLUB CAPITAL INVESTMENT CORPORATION

By:	/s/ David B. Golub
Name: David B. Golub
Title: President and Chief Executive Officer

GBDC:

GOLUB CAPITAL BDC, INC.

By:	/s/ David B. Golub
Name: David B. Golub
Title: Chief Executive Officer

MERGER SUB:

FIFTH AVE SUBSIDIARY INC.

By:	/s/ David B. Golub
Name: David B. Golub
Title: President and Chief Executive Officer

GC ADVISORS:

GC Advisors LLC

By:	/s/ David B. Golub
Name: David B. Golub
Title: President

[Signature Page to Agreement and Plan of Merger]

GOLUB CAPITAL LLC
(solely for purposes of Section 1.9)

By:	/s/ David B. Golub
Name: David B. Golub
Title: President

[Signature Page to Agreement and Plan of Merger]

EXHIBIT A

Form of Third Amended and Restated Investment Advisory Agreement

between Golub Capital BDC, Inc. and GC Advisors LLC

(See attached.)

THIRD AMENDED AND RESTATED INVESTMENT ADVISORY AGREEMENT
BETWEEN GOLUB CAPITAL BDC, INC. AND GC ADVISORS LLC

Third Amended and Restated Investment Advisory Agreement made this day of , (this “Agreement”) and effective as of , , by and between GOLUB CAPITAL BDC, INC., a Delaware corporation (the “Corporation”), and GC ADVISORS LLC, a Delaware limited liability company (the “Adviser”).

WHEREAS, the Corporation operates as a closed-end, non-diversified management investment company;

WHEREAS, the Corporation has filed an election to be treated as a business development company under the Investment Company Act of 1940, as amended (the “Investment Company Act”);

WHEREAS, the Corporation has acquired interests in senior secured loans and other debt obligations that comprise a portion of the Corporation’s portfolio;

WHEREAS, the Adviser is registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the “Investment Advisers Act”);

WHEREAS, the Corporation and the Adviser are party to that certain investment advisory agreement dated April 14, 2010 by and between the Corporation and the Adviser, as amended and restated on July 16, 2010 and as further amended and restated on August 5, 2014 (the “Prior Agreement”);

WHEREAS, the Corporation and the Adviser desire to amend and restate the Prior Agreement to set forth the terms and conditions for the continued provision by the Adviser of investment advisory services to the Corporation.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the parties hereby agree as follows:

1.	Duties of the Adviser.

(a)       The Corporation hereby employs the Adviser to act as the investment adviser to the Corporation and to manage the investment and reinvestment of the assets of the Corporation, subject to the supervision of the board of directors of the Corporation (the “Board of Directors”), for the period and upon the terms herein set forth, (i) in accordance with the investment objective, policies and restrictions that are set forth in the Registration Statement, as the same may be amended from time to time, (ii) in accordance with the Investment Company Act, the Investment Advisers Act and all other applicable federal and state law and (iii) in accordance with the Corporation’s certificate of incorporation and bylaws. Without limiting the generality of the foregoing, the Adviser shall, during the term and subject to the provisions of this Agreement, (i) determine the composition of the portfolio of the Corporation, the nature and timing of the changes therein and the manner of implementing such changes; (ii) identify, evaluate and negotiate the structure of the investments made by the Corporation (including performing due diligence on prospective portfolio companies); (iii) execute, close, service and monitor the Corporation’s investments; (iv) determine the securities and other assets that the Corporation will purchase, retain or sell; and (v) provide the Corporation with such other investment advisory, research and related services as the Corporation may, from time to time, reasonably require for the investment of its funds. The Adviser shall have the power and authority on behalf of the Corporation to effectuate its investment decisions for the Corporation, including the execution and delivery of all documents relating to the Corporation’s investments and the placing of orders for other purchase or sale transactions on behalf of the Corporation. In the event that the Corporation determines to acquire debt financing or to refinance existing debt financing, the Adviser shall arrange for such financing on the Corporation’s behalf, subject to the oversight and approval of the Board of Directors. If it is necessary for the Adviser to make investments on behalf of the Corporation through a subsidiary or special purpose vehicle, the Adviser shall have authority to create or arrange for the creation of such subsidiary or special purpose vehicle and to make such investments through such subsidiary or special purpose vehicle in accordance with the Investment Company Act.

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(b)       The Adviser hereby accepts such employment and agrees during the term hereof to render the services described herein for the amounts of compensation provided herein.

(c)       Subject to the requirements of the Investment Company Act, the Adviser is hereby authorized, but not required, to enter into one or more sub-advisory agreements with other investment advisers (each, a “Sub-Adviser”) pursuant to which the Adviser may obtain the services of the Sub-Adviser(s) to assist the Adviser in fulfilling its responsibilities hereunder. Specifically, the Adviser may retain a Sub-Adviser to recommend specific securities or other investments based upon the Corporation’s investment objective and policies, and work, along with the Adviser, in structuring, negotiating, arranging or effecting the acquisition or disposition of such investments and monitoring investments on behalf of the Corporation, subject in all cases to the oversight of the Adviser and the Corporation. The Adviser, and not the Corporation, shall be responsible for any compensation payable to any Sub-Adviser. Any sub-advisory agreement entered into by the Adviser shall be in accordance with the requirements of the Investment Company Act, the Investment Advisers Act and other applicable federal and state law.

(d)       For all purposes herein provided, the Adviser shall be deemed to be an independent contractor and, except as expressly provided or authorized herein, shall have no authority to act for or represent the Corporation in any way or otherwise be deemed an agent of the Corporation.

(e)       The Adviser shall keep and preserve, in the manner and for the period that would be applicable to investment companies registered under the Investment Company Act, any books and records relevant to the provision of its investment advisory services to the Corporation, shall specifically maintain all books and records with respect to the Corporation’s portfolio transactions and shall render to the Board of Directors such periodic and special reports as the Board of Directors may reasonably request. The Adviser agrees that all records that it maintains for the Corporation are the property of the Corporation and shall surrender promptly to the Corporation any such records upon the Corporation’s request, provided that the Adviser may retain a copy of such records.

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2.             Corporation’s Responsibilities and Expenses Payable by the Corporation. All investment professionals of the Adviser and their respective staffs, when and to the extent engaged in providing investment advisory and management services hereunder, and the compensation and routine overhead expenses of such personnel allocable to such services, shall be provided and paid for by the Adviser and not by the Corporation. The Corporation shall bear all other costs and expenses of its operations and transactions, including, without limitation, those relating to: (a) organization of the Corporation; (b) calculations of the net asset value of the Corporation, including the cost and expenses of any independent valuation firm; (c) fees and expenses incurred by the Adviser and payable to third parties, including agents, consultants or other advisors, in connection with monitoring the financial and legal affairs of the Corporation and in monitoring the Corporation’s investments, performing due diligence on prospective portfolio companies or otherwise relating to, or associated with, evaluating and making investments; (d) interest payable on debt, if any, incurred by the Corporation to finance its investments and expenses related to unsuccessful portfolio acquisition efforts; (e) offerings of the common stock and other securities of the Corporation, including any public offering of the common stock of the Corporation; (f) investment advisory and management fees; (g) administration fees payable under the administration agreement dated April 10, 2010 (as amended, the “Administration Agreement”), between the Corporation and the Corporation’s administrator (the “Administrator”); (h) fees payable to third parties, including agents, consultants or other advisors, relating to, or associated with, evaluating and making investments, including costs associated with meeting potential financial sponsors; (i) fees incurred by the Corporation in connection with the services of transfer agents and dividend agents and custodial fees and expenses; (j) federal and state registration fees; (k) all costs of registration and listing the Corporation’s securities on any securities exchange; (l) federal, state and local taxes; (m) independent Directors’ fees and expenses; (n) costs of preparing and filing reports or other documents required by the Securities and Exchange Commission and other regulators; (o) costs of any reports, proxy statements or other notices to stockholders, including printing costs; (p) costs associated with individual or group stockholders; (q) the Corporation’s allocable portion of any fidelity bond, directors’ and officers’ errors and omissions liability insurance policies, and any other insurance premiums; (r) direct costs and expenses of administration, including printing, mailing, long distance telephone, copying, secretarial and other staff, independent auditors and outside legal costs; (s) proxy voting expenses; and (t) any and all other expenses incurred by the Corporation or the Administrator in connection with administering the Corporation’s business, including payments made under the Administration Agreement based upon the Corporation’s allocable portion of the Administrator’s overhead in performing its obligations under the Administration Agreement, including rent and the allocable portion of the cost of the Corporation’s chief compliance officer and chief financial officer and their respective staffs.

3.             Compensation of the Adviser. The Corporation agrees to pay, and the Adviser agrees to accept, as compensation for the investment advisory and management services provided by the Adviser hereunder, a fee consisting of two components: a base management fee (the “Base Management Fee”) and an incentive fee (the “Incentive Fee”), each as hereinafter set forth. The Corporation shall make any payments due hereunder to the Adviser or to the Adviser’s designee as the Adviser may otherwise direct. To the extent permitted by applicable law, the Adviser may elect, or adopt a deferred compensation plan pursuant to which it may elect to defer all or a portion of its fees hereunder for a specified period of time.

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(a)       The Base Management Fee shall be calculated at an annual rate equal to 1.375% of the average adjusted gross assets of the Corporation. As described below, average adjusted gross assets of the Corporation for any period shall exclude cash and cash equivalents and include assets purchased by the Corporation with borrowed funds. For services rendered under this Agreement, the Base Management Fee shall be payable quarterly in arrears. The Base Management Fee shall be calculated based on the average value of the gross assets of the Corporation at the end of the two most recently completed calendar quarters. Such amount shall be appropriately adjusted (based on the actual number of days elapsed relative to the total number of days in such calendar quarter) for any share issuances or repurchases during a calendar quarter. The Base Management Fee for any partial month or quarter shall be appropriately pro-rated (based on the number of days actually elapsed at the end of such partial month or quarter relative to the total number of days in such month or quarter). For purposes of this Agreement, cash equivalents shall mean U.S. government securities and commercial paper instruments maturing within 270 days of the date of purchase of such instrument by the Corporation. Notwithstanding anything herein to the contrary, to the extent that the Adviser or an affiliate of the Adviser provides investment advisory, collateral management or other similar services to a subsidiary of the Corporation, the Base Management Fee shall be reduced by an amount equal to the product of (a) the total fees paid to the Adviser by such subsidiary for such services and (b) the percentage of such subsidiary’s total equity that is owned, directly or indirectly, by the Corporation.

(b)       The Incentive Fee shall be calculated and paid as set forth on Schedule A hereto, as such schedule may be amended from time to time.

(c)       As set forth in Schedule A hereto, the Incentive Fee calculation shall include a limitation such that the Corporation can only pay an Incentive Fee for any quarter to the Adviser if, after giving effect to such payment, the cumulative Incentives Fees paid per share of common stock of the Corporation to the Adviser from the date on which the Corporation elected to be treated as a business development company through and the date of such payment would be less than or equal to 20% of the Cumulative Pre-Incentive Fee Net Income Per Share (as such term is defined in Schedule A hereto) of the Corporation.

4.            Covenants of the Adviser. The Adviser hereby covenants that it is registered as an investment adviser under the Investment Advisers Act. The Adviser hereby agrees that its activities shall at all times be in compliance in all material respects with all applicable federal and state laws governing its operations and investments.

5.            Excess Brokerage Commissions. The Adviser is hereby authorized, to the fullest extent now or hereafter permitted by law, to cause the Corporation to pay a member of a national securities exchange, broker or dealer an amount of commission for effecting a securities transaction in excess of the amount of commission another member of such exchange, broker or dealer would have charged for effecting such transaction if the Adviser determines, in good faith and taking into account such factors as price (including the applicable brokerage commission or dealer spread), size of order, difficulty of execution, and operational facilities of the firm and the firm’s risk and skill in positioning blocks of securities, that the amount of such commission is reasonable in relation to the value of the brokerage and/or research services provided by such member, broker or dealer, viewed in terms of either that particular transaction or its overall responsibilities with respect to the Corporation’s portfolio, and constitutes the best net result for the Corporation.

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6.             Proxy Voting. The Adviser shall be responsible for voting any proxies solicited by an issuer of securities held by the Corporation in the best interest of the Corporation and in accordance with the Adviser’s proxy voting policies and procedures, as any such proxy voting policies and procedures may be amended from time to time. The Corporation has been provided with a copy of the Adviser’s proxy voting policies and procedures and has been informed as to how it can obtain further information from the Adviser regarding proxy voting activities undertaken on behalf of the Corporation. The Adviser shall be responsible for reporting the Corporation’s proxy voting activities, as required, through periodic filings on Form N-PX.

7.             Limitations on the Employment of the Adviser. The services of the Adviser to the Corporation are not, and shall not be, exclusive. The Adviser may engage in any other business or render similar or different services to others including, without limitation, the direct or indirect sponsorship or management of other investment based accounts or commingled pools of capital, however structured, having investment objectives similar to those of the Corporation; provided that its services to the Corporation hereunder are not impaired thereby. Nothing in this Agreement shall limit or restrict the right of any manager, partner, officer or employee of the Adviser to engage in any other business or to devote his or her time and attention in part to any other business, whether of a similar or dissimilar nature, or to receive any fees or compensation in connection therewith (including fees for serving as a director of, or providing consulting services to, one or more of the portfolio companies of the Corporation, subject at all times to applicable law). So long as this Agreement or any extension, renewal or amendment hereof remains in effect, the Adviser shall be the only investment adviser for the Corporation, subject to the Adviser’s right to enter into sub-advisory agreements. The Adviser assumes no responsibility under this Agreement other than to render the services called for hereunder. It is understood that directors, officers, employees and stockholders of the Corporation are or may become interested in the Adviser and its affiliates, as directors, officers, employees, partners, stockholders, members, managers or otherwise, and that the Adviser and directors, officers, employees, partners, stockholders, members and managers of the Adviser and its affiliates are or may become similarly interested in the Corporation as stockholders or otherwise.

Subject to any restrictions prescribed by law, by the provisions of the Code of Ethics of the Corporation and the Adviser and by the Adviser’s Allocation Policy, the Adviser and its members, officers, employees and agents shall be free from time to time to acquire, possess, manage and dispose of securities or other investment assets for their own accounts, for the accounts of their family members, for the account of any entity in which they have a beneficial interest or for the accounts of others for whom they may provide investment advisory, brokerage or other services (collectively, “Managed Accounts”), in transactions that may or may not correspond with transactions effected or positions held by the Corporation or to give advice and take action with respect to Managed Accounts that differs from advice given to, or action taken on behalf of, the Corporation; provided that the Adviser allocates investment opportunities to the Corporation, over a period of time on a fair and equitable basis compared to investment opportunities extended to other Managed Accounts. The Adviser is not, and shall not be, obligated to initiate the purchase or sale for the Corporation of any security that the Adviser and its members, officers, employees or agents may purchase or sell for its or their own accounts or for the account of any other client if, in the opinion of the Adviser, such transaction or investment appears unsuitable or undesirable for the Corporation. Moreover, it is understood that when the Adviser determines that it would be appropriate for the Corporation and one or more Managed Accounts to participate in the same investment opportunity, the Adviser shall seek to execute orders for the Corporation and for such Managed Account(s) on a basis that the Adviser considers to be fair and equitable over time. In such situations, the Adviser may (but is not required to) place orders for the Corporation and each Managed Account simultaneously or on an aggregated basis. If all such orders are not filled at the same price, the Adviser may cause the Corporation and each Managed Account to pay or receive the average of the prices at which the orders were filled for the Corporation and all relevant Managed Accounts on each applicable day. If all such orders cannot be fully executed under prevailing market conditions, the Adviser may allocate the investment opportunities among participating accounts in a manner that the Adviser considers equitable, taking into account, among other things, the size of each account, the size of the order placed for each account and any other factors that the Adviser deems relevant.

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8.             Responsibility of Dual Directors, Officers and/or Employees. If any person who is a manager, partner, officer or employee of the Adviser or the Administrator is or becomes a director, officer and/or employee of the Corporation and acts as such in any business of the Corporation, then such manager, partner, officer and/or employee of the Adviser or the Administrator shall be deemed to be acting in such capacity solely for the Corporation and not as a manager, partner, officer and/or employee of the Adviser or the Administrator or under the control or direction of the Adviser or the Administrator, even if paid by the Adviser or the Administrator.

9.             Limitation of Liability of the Adviser; Indemnification. The Adviser (and its officers, managers, partners, agents, employees, controlling persons, members and any other person or entity affiliated with the Adviser, including without limitation its general partner and the Administrator) shall not be liable to the Corporation for any action taken or omitted to be taken by the Adviser in connection with the performance of any of its duties or obligations under this Agreement or otherwise as an investment adviser of the Corporation, except to the extent specified in Section 36(b) of the Investment Company Act concerning loss resulting from a breach of fiduciary duty (as the same is finally determined by judicial proceedings) with respect to the receipt of compensation for services, and the Corporation shall indemnify, defend and protect the Adviser (and its officers, managers, partners, agents, employees, controlling persons, members and any other person or entity affiliated with the Adviser, including without limitation its general partner and the Administrator, each of whom shall be deemed a third party beneficiary hereof) (collectively, the “Indemnified Parties”) and hold them harmless from and against all damages, liabilities, costs and expenses (including reasonable attorneys’ fees and amounts reasonably paid in settlement) incurred by the Indemnified Parties in or by reason of any pending, threatened or completed action, suit, investigation or other proceeding (including an action or suit by or in the right of the Corporation or its security holders) arising out of or otherwise based upon the performance of any of the Adviser’s duties or obligations under this Agreement or otherwise as an investment adviser of the Corporation. Notwithstanding the preceding sentence of this Paragraph 9 to the contrary, nothing contained herein shall protect or be deemed to protect the Indemnified Parties against or entitle or be deemed to entitle the Indemnified Parties to indemnification in respect of, any liability to the Corporation or its security holders to which the Indemnified Parties would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of the Adviser’s duties or by reason of the reckless disregard of the Adviser’s duties and obligations under this Agreement (as the same shall be determined in accordance with the Investment Company Act and any interpretations or guidance by the Securities and Exchange Commission or its staff thereunder).

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10.           Effectiveness, Duration and Termination of Agreement. This Agreement shall become effective as of [ ]. This Agreement shall continue for the term of the Prior Agreement, and thereafter shall continue automatically for successive annual periods, provided that such continuance is specifically approved at least annually by (a) the vote of the Board of Directors or by the vote of a majority of the outstanding voting securities of the Corporation and (b) the vote of a majority of the Corporation’s Directors who are not parties to this Agreement or “interested persons” (as such term is defined in Section 2(a)(19) of the Investment Company Act) of any such party, in accordance with the requirements of the Investment Company Act. This Agreement may be terminated at any time, without the payment of any penalty, upon 60 days’ written notice, by the vote of a majority of the outstanding voting securities of the Corporation, or by the vote of the Corporation’s Directors or by the Adviser. This Agreement shall automatically terminate in the event of its “assignment” (as such term is defined for purposes of Section 15(a)(4) of the Investment Company Act). The provisions of Section 9 of this Agreement shall remain in full force and effect, and the Adviser shall remain entitled to the benefits thereof, notwithstanding any termination of this Agreement. Further, notwithstanding the termination or expiration of this Agreement as aforesaid, the Adviser shall be entitled to any amounts owed under Section 3 through the date of termination or expiration and Section 9 shall continue in force and effect and apply to the Adviser and its representatives as and to the extent applicable.

11.           Notices. Any notice under this Agreement shall be given in writing, addressed and delivered or mailed, postage prepaid, to the other party at its principal office.

12.           Amendments. This Agreement may be amended by mutual consent, but the consent of the Corporation must be obtained in conformity with the requirements of the Investment Company Act.

13.           Entire Agreement; Governing Law. This Agreement contains the entire agreement of the parties and supersedes all prior agreements, understandings and arrangements with respect to the subject matter hereof. This Agreement shall be construed in accordance with the laws of the State of New York and the applicable provisions of the Investment Company Act. To the extent the applicable laws of the State of New York, or any of the provisions herein, conflict with the provisions of the Investment Company Act, the latter shall control.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the date above written.

GOLUB CAPITAL BDC, INC.

By:
	Name:	David B. Golub
	Title:	Chief Executive Officer

GC ADVISORS LLC

By:
	Name:	David B. Golub
	Title:	President

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SCHEDULE A

Calculation and Payment of Incentive Fee

The Incentive Fee shall be calculated as provided below and payable (i) quarterly in arrears or (ii) in the event that the Investment Advisory Agreement is terminated, as of the termination date (each, a “Performance Period”). The Adviser shall not be required to reimburse the Corporation for any part of an Incentive Fee it receives that was based on accrued interest that the Corporation accrues but never actually receives.

Income and Capital Gains Incentive Fee Calculation

The income and capital gains incentive fee calculation (the “Income and Capital Gains Incentive Fee Calculation”) has two parts: (i) the income component and (ii) the capital gains component.

Income Component

The income component (the “Income Incentive Fee”) is calculated in arrears for each Performance Period based on the Pre-Incentive Fee Net Investment Income of the Corporation for the immediately preceding Performance Period.

“Pre-Incentive Fee Net Investment Income” means, with respect to any Performance Period, interest income, dividend income and any other income (including any other fees such as commitment, origination, structuring, diligence and consulting fees or other fees that the Corporation receives from portfolio companies but excluding fees for providing managerial assistance) accrued during such period, minus operating expenses for such period (including the Base Management Fee, taxes, any expenses payable under the Agreement and the Administration Agreement, and any interest expense and dividends paid on any outstanding preferred stock, but excluding the Incentive Fee, if any). Pre-Incentive Fee Net Investment Income includes, in the case of investments with a deferred interest feature such as market discount, debt instruments with payment in kind (“PIK”) interest, preferred stock with PIK dividends and zero coupon securities, accrued income that the Corporation has not yet received in cash. Pre-Incentive Fee Net Investment Income shall not include any realized capital gains, realized capital losses or unrealized capital appreciation or depreciation or any amortization or accretion of any purchase premium or purchase discount to interest income resulting solely from the purchase accounting for any premium or discount paid for the acquisition of assets in a merger.

Once calculated, Pre-Incentive Fee Net Investment Income, expressed as a rate of return on the value of the net assets of the Corporation at the end of the immediately preceding calendar quarter, shall be compared to a fixed “hurdle rate” of 2.0% quarterly. For purposes of this calculation, net assets for any period shall be equal to total assets less indebtedness of the Corporation, before taking into account any Incentive Fees payable during such period. Pre-Incentive Fee Net Investment Income used to calculate the income component of the Incentive Fee shall also be included in the amount of the total assets of the Corporation used to calculate the Base Management Fee. For purposes of this calculation, total assets of the Corporation shall exclude cash and cash equivalents and shall include assets purchased with borrowed funds.

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The income component of the Income and Capital Gains Incentive Fee Calculation with respect to the Pre-Incentive Fee Net Investment Income of the Corporation shall be calculated for each Performance Period, in arrears, as follows:

•	zero in any Performance Period in which the Pre-Incentive Fee Net Investment Income does not exceed the hurdle rate;

•	100.0% of the Pre-Incentive Fee Net Investment Income of the Corporation with respect to that portion of such Pre-Incentive Fee Net Investment Income, if any, that exceeds the hurdle rate but is less than 2.5% in any Performance Period; and

•	20.0% of the amount of the Pre-Incentive Fee Net Investment Income of the Corporation, if any, that exceeds 2.5% in any Performance Period.

The portion of the Pre-Incentive Fee Net Investment Income, which exceeds the hurdle rate but is less than 2.5% is the “catch-up” provision. These calculations shall be appropriately adjusted for any share issuances or repurchases during the Performance Period (based on the actual number of days elapsed relative to the total number of days in such Performance Period).

Capital Gains Component

The second part of the Income and Capital Gain Incentive Fee Calculation (the “Capital Gain Incentive Fee”) shall equal (a) 20.0% of the Capital Gain Incentive Fee Base of the Corporation (as defined below), if any, calculated in arrears as of the end of each calendar year (or upon termination of the Agreement, as of the termination date), commencing with the year ending December 31, 2010, less (b) the aggregate amount of any previously paid Capital Gain Incentive Fees. For purposes of this calculation, the Capital Gain Incentive Fee Base shall equal (1) the sum of (A) the realized capital gains of the Corporation, if any, on a cumulative positive basis from the date of the Corporation’s election to be treated as a business development company through the end of each calendar year (or upon termination of the Agreement as of the termination date), (B) all realized capital losses of the Corporation on a cumulative basis and (C) all unrealized capital depreciation of the Corporation on a cumulative basis, less (2) unamortized deferred financing costs of the Corporation as of the date of calculation, if and to the extent such costs exceed all unrealized capital appreciation on a cumulative basis.

The cumulative aggregate realized capital gains of the Corporation shall be calculated as the sum of the differences, if positive, between (a) the net sales price of each investment in the Corporation’s portfolio when sold and (b) the adjusted cost basis (as defined below) of such investment. The cumulative aggregate realized capital losses of the Corporation shall be calculated as the sum of the amounts by which (a) the net sales price of each investment in the Corporation’s portfolio when sold is less than (b) the adjusted cost basis of such investment. The aggregate unrealized capital depreciation of the Corporation shall be calculated as the sum of the differences, if negative, between (a) the valuation of each investment in the Corporation’s portfolio as of the applicable Capital Gain Incentive Fee calculation date and (b) the adjusted cost basis of such investment.

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The “adjusted cost basis” of an investment shall be equal to the accreted or amortized cost basis of such investment adjusted to exclude amounts, if any, recognized solely from the purchase accounting for any premium or discount paid for the acquisition of assets in a merger.

The sum of the Income Incentive Fee and the Capital Gain Incentive Fee shall be the Incentive Fee.

Limitation on Incentive Fee

Each quarterly Incentive Fee payable on the Income and Capital Gain Incentive Fee Calculation shall be subject to a cap (the “Incentive Fee Cap”). The Incentive Fee Cap in any Performance Period shall be equal to the difference between (a) 20.0% of Cumulative Pre-Incentive Fee Net Income Per Share (as defined below) and (b) Cumulative Incentive Fees Paid Per Share (as defined below). To the extent the Incentive Fee Cap is zero or a negative value in any Performance Period, no Incentive Fee shall be payable in that Performance Period. “Cumulative Pre-Incentive Fee Net Income Per Share” shall be equal to the “Pre-Incentive Fee Net Income Per Share” (as defined below) for each Performance Period since April 13, 2010, the effective date of the Corporation’s election to be treated as a business development company. “Pre-Incentive Fee Net Income Per Share” shall be equal to (a) the sum of (i) Pre-Incentive Fee Net Investment Income and (ii) Adjusted Capital Returns (as defined below) for the Performance Period divided by (b) the weighted average number of shares of common stock of the Corporation outstanding during such Performance Period. “Adjusted Capital Returns” for any Performance Period shall be the sum of the realized aggregate capital gains, realized aggregate capital losses, aggregate unrealized capital depreciation and aggregate unrealized capital appreciation for such Performance Period; provided that the calculation of realized aggregate capital gains, realized aggregate capital losses, aggregate unrealized capital depreciation and aggregate unrealized capital appreciation shall be calculated based on the adjusted cost basis (as defined above) of each investment of the Corporation. “Cumulative Incentive Fees Paid Per Share” is equal to the sum of Incentive Fees Paid Per Share for each Performance Period since April 13, 2010. “Incentive Fees Paid Per Share” for any Performance Period is equal to the Incentive Fees accrued and/or payable by the Corporation for such Performance Period divided by the weighted average number of shares of common stock of the Corporation outstanding during such Performance Period.

If, for any relevant Performance Period, the Incentive Fee Cap calculation results in the Corporation paying less than the amount of the Incentive Fee calculated above, then the difference between (a) the Incentive Fees accrued and/or payable by the Corporation for such Performance Period and (b) the Incentive Fee Cap multiplied by the weighted average number of shares of common stock of the Corporation outstanding during such Performance Period shall not be paid by the Corporation, and shall not be received by the Adviser, as an Incentive Fee, either at the end of such relevant Performance Period or at the end of any future Performance Period.

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